     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 22, 1997

                                                      REGISTRATION NO. 333-21917
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       WORLD OMNI 1997-A AUTOMOBILE LEASE
                              SECURITIZATION TRUST
                   (Issuer with respect to the Certificates)

                      WORLD OMNI LEASE SECURITIZATION L.P.
   (Originator of the Trust described herein and Transferor of the 99.8% SUBI
                           Certificate to the Trust)
                                 WORLD OMNI LT

        (Issuer with respect to the SUBI and the 99.8% SUBI Certificate)

                            AUTO LEASE FINANCE L.P.

   (Originator of World Omni LT and transferor of the SUBI and the 99.8% SUBI
                Certificate to the Transferor described herein)

             (Exact name of Registrant as specified in its charter)

               DELAWARE                                 7515                                63-1120743
   (State or other jurisdiction of          (Primary Standard Industrial                 (I.R.S. Employer
    incorporation or organization)          Classification Code Number)                Identification No.)

                             ---------------------
                              6150 OMNI PARK DRIVE
                             MOBILE, ALABAMA 36609
                                 (334) 639-7500

  (Address, including zip code, and telephone number, including area code, of principal executive offices of World Omni Lease Securitization L.P. and Auto
                              Lease Finance L.P.)

                             ---------------------
                                A. TUCKER ALLEN
                           120 NORTHWEST 12TH AVENUE
                         DEERFIELD BEACH, FLORIDA 33442
                                 (954) 429-2200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

                 CHARLES A. SWEET, ESQ.                                     DALE W. LUM, ESQ.
                  WILLIAMS & CONNOLLY                                        BROWN & WOOD LLP
                725 TWELFTH STREET, N.W.                                  555 CALIFORNIA STREET
                 WASHINGTON, D.C. 20005                              SAN FRANCISCO, CALIFORNIA 94104

                             ---------------------
    Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. []
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []
                                                           ---------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []
                          ---------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []
                             ---------------------
                        CALCULATION OF REGISTRATION FEE


=========================================================================================================================
                                                                              PROPOSED       PROPOSED
                    TITLE OF EACH CLASS                                       MAXIMUM        MAXIMUM
                    OF SECURITIES TO BE                      AMOUNT TO BE  OFFERING PRICE   AGGREGATE       AMOUNT OF
                        REGISTERED                            REGISTERED    PER UNIT(1)      PRICE(1)    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Automobile Lease Asset Backed Certificates, Class A-1......  $250,000,000       100%       $250,000,000   $75,757.58(5)
-------------------------------------------------------------------------------------------------------------------------
Automobile Lease Asset Backed Certificates, Class A-2......  $290,000,000       100%       $290,000,000   $87,878.79(5)
-------------------------------------------------------------------------------------------------------------------------
Automobile Lease Asset Backed Certificates, Class A-3......  $290,000,000       100%       $290,000,000   $87,878.79(5)
-------------------------------------------------------------------------------------------------------------------------
Automobile Lease Asset Backed Certificates, Class A-4......  $277,297,857       100%       $277,297,857     $84,029.65
-------------------------------------------------------------------------------------------------------------------------
1997-A Special Unit of Beneficial Interest(2)..............      (3)            (3)            (3)             (3)
-------------------------------------------------------------------------------------------------------------------------
99.8% 1997-A Special Unit of Beneficial Interest
  Certificate(4)...........................................      (3)            (3)            (3)             (3)
=========================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee.

(2) The 1997-A Special Unit of Beneficial Interest (the "SUBI") issued by World Omni LT will constitute a beneficial interest in a specified portion of the assets of World Omni LT, including certain lease contracts and the automobile and light duty trucks relating to such lease contracts. The SUBI is not being offered to investors hereunder but will be transferred by Auto Lease Finance L.P. to World Omni Lease Securitization L.P.

(3) Not applicable.

(4) The 99.8% 1997-A Special Unit of Beneficial Interest Certificate (the "99.8% SUBI Certificate") issued by World Omni LT will represent a 99.8% undivided interest in the SUBI. The 99.8% SUBI Certificate is not being offered to investors hereunder but will be transferred by Auto Lease Finance L.P. to World Omni Lease Securitization L.P. and then to the Trustee for the World Omni 1997-A Automobile Lease Securitization Trust issuing the Automobile Lease Asset Backed Certificates, Class A-1, Class A-2, Class A-3 and Class A-4.


(5) $303.03 of which was paid previously.

                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

            WORLD OMNI 1997-A AUTOMOBILE LEASE SECURITIZATION TRUST

                      WORLD OMNI LEASE SECURITIZATION L.P.

                            AUTO LEASE FINANCE L.P.

                                 WORLD OMNI LT

                             ---------------------

                        CROSS REFERENCE SHEET FURNISHED
                   PURSUANT TO RULE 501(B) OF REGULATION S-K

              ITEM AND CAPTION IN FORM S-1                CAPTION OR LOCATION IN PROSPECTUS
              ----------------------------                ---------------------------------
 1.    Forepart of Registration Statement and
         Outside Cover Page of Prospectus.........  Forepart of Registration Statement; Outside
                                                      Front Cover Page of Prospectus
 2.    Inside Front and Outside Back Cover Pages
         of Prospectus............................  Inside Front and Outside Back Cover Pages of
                                                      Prospectus
 3.    Summary Information, Risk Factors and Ratio
         of Earnings to Fixed Charges.............  Summary; Risk Factors
 4.    Use of Proceeds............................  Use of Proceeds
 5.    Determination of Offering Price............  *
 6.    Dilution...................................  *
 7.    Selling Security Holders...................  *
 8.    Plan of Distribution.......................  Underwriting
 9.    Description of Securities to be
         Registered...............................  Summary; The Trust and the SUBI; The
                                                      Contracts; Maturity, Prepayment and Yield
                                                      Considerations; Description of the
                                                      Certificates; Security for the Certificates
10.    Interests of Named Experts and Counsel.....  *
11.    Information With Respect to the
         Registrant...............................  The Trust and the SUBI; The Origination
                                                      Trust; The Transferor
12.    Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities..............................  *

---------------

* Answer negative or item inapplicable.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION

PROSPECTUS        PRELIMINARY PROSPECTUS DATED APRIL 22, 1997


                          $1,107,297,857 (APPROXIMATE)

            WORLD OMNI 1997-A AUTOMOBILE LEASE SECURITIZATION TRUST

                           $250,000,000 (APPROXIMATE)

               % AUTOMOBILE LEASE ASSET BACKED CERTIFICATES, CLASS A-1

                           $290,000,000 (APPROXIMATE)

               % AUTOMOBILE LEASE ASSET BACKED CERTIFICATES, CLASS A-2

                           $290,000,000 (APPROXIMATE)

               % AUTOMOBILE LEASE ASSET BACKED CERTIFICATES, CLASS A-3

                           $277,297,857 (APPROXIMATE)


               % AUTOMOBILE LEASE ASSET BACKED CERTIFICATES, CLASS A-4


                      WORLD OMNI LEASE SECURITIZATION L.P.
                                  (TRANSFEROR)

                           WORLD OMNI FINANCIAL CORP.
                                   (SERVICER)
                               ------------------

    The Automobile Lease Asset Backed Certificates (the "Certificates") will represent undivided interests in the World Omni 1997-A Automobile Lease Securitization Trust (the "Trust") formed pursuant to a Securitization Trust Agreement between World Omni Lease Securitization L.P. (the "Transferor") and First Bank National Association, as trustee (the "Trustee"). The property of the Trust will consist of an undivided 99.8% interest in a Special Unit of Beneficial Interest (the "SUBI"), which, in turn, will evidence a beneficial interest in certain specified assets of World Omni LT, an Alabama trust (the "Origination Trust"), monies on deposit in the Reserve Fund, the Residual Value Surplus Account and in certain other accounts and certain other assets, as described more fully under "The Trust and the SUBI". The assets of the Origination Trust (the "Origination Trust Assets") will consist of retail closed-end lease contracts assigned to the Origination Trust by dealers in the World Omni Financial Corp. ("World Omni") network of dealers, the automobiles and light duty trucks relating thereto and payments made under certain insurance policies relating to such lease contracts, the related lessees and such leased vehicles, including the Residual Value Insurance Policy, and certain other assets, as more fully described under "The Origination Trust -- Property of the Origination Trust". World Omni will service the lease contracts included in the Origination Trust Assets.
                                                  (Cover continued on next page)


FOR A DISCUSSION OF MATERIAL RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE CLASS A CERTIFICATES, SEE "RISK FACTORS" ON PAGE 23 HEREIN.

                               ------------------

 THE CLASS A CERTIFICATES WILL REPRESENT BENEFICIAL INTERESTS IN THE TRUST AND
       WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF WORLD OMNI LEASE SECURITIZATION L.P., AUTO LEASE FINANCE L.P., WORLD OMNI LT, WORLD OMNI
                                FINANCIAL CORP.
                     OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR
        HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
            SECURITIES COMMISSION PASSED UPON THE ACCURACY OR AD-
                EQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


=============================================================================================================================
                                                                                  UNDERWRITING
                                                           PRICE TO              DISCOUNTS AND             PROCEEDS TO
                                                          PUBLIC(1)              COMMISSIONS(2)        THE TRANSFEROR(1)(3)
-----------------------------------------------------------------------------------------------------------------------------
Per Class A-1 Certificate.........................            %                        %                        %
-----------------------------------------------------------------------------------------------------------------------------
Per Class A-2 Certificate.........................            %                        %                        %
-----------------------------------------------------------------------------------------------------------------------------
Per Class A-3 Certificate.........................            %                        %                        %
-----------------------------------------------------------------------------------------------------------------------------
Per Class A-4 Certificate.........................            %                        %                        %
-----------------------------------------------------------------------------------------------------------------------------
Total.............................................            $                        $                        $
=============================================================================================================================


(1) Plus accrued interest, if any, calculated at the related Certificate Rate from and including the date of initial issuance.
(2) The Transferor and World Omni have agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933. See "Underwriting".

(3) Before deducting expenses payable by the Transferor estimated to be $950,000.

                               ------------------


     The Class A Certificates are offered by the Underwriters when, as and if issued by the Transferor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Class A Certificates in book-entry form will be made through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the
Euroclear System, on or about April   , 1997, against payment in immediately
available funds.

                               ------------------
MERRILL LYNCH & CO.

                   CS FIRST BOSTON


                                      BA SECURITIES, INC.


                                                  SALOMON BROTHERS INC

                               ------------------

                 The date of this Prospectus is April   , 1997.

(Cover continued from previous page)

    The SUBI initially will evidence a beneficial interest in a specified portion of the Origination Trust Assets, including certain lease contracts, the automobiles and light duty trucks relating to such lease contracts, certain monies due under or payable in respect of such lease contracts and leased vehicles on or after March 1, 1997, payments made under certain insurance policies relating to such lease contracts, the related lessees and such leased vehicles, including the Residual Value Insurance Policy, and certain other Origination Trust Assets, as more fully described under "The Trust and the SUBI -- The SUBI" (collectively, the "SUBI Assets"). From time to time until principal is first distributed to the Certificateholders, as described below, principal collections on or in respect of the SUBI Assets will be reinvested in additional lease contracts assigned to the Origination Trust by dealers in the World Omni network of dealers, together with the automobiles and light duty trucks relating thereto, which at the time of reinvestment will become SUBI Assets. The SUBI will not evidence a direct interest in the SUBI Assets, nor will it represent a beneficial interest in all of the Origination Trust Assets. Payments made on or in respect of the Origination Trust Assets not represented by the SUBI will not be available to make payments on the Certificates. For further information regarding the Trust, the SUBI and the Origination Trust, see "The Trust and the SUBI" and "The Origination Trust".


    The Certificates will consist of four classes of senior certificates (respectively, the "Class A-1 Certificates", the "Class A-2 Certificates", the "Class A-3 Certificates" and the "Class A-4 Certificates", and collectively, the "Class A Certificates") and one class of subordinated certificates (the "Class B Certificates"). The Class A Certificates will be the only Certificates offered hereby. The initial principal amount of the Class B Certificates will be approximately $65,839,332, and the Class B Certificates will be subordinated to the Class A Certificates to the extent described herein. The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class B Certificates initially will respectively evidence in the aggregate 20.88%, 24.23%, 24.23%, 23.16% and 5.50% undivided interests in the 99.8% interest in the SUBI and the other assets of the Trust to the extent described herein. The Transferor will own the undivided interest in the Trust not represented by the Certificates (the "Transferor Interest"). The initial principal amount of the Transferor Interest will be approximately $23,941,575, and the Transferor Interest will be subordinated to the Certificates as described herein. For further information regarding the Certificates, see "Description of the Certificates".



    In general, no principal payments will be made on the Class A-2 Certificates until the Class A-1 Certificates have been paid in full, no principal payments will be made on the Class A-3 Certificates until the Class A-1 Certificates and the Class A-2 Certificates have been paid in full, and no principal payments will be made on the Class A-4 Certificates until the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates have been paid in full.



    Interest on the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates will accrue at the respective fixed per annum interest rates specified above and will be distributed to holders of the Class A Certificates on the twenty-fifth day of each month (or, if such day is not a Business Day, on the next succeeding Business Day), beginning May 27, 1997 (each, a "Distribution Date"). Principal will be distributed to holders of the Certificates to the extent described herein on each Distribution Date beginning in June 1998, or, in certain limited circumstances, earlier, as more fully described herein. The Final Scheduled Distribution Date will occur in June 2003.


    There currently is no secondary market for the Class A Certificates and there is no assurance that one will develop. The Underwriters expect, but will not be obligated, to make a market in each Class of Class A Certificates. There is no assurance that any such market will develop, or if one does develop, that it will continue.

    As more fully described under "Ratings of the Class A Certificates", it is a condition of issuance that each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services rates each Class of Class A Certificates in its highest rating category.

                            ------------------------


    Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of any class of Certificates. Such transactions may include stabilizing. For a description of these activities, see "Underwriting".


                            ------------------------

                             AVAILABLE INFORMATION

    The Transferor, as originator of the Trust, has filed with the Securities and Exchange Commission (the "Commission") on behalf of the Trust a Registration Statement on Form S-1 (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Class A Certificates being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511 and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                                     INDEX


                        SECTION                           PAGE
                        -------                           ----
Available Information...................................     2
Index...................................................     3
Overview of Transaction.................................     4
Summary.................................................     5
Risk Factors............................................    23
 Limited Liquidity; Absence of Secondary Market.........    23
 Reimbursement of Loss Amounts..........................    23
 Maturity and Prepayment Considerations.................    24
 Sequential Payment of Principal on the Certificates....    25
 Geographic, Economic and Other Factors.................    26
 Consumer Protection Laws...............................    26
 ERISA Liabilities......................................    27
 Vicarious Tort Liability...............................    27
 Insolvency of World Omni; Substantive Consolidation
   with World Omni......................................    28
The Trust and the SUBI..................................    29
 General................................................    29
 The Trust..............................................    29
 The SUBI...............................................    30
The Origination Trust...................................    31
 General................................................    31
 Allocation of Origination Trust Liabilities............    31
 ALFI and ALFI L.P......................................    32
 The Origination Trustee................................    32
 Property of the Origination Trust......................    32
 Contract Origination; Titling of Leased Vehicles.......    32
Use of Proceeds.........................................    33
The Transferor..........................................    33
World Omni..............................................    34
 General................................................    34
 Lease Contract Underwriting Procedures.................    35
 Insurance..............................................    36
 Collection, Repossession and Disposition Procedures....    36
 Delinquency, Repossession and Loss Data................    37
The Contracts...........................................    39
 General................................................    39
 Characteristics of the Contracts.......................    42
   General..............................................    42
   Distribution of the Initial Leased Vehicles by
     Make...............................................    42
   Distribution of the Initial Contracts by Lease
     Rate...............................................    43
   Distribution of the Initial Contracts by Maturity....    43
   Distribution of the Initial Contracts by State.......    43
 Representations, Warranties and Covenants..............    43
Maturity, Prepayment and Yield Considerations...........    45
Class A Certificate Factors and Trading Information;
 Reports to Class A Certificateholders..................    50
Description of the Certificates.........................    50
 General................................................    50
 Transfer of the SUBI Interest..........................    51
 Reallocation Payments and Reallocation Deposit
   Amounts..............................................    51
 Calculation of Investor Percentage and Transferor
   Percentage...........................................    52
 Certain Payments to the Transferor.....................    53
 Distributions on the Certificates......................    53
   General..............................................    53
   Distributions of Interest............................    53
   Application and Distributions of Principal...........    57
 Early Amortization Events..............................    59
 Statements to Certificateholders.......................    61
 Termination of the Trust; Retirement of the
   Certificates.........................................    62
 Book-Entry Registration................................    63
 Definitive Certificates................................    65
Security for the Certificates...........................    66
 General................................................    66
 The Accounts...........................................    67
   The Distribution Account.............................    67
   The SUBI Collection Account..........................    67
   The Residual Value Surplus Account...................    68
   Maintenance of the Accounts..........................    69
   Permitted Investments................................    69
   The Reserve Fund.....................................    69
 The Residual Value Insurance Policy....................    73
 The Contingent and Excess Liability Insurance
   Policies.............................................    75
Additional Document Provisions..........................    75
 Additional Agreement Provisions........................    75
   No Petition..........................................    75



                        SECTION                           PAGE
                        -------                           ----
   Amendment............................................    76
   List of Certificateholders...........................    76
   The Trustee..........................................    77
   Governing Law........................................    77
 The SUBI Trust Agreement...............................    77
   The SUBI, the Other SUBIs and the UTI................    77
   Special Obligations of ALFI L.P. as Beneficiary and
     Grantor............................................    78
   Origination Trustee Duties and Powers; Fees and
     Expenses...........................................    78
   Indemnity of Trustee and Trust Agents................    80
   Termination..........................................    80
   No Petition..........................................    80
   Amendment............................................    80
   Governing Law........................................    80
   Trustee as Third-Party Beneficiary...................    81
 The Servicing Agreement................................    81
   General..............................................    81
   Custody of Contract Documents and Certificates of
     Title..............................................    81
   Collections..........................................    81
   Notification of Liens and Claims.....................    82
   Advances.............................................    82
   Security Deposits....................................    82
   Insurance on Leased Vehicles.........................    83
   Realization Upon Charged-off Contracts...............    83
   Matured Leased Vehicle Inventory.....................    84
   Records, Servicer Determinations and Reports.........    84
   Evidence as to Compliance............................    84
   Compliance with ERISA................................    85
   Servicing Compensation...............................    85
   Servicer Resignation and Termination.................    86
   Indemnification by the Servicer......................    86
   Events of Servicing Termination......................    86
   Rights Upon Event of Servicing Termination...........    87
   No Petition..........................................    87
   Amendment............................................    87
   Termination..........................................    87
   Governing Law........................................    88
   Trustee as Third-Party Beneficiary...................    88
Certain Legal Aspects of the Origination Trust and the
 SUBI...................................................    88
 The Origination Trust..................................    88
 The SUBI...............................................    88
 Insolvency Related Matters.............................    89
 Legal Proceedings......................................    89
Certain Legal Aspects of the Contracts and the Leased
 Vehicles...............................................    89
 Back-up Security Interests.............................    89
 Vicarious Tort Liability...............................    90
 Repossession of Leased Vehicles........................    91
 Deficiency Judgments...................................    92
 Consumer Protection Laws...............................    92
 Other Limitations......................................    93
Material Income Tax Considerations......................    93
 Federal Taxation.......................................    93
   General..............................................    93
   Characterization of the Class A Certificates as
     Indebtedness.......................................    94
   Taxation of Interest and Discount Income.............    94
   Sales of Class A Certificates........................    96
   Federal Income Tax Consequences to Foreign
     Investors..........................................    96
   Backup Withholding...................................    97
   Possible Alternative Treatment of the Class A
     Certificates.......................................    97
 Florida Income Taxation................................    97
ERISA Considerations....................................    98
Underwriting............................................   100
Notice to Canadian Residents............................   101
Ratings of the Class A Certificates.....................   102
Legal Matters...........................................   102
Experts.................................................   103
Index of Capitalized Terms..............................   104
Index to Financial Statements of American International
 Specialty Lines Insurance Company......................   106
Global Clearance, Settlement and Tax Documentation
 Procedures.............................................   A-1

                        [OVERVIEW OF TRANSACTION CHART]

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. See the Index of Capitalized Terms at page 101 for the location herein of certain capitalized terms.


Overview...................  Certain motor vehicle dealers ("Dealers") in the
                             World Omni Financial Corp. ("World Omni") network of dealers have assigned, and will assign, closed-end retail automobile and light duty truck leases to World Omni LT, an Alabama trust (the "Origination Trust"). The Origination Trust was created in 1993 to avoid the administrative difficulty and expense associated with retitling leased vehicles in the securitization of automobile and light duty truck leases. The Origination Trust has issued to Auto Lease Finance L.P. ("ALFI L.P.") an Undivided Trust Interest (the "UTI") representing the entire beneficial interest in the unallocated assets of the Origination Trust. ALFI L.P. will instruct the trustee of the Origination Trust to allocate a separate portfolio of leases and leased vehicles within the Origination Trust and create a special unit of beneficial interest (the "SUBI") which will represent the entire beneficial interest in such portfolio. Upon its creation, such portfolio will no longer be a part of the Origination Trust Assets represented by the UTI. ALFI L.P. will sell its interest in the SUBI to World Omni Lease Securitization L.P. (the "Transferor") and the Transferor will in turn contribute a 99.8% interest in the SUBI to the World Omni 1997-A Automobile Lease Securitization Trust (the "Trust"). In return, the Trust will issue five classes of Certificates, including the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates being offered hereby. The undivided interest in the Trust not evidenced by the Certificates will be permanently retained by the Transferor. ALFI L.P. has caused and from time to time in the future may cause additional special units of beneficial interest similar to the SUBI ("Other SUBIs") to be created out of the UTI and sold to the Transferor or one or more other entities. The Trust and the Certificateholders will have no interest in the UTI, any Other SUBI or any assets of the Origination Trust evidenced by the UTI or any Other SUBI.



The Trust..................  The Trust will be formed pursuant to a securitization trust agreement dated as of April 1, 1997 (the "Agreement"), between the Transferor and First Bank National Association ("First Bank"), as trustee (in such capacity, the "Trustee"). The property of the Trust will consist primarily of an undivided 99.8% interest (the "SUBI Interest") in the SUBI, which will evidence a beneficial interest in certain specified assets of the Origination Trust (including Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy), and monies on deposit in the Reserve Fund, the Residual Value Surplus Account and in certain other accounts established as described herein.


                             The Origination Trust was formed by ALFI L.P., as grantor and initial beneficiary, and VT Inc., as trustee (the "Origination Trustee"). The sole general partner of ALFI L.P. is Auto Lease Finance, Inc., a Delaware corporation ("ALFI") which is a wholly owned, special purpose subsidiary of World Omni. ALFI may not transfer its general partnership interest in ALFI L.P. so long as any financings involving interests in the Origination Trust (including the transaction described herein) are outstanding. The sole limited partner of ALFI L.P. is World

                             Omni. VT Inc. is an Alabama corporation and a wholly owned, special purpose subsidiary of First Bank that was organized solely for the purpose of acting as Origination Trustee. VT Inc. is not affiliated with World Omni or any affiliate thereof. For further information regarding the Origination Trustee, see "The Origination
                             Trust -- The Origination Trustee".

                             The Origination Trust Assets consist of retail closed-end lease contracts assigned to the Origination Trust by Dealers, the automobiles and light duty trucks relating thereto and all proceeds thereof and payments made under certain insurance policies relating to such contracts, the related lessees or such leased vehicles, including the Residual Value Insurance Policy. The SUBI initially will evidence a beneficial interest in a specified portion of the Origination Trust Assets, including certain lease contracts (the "Initial Contracts") originated by Dealers located throughout the United States, the automobiles and light duty trucks relating thereto (the "Initial Leased Vehicles"), certain monies due under or payable in respect of the Initial Contracts and the Initial Leased Vehicles on or after March 1, 1997 (the "Initial Cutoff Date"), payments made under certain insurance policies (including Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy) relating to the Initial Contracts, the related lessees and the Initial Leased Vehicles and certain related assets and rights (collectively, the "SUBI Assets"). For further information regarding the SUBI Assets, see "The Trust and the SUBI -- The SUBI".

                             Prior to the time when principal is first distributed to Certificateholders as described herein, payments made on or in respect of the SUBI Assets allocable to principal will be reinvested in additional retail closed-end lease contracts (the "Subsequent Contracts" and, together with the Initial Contracts, the "Contracts") originated and assigned to the Origination Trust by Dealers located throughout the United States and the automobiles and light duty trucks relating thereto (the "Subsequent Leased Vehicles" and, together with the Initial Leased Vehicles, the "Leased Vehicles"). At the time of such reinvestment, the related Subsequent Contracts and Subsequent Leased Vehicles, together with certain related Origination Trust Assets, will become SUBI Assets. For further information regarding the Subsequent Contracts and Subsequent Leased Vehicles, see "Summary -- The Revolving Period; Subsequent Contracts and Subsequent Leased Vehicles" and "The Trust and the SUBI -- The SUBI".


                             The Dealers comprising the sources for Contracts and Leased Vehicles are members of World Omni's network of dealers. These Dealers offer automobiles and light duty trucks for lease pursuant to World Omni-approved terms and documentation. For further information regarding World Omni's lease business, see "World Omni".



                             The SUBI will evidence an indirect beneficial interest, rather than a direct legal interest, in the SUBI Assets. The SUBI will not represent a beneficial interest in any Origination Trust Assets other than the SUBI Assets. Payments made on or in respect of Origination Trust Assets other than the SUBI Assets will not be available to make payments on the Certificates.

                             The 0.2% interest in the SUBI not transferred to the Trustee will be permanently retained by the Transferor (the "Retained SUBI Interest"). Accordingly, the Transferor will be entitled to receive 0.2% of all payments made on or in respect of the SUBI Assets and will share in 0.2% of all losses and liabilities incurred by the SUBI Assets. Any payments made in respect of the Retained SUBI Interest will not be available to make payments on the Certificates. For further information regarding the SUBI, see "Summary -- Security for the Certificates -- The SUBI", "The Trust and the
                             SUBI -- The SUBI" and "The Origination Trust".

The Transferor.............  The Transferor is a Delaware limited partnership, the sole general partner of which is World Omni Lease Securitization, Inc., a Delaware corporation ("WOLSI"), which is a wholly owned, special purpose subsidiary of World Omni. WOLSI may not transfer its general partnership interest in the Transferor so long as any financings involving interests formerly or partially held by it in the Origination Trust (including the transaction described herein) are outstanding. The sole limited partner of the Transferor is World Omni.

World Omni.................  World Omni is a Florida corporation that is a wholly owned subsidiary of JM Family Enterprises, Inc., a Delaware corporation ("JMFE"). JMFE also wholly owns Southeast Toyota Distributors, Inc. ("SET"), which is the exclusive distributor of Toyota automobiles and light duty trucks in Florida, Alabama, Georgia, North Carolina and South Carolina (the "Five State Area"). As more fully described under "World Omni", World Omni provides consumer lease and installment contract financing to retail customers of, and floorplan and other dealer financing to, Dealers that are located throughout the United States. World Omni wholly owns both ALFI and WOLSI.


                             Pursuant to an amended and restated servicing agreement dated as of July 1, 1994, as amended, to be supplemented by a servicing supplement dated as of April 1, 1997 (collectively, the "Servicing Agreement"), each between World Omni and the Origination Trustee, World Omni will act as the initial servicer of the Origination Trust Assets, including the SUBI Assets (in such capacity, the "Servicer"). The Trustee will be a third party beneficiary of the Servicing Agreement, as described under "Additional Document
                             Provisions -- The Servicing Agreement -- Trustee as Third-Party Beneficiary".



Securities Offered.........  The Automobile Lease Asset Backed Certificates (the
                             "Certificates") will represent fractional undivided interests in the Trust. The Certificates will consist of four classes of senior certificates (the "Class A-1 Certificates", the "Class A-2 Certificates", the "Class A-3 Certificates" and the "Class A-4 Certificates", respectively, and collectively, the "Class A Certificates") and one class of subordinated certificates (the "Class B Certificates"). Generally, no principal payments will be made on the Class A-2 Certificates until the Class A-1 Certificates have been paid in full, no principal payments will be made on the Class A-3 Certificates until the Class A-1 Certificates and the Class A-2 Certificates have been paid in full, and no principal payments will be made on the Class A-4 Certificates until the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates have been paid in full, in each case as more fully described under "Description of the
                             Certificates -- Distributions on the

                             Certificates -- Application and Distributions of Principal -- Amortization Period". The Class B Certificates will be subordinated to the Class A Certificates so that (i) interest payments generally will not be made in respect of the Class B Certificates until interest in respect of the Class A Certificates has been paid, (ii) principal payments generally will not be made in respect of the Class B Certificates until the Class A-1, Class A-2 and Class A-3 Certificates have been paid in full and (iii) if other sources available to make payments of principal and interest on the Class A-4 Certificates are insufficient, amounts that otherwise would be paid in respect of the Class B Certificates generally will be available for that purpose, as more fully described under "Description of the Certificates -- Distributions on the Certificates". The undivided interest in the Trust not represented by the Certificates will be permanently retained by the Transferor (the "Transferor Interest"). The Transferor Interest will be subordinated to the Certificates as described under "Summary -- Security for the Certificates -- Subordination of the Transferor Interest". Only the Class A Certificates are being offered hereby. The Class A Certificates will be issued in book-entry form in minimum denominations of $1,000 and integral multiples thereof, as set forth under "Description of the
                             Certificates -- Book-Entry Registration" and
                             "-- Definitive Certificates". The Class B
                             Certificates will be sold in one or more private placements.



                             Each Certificate will represent the right to receive monthly payments of interest at the related Certificate Rate and, to the extent described herein, monthly payments of principal during the Amortization Period. These payments will be funded from a portion of the payments received by the Trust on or in respect of the SUBI Interest (i.e., from a portion of 99.8% of the payments received on or in respect of the Contracts and the Leased Vehicles) and, in certain circumstances, from Excess Collections, monies on deposit in the Residual Value Surplus Account, the Servicing Fee (so long as World Omni is the Servicer), Transferor Amounts that otherwise would be distributable in respect of the Transferor Interest, Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy and monies on deposit in the Reserve Fund. Interests in the assets of the Trust will be allocated among the Class A-1 Certificateholders (the "Class A-1 Interest"), the Class A-2 Certificateholders (the "Class A-2 Interest"), the Class A-3 Certificateholders (the "Class A-3 Interest"), the Class A-4 Certificateholders (the "Class A-4 Interest" and, together with the Class A-1 Interest, the Class A-2 Interest and the Class A-3 Interest, the "Class A Interest"), the Class B Certificateholders (the "Class B Interest" and, together with the Class A Interest, the "Investor Interest") and the Transferor Interest.



                             On the date of initial issuance of the Certificates (the "Closing Date"), the Trust will issue approximately $250,000,000 aggregate principal amount of Class A-1 Certificates (the "Initial Class A-1 Certificate Balance"), approximately $290,000,000 aggregate principal amount of Class A-2 Certificates (the "Initial Class A-2 Certificate Balance"), approximately $290,000,000 aggregate principal amount of Class A-3 Certificates (the "Initial Class A-3 Certificate Balance"), approximately $277,297,857 aggregate principal amount of Class A-4 Certificates (the "Initial Class A-4 Certificate Balance" and, together with the Initial

                             Class A-1 Certificate Balance, the Initial Class A-2 Certificate Balance and the Initial Class A-3 Certificate Balance, the "Initial Class A Certificate Balance") and approximately $65,839,332 aggregate principal amount of Class B Certificates (the "Initial Class B Certificate Balance" and, together with the Initial Class A Certificate Balance, the "Initial Certificate Balance"). The aggregate principal amounts of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and the Class B Certificates will, except in certain circumstances described under "Summary -- The Revolving Period; Subsequent Contracts and Subsequent Leased Vehicles", remain fixed at their respective Initial Certificate Balances during the Revolving Period and, to the extent described herein, will decline thereafter during the Amortization Period as principal is paid on the Certificates. The "Class Certificate Balance" of any Class of Certificates on any day will equal the Initial Class Certificate Balance, reduced by the sum of all distributions made in respect of principal (including any reimbursements of Loss Amounts allocable to such Class and Certificate Principal Loss Amounts in respect of such Class) on or prior to such day on the related Class of Certificates and those Certificate Principal Loss Amounts in respect of such Class, if any, which have not been reimbursed as described herein. The "Class A Certificate Balance" will mean the sum of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificate Balances. The "Certificate Balance" with respect to the Certificates will mean the sum of the Class A Certificate Balance and the Class B Certificate Balance.



                             The amount of the Transferor Interest will initially equal approximately $23,941,575 (which amount will equal 2.0% of 99.8% of the Aggregate Net Investment Value as of the Initial Cutoff Date) and on any day will equal the difference between 99.8% of the Aggregate Net Investment Value, calculated as described under "Summary -- Security for the Certificates -- The SUBI -- The Contracts", and the Certificate Balance. As more fully described under "Description of the Certificates -- General", the Aggregate Net Investment Value can change daily. Because the Transferor Interest will represent the interest in the Trust not represented by the Certificates, the amount of the Transferor Interest can decrease daily as the Aggregate Net Investment Value decreases and can increase on a Distribution Date to reflect reductions in the Certificate Balance, but will never exceed the initial amount of the Transferor Interest.


Registration of the
Certificates...............  Each Class of Class A Certificates initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC"). A person acquiring an interest in the Class A Certificates (each, a "Certificate Owner") may elect to hold his or her interest through DTC, in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or Morgan Guaranty Trust Company of New York, the relevant depositaries (collectively, the "Depositaries") of Cedel or Euroclear, respectively, and each a participating member of DTC. No Certificate Owner will be able to receive a definitive certificate representing such person's interest, except in the limited circumstances described under "Description of the Certificates -- Definitive Certificates". Unless and until definitive certificates are issued, Certificate Owners will not be recognized as holders of record of Class A Certificates and will be permitted to exercise the rights of such holders only indirectly through DTC. For further information regarding book-entry registration of the Class A Certificates, see "Description of the Certificates -- General" and "-- Book-Entry Registration".


Interest...................  On the twenty-fifth day of each month or, if such day is not a Business Day, on the next succeeding Business Day, beginning May 27, 1997 (each, a "Distribution Date"), distributions in respect of the Class A Certificates will be made to the holders of record of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (respectively, the "Class A-1 Certificateholders", the "Class A-2 Certificateholders", the "Class A-3 Certificateholders" and the "Class A-4 Certificateholders", and collectively, the "Class A Certificateholders") as of the day immediately preceding such Distribution Date or, if Definitive Certificates are issued, the last day of the immediately preceding calendar month (each such date, a "Record Date"). On each Distribution Date, the Trustee will distribute interest for the related Interest Period to the Class A Certificateholders, based on the related Class Certificate Balance as of the immediately preceding Distribution Date (after giving effect to reductions in such Class Certificate Balance as of such immediately preceding Distribution Date) or, in the case of the first Distribution Date, on the Initial Class Certificate Balance, in the case of
                             (i) the Class A-1 Certificates, at an annual
                             percentage rate equal to      % (the "Class A-1
                             Certificate Rate"), (ii) the Class A-2
                             Certificates, at an annual percentage rate equal to
                                  % (the "Class A-2 Certificate Rate"), (iii)
                             the Class A-3 Certificates, at an annual percentage
                             rate equal to      % (the "Class A-3 Certificate
                             Rate") and (iv) the Class A-4 Certificates, at an
                             annual percentage rate equal to      % (the "Class
                             A-4 Certificate Rate"). Interest in respect of the Class A Certificates will accrue for the period from and including the Distribution Date in each month to but excluding the Distribution Date in the immediately succeeding month (or, in the case of the first Distribution Date, from and including the Closing Date) (each, an "Interest Period"). All such payments will be calculated on the basis of a 360-day year consisting of twelve 30-day months.



                             The final scheduled Distribution Date for the Certificates (the "Final Scheduled Distribution Date") will be the June 2003 Distribution Date. A "Business Day" will be a day other than a Saturday or Sunday or a day on which banking institutions in the States of Alabama, Florida, Illinois or New York are authorized or obligated by law, executive order or government decree to be closed. As described under "Description of the
                             Certificates -- Distributions on the
                             Certificates -- Distributions of Interest", distributions in respect of interest on the Class B Certificates will be subordinated to distributions in respect of interest on the Class A Certificates under certain circumstances.

The Revolving Period;
  Subsequent Contracts and
  Subsequent Leased
  Vehicles.................  No principal will be payable on the Certificates until the June 1998 Distribution Date or, upon the occurrence of an Early Amortization Event, until the Distribution Date in the month immediately succeeding the month in which such Early Amortization Event occurs. From and including the Closing Date and ending on the day immediately preceding the commencement of the Amortization Period (i.e., the earlier of May 1, 1998 or the date of an Early Amortization Event) (the "Revolving Period"), all Principal Collections and reimbursements of Loss Amounts will be reinvested in Subsequent Contracts and Subsequent Leased Vehicles so as to maintain the Class A-1, Class A-2, Class A-3, Class A-4 and Class B Certificate Balances at constant levels during the Revolving Period, except to the extent there are unreimbursed Certificate Principal Loss Amounts in respect of any such Class, in which case the Certificate Balance of the related Class of Certificates will decrease until such time, if any, as such Certificate Principal Loss Amounts are reimbursed as described under "Description of the Certificates -- Distributions on the
                             Certificates -- Distributions of Interest". The events that might lead to the termination of the Revolving Period prior to its scheduled termination date are described under "Description of the Certificates -- Early Amortization Events".



                             Prior to the twenty-fifth calendar day (i) in each month (beginning May 1997) during the Revolving Period and (ii) if no Early Amortization Event has occurred, in the month in which the Amortization Date occurs, on one or more days selected by the Servicer (each, a "Transfer Date"), the Servicer will direct the Origination Trustee to reinvest Principal Collections and certain Loss Amounts that otherwise would be reimbursed to the Certificateholders in certain lease contracts and the related leased vehicles of the Origination Trust that are not evidenced by the SUBI or any Other SUBI. Upon such reinvestment, the related Subsequent Contracts and Subsequent Leased Vehicles will become SUBI Assets. If on the twenty-fifth calendar day of any month (beginning May 1997) during the Revolving Period the amount of Principal Collections as of the last day of the immediately preceding month that have not been reinvested in Subsequent Contracts and Subsequent Leased Vehicles exceeds $1,000,000, an Early Amortization Event will occur, the Revolving Period will terminate as of such day and all unreinvested Principal Collections and certain reimbursed Loss Amounts will be distributed as principal to Certificateholders on the immediately succeeding Distribution Date. For further details concerning the application of Principal Collections and Loss Amounts, see "Summary -- Amortization Period; Principal Payments", "Risk Factors -- Reimbursement of Loss Amounts", "The Trust and the SUBI -- The SUBI" and "Description of the
                             Certificates -- Distributions on the
                             Certificates -- Application and Distributions of Principal -- Revolving Period".


                             The Subsequent Contracts and Subsequent Leased Vehicles will be selected from the Origination Trust's portfolio of lease contracts and related vehicles that are not allocated to (or reserved for allocation to) any Other SUBI, based on the same criteria as are applicable to the Initial Contracts and the other criteria described under the "The Contracts -- Representations, Warranties and Covenants". The reinvestment of Principal Collections (and reimbursement of Loss Amounts) will be made in the available lease contracts with the earliest origination dates, except that certain lease contracts booked from February 28, 1997 through April 7, 1997 shall be reserved for allocation to the SUBI and will be used first, and if allocations are being made in respect of any one or more previous Other SUBIs at the same time out of the Origination Trust's general pool of unreserved lease contracts, reinvestment will be made first in respect of such previous Other SUBI(s). For further information regarding the Subsequent Contracts and Subsequent Leased Vehicles, see "The Contracts".



                             "Principal Collections" will mean, with respect to any Collection Period, all Collections allocable to the principal component of any Contract (including any payment in respect of the related Leased Vehicle, but other than any payment as to which a Loss Amount has been realized and allocated during any prior Collection Period), discounted to the extent required below. A "Collection Period" will be each calendar month (or, with respect to the first Collection Period, the months of March and April 1997). For purposes of determining Principal Collections, the principal component of all payments made on or in respect of a Contract (or the related Leased Vehicle) with a Lease Rate less than approximately 9.25% (each, a "Discounted Contract") will be discounted at a rate of approximately 9.25%, thereby effectively reallocating a portion of the payments received in respect of the principal component of the Contracts to Interest Collections and providing additional credit enhancement for the benefit of the Certificateholders. "Collections" with respect to any Collection Period will include all net collections collected or received in respect of the Contracts and Leased Vehicles during such Collection Period other than Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy, such as Monthly Payments (including amounts in the SUBI Collection Account that previously constituted Payments Ahead but which represent Monthly Payments due during such Collection Period), Prepayments, Advances, Net Matured Leased Vehicle Proceeds (including amounts withdrawn from the Residual Value Surplus Account to offset certain Residual Value Losses in respect of Leased Vehicles relating to Matured Contracts and certain Matured Leased Vehicle Expenses, but not including any Residual Value Surplus deposited into the Residual Value Surplus Account in respect of such Collection Period), Net Repossessed Vehicle Proceeds and other Net Liquidation Proceeds and any Undistributed Transferor Excess Collections in respect of the immediately preceding Collection Period, less an amount equal to the sum of (i) Payments Ahead with respect to one or more future Collection Periods, (ii) amounts paid to the Servicer in respect of outstanding Advances and
                             (iii) Additional Loss Amounts in respect of such Collection Period. In addition, if such Collection Period occurs during the Revolving Period, amounts otherwise payable to the Certificateholders on the related Distribution Date as reimbursement of Loss Amounts allocable to the Investor Interest (as described under "Description of the
                             Certificates -- Distributions on the
                             Certificates -- Distributions of Interest") will be treated as Principal Collections and reinvested in Subsequent Contracts and Subsequent Leased Vehicles as described above. "Interest Collections" with respect to any Collection Period generally will equal the amount by which

                             Collections exceed Principal Collections. "Net Repossessed Vehicle Proceeds" will equal Repossessed Vehicle Proceeds net of Repossessed Vehicle Expenses, and "Net Liquidation Proceeds" will equal Liquidation Proceeds net of Liquidation Expenses.


Amortization Period;
Principal Payments.........  The "Amortization Period" will commence on the earlier of May 1, 1998 (the "Amortization Date") or the day on which an Early Amortization Event occurs, and will end when each Class of Certificates has been paid in full and all Certificate Principal Loss Amounts and Class B Certificate Principal Carryover Shortfalls, if any, have been repaid in full, together with accrued interest thereon, or when the Trust otherwise terminates. During the Amortization Period, Principal Collections and certain Loss Amounts will no longer be reinvested in Subsequent Contracts and Subsequent Leased Vehicles as described above. Instead, on each Distribution Date beginning with the Distribution Date in the month following the month in which the Amortization Period commences and ending on the Distribution Date on which the Class A-3 Certificates have been paid in full, all Principal Collections for the related Collection Period that are allocable to the Investor Interest will be distributed as principal payments first to the Class A-1 Certificateholders until the Class A-1 Certificates have been paid in full, second, to the Class A-2 Certificateholders until the Class A-2 Certificates have been paid in full, third, to the Class A-3 Certificateholders until the Class A-3 Certificates have been paid in full and thereafter the Class A Percentage and the Class B Percentage of any remaining such Principal Collections will be distributed as principal payments to the Class A-4 Certificateholders and to the holders of record of the Class B Certificates (the "Class B Certificateholders" and, together with the Class A Certificateholders, the "Certificateholders"), respectively. On each Distribution Date after the Class A-3 Certificates have been paid in full, the Class A Percentage and the Class B Percentage of Principal Collections for the related Collection Period allocable to the Investor Interest will be distributed to the Class A-4 Certificateholders and the Class B Certificateholders, respectively, until the related Class of Certificates has been paid in full. Certain Loss Amounts incurred during the Amortization Period will be reimbursed to the Certificateholders as described below. The "Class A Percentage" will mean the Class A Certificate Balance immediately after the Class A-3 Certificates have been paid in full, as a percentage of the Certificate Balance at such time, and the "Class B Percentage" will mean the Class B Certificate Balance immediately after the Class A-3 Certificates have been paid in full, as a percentage of the Certificate Balance at such time. The Class A Percentage and the Class B Percentage will not change after they are set.



                             In no event will the principal distributed in respect of any Class of Certificates exceed its Certificate Balance. In addition, under certain circumstances, (i) Class A Certificateholders will be entitled to receive reimbursement of an allocable percentage of Loss Amounts as a distribution of principal from sources other than Principal Collections and (ii) principal allocable to the Class B Certificates may instead be distributed in respect of Loss Amounts allocable to the Class A-4 Certificates, Class A-4 Certificate Principal Loss Amounts and accrued and unpaid interest thereon, as described under "Description of the

                             Certificates -- Distributions on the
                             Certificates -- Distributions of Interest",
                             "-- Application and Distributions of Principal" and "Risk Factors -- Reimbursement of Loss Amounts".

                             See "Description of the Certificates -- Early Amortization Events" for a description of the events that might lead to the commencement of the Amortization Period prior to the Amortization Date.

                             During the Amortization Period, the amount of Principal Collections allocable to the Investor Interest in respect of a Collection Period (the "Principal Allocation") generally will mean the Principal Collections in respect of such Collection Period allocable to the SUBI Interest multiplied by the Investor Percentage for such Principal Collections. The "Investor Percentage" for purposes of the Principal Allocation will equal the percentage equivalent of a fraction (not to exceed 100%), the numerator of which is the Certificate Balance and the denominator of which is 99.8% of the Aggregate Net Investment Value, calculated as described under "Summary -- Security for the Certificates -- The SUBI -- The Contracts", as of the last day of the last Collection Period (i) preceding the Amortization Date or (ii) preceding the month, if any, during which an Early Amortization Event occurs. See "Description of the Certificates -- Calculation of Investor Percentage and Transferor Percentage" for a description of calculation of the Investor Percentage relating to Interest Collections and Loss Amounts.

                             Allocations based upon the Principal Allocation for Principal Collections during the Amortization Period may result in distributions of principal with respect to a Collection Period during the Amortization Period to Certificateholders in amounts that are greater relative to the declining balance of the Certificate Balance than would be the case if no fixed Investor Percentage were used to determine the percentage of Principal Collections distributed in respect of the Certificates. Additionally, to the extent that on any Distribution Date during the Amortization Period any portion of the Investor Percentage of Interest Collections in respect of the related Collection Period allocable to the SUBI Interest remains after required distributions have been made, such excess interest will be deposited into the Reserve Fund until the amount on deposit therein equals the Reserve Fund Cash Requirement. Any remaining excess interest, up to but not exceeding the product of (i) one-twelfth of 0.25%,
                             (ii) 99.8% and (iii) the Aggregate Net Investment Value as of the last day of such Collection Period (the "Accelerated Principal Distribution Amount"), will be distributed as an additional payment of principal to the Certificateholders in the same manner and priority as principal is distributed in respect of the Certificates as described in the preceding paragraphs. See "Description of the Certificates -- Distributions on the
                             Certificates -- Distributions of Interest" and "Security for the Certificates -- The
                             Accounts -- The SUBI Collection
                             Account -- Withdrawals from the SUBI Collection Account" for further information regarding the foregoing matters.

Optional Purchase..........  The Certificates will be subject to purchase at the option of the Transferor on any Distribution Date if, either before or after giving effect to any payment of principal required to be made on such Distribution Date, the Certificate Balance has been reduced to an amount less than or equal to 10% of the Initial Certificate Balance, at a purchase price determined as described under "Description of the Certificates -- Termination of the Trust; Retirement of the Certificates".

Security for the
Certificates...............  The security for the Certificates will consist primarily of the following:

  A. The SUBI..............  The SUBI will evidence a beneficial interest in the
                             SUBI Assets. The Origination Trust was created pursuant to a trust agreement (the "Origination Trust Agreement"), among ALFI L.P., as grantor and initial beneficiary, the Origination Trustee and First Bank, as trust agent (in such capacity, the "Trust Agent"). The SUBI Interest will be evidenced by a certificate (the "SUBI Certificate") evidencing a 99.8% beneficial interest in the SUBI Assets that will be issued by the Origination Trust pursuant to a supplement to the Origination Trust Agreement dated as of April 1, 1997 (the "SUBI Supplement" and, together with the Origination Trust Agreement, the "SUBI Trust Agreement"). The Trustee will be a third party beneficiary of the SUBI Trust Agreement. The Transferor will permanently hold the Retained SUBI Interest, representing the 0.2% beneficial interest in the SUBI Assets not evidenced by the SUBI Certificate.

                             The Origination Trust Assets evidenced by the SUBI will primarily include the Contracts and the Leased Vehicles. The SUBI will not evidence an interest in any Origination Trust Assets other than the SUBI Assets, and payments made on or in respect of all other Origination Trust Assets will not be available to make payments on the Certificates. For more information regarding the SUBI, see "The Trust and the SUBI" and "The Origination Trust".

  1. The Contracts.........  The Contracts will consist of a pool of retail closed-end lease contracts originated by Dealers located throughout the United States, each of which will have an original term of not more than 60 months. Each Contract will be a finance lease for accounting purposes and will have been written for a "capitalized cost" (which may exceed the manufacturer's suggested retail price), plus an implicit rate in each Lease calculated as an annual percentage rate (the "Lease Rate") on a constant yield basis. The Contracts will provide for equal monthly payments (the "Monthly Payments") such that at the end of the related Contract term such capitalized cost will have been amortized to an amount equal to the residual value of the related Leased Vehicle established at the time of origination of such Contract (the "Residual Value"). The amount to which the capitalized cost of a Contract has been amortized at any point in time is referred to herein as its "Outstanding Principal Balance".

                             The Initial Contracts consist of 51,898 lease contracts. As of the Initial Cutoff Date, the Lease Rate of the Initial Contracts ranged from 2.14% to 12.95%, with a weighted average Lease Rate of 8.30%. The aggregate of the original principal balances of the Initial Contracts as of their respective dates of origination was $1,269,396,602. As of the Initial Cutoff Date, the aggregate Outstanding Principal Balance of the Initial Contracts was $1,227,193,400, the aggregate Residual Value of the Initial Leased Vehicles was $804,381,005 and the Initial Contracts had a weighted average original term of 40.99 months and a weighted average remaining term to scheduled maturity of 36.98 months. See "The Contracts" for further information regarding the Initial Contracts.

                             The Initial Contracts were, and the Subsequent Contracts will be, identified by the Servicer from the Origination Trust's portfolio of lease contracts originated by Dealers located throughout the United States that are not evidenced by (or reserved for allocation to) any Other SUBI, based upon the criteria specified in the SUBI Trust Agreement and described under "The
                             Contracts -- Characteristics of the Contracts" and "-- Representations, Warranties and Covenants".


                             The "Aggregate Net Investment Value" as of any day will equal the sum of (i) the Discounted Principal Balance of all Contracts other than Charged-off, Liquidated, Matured and Additional Loss Contracts,
                             (ii) the aggregate Residual Value of all Leased Vehicles to the extent that the related Contracts have reached their scheduled maturities (each, a "Matured Contract") within the three immediately preceding Collection Periods but which Leased Vehicles as of the last day of the most recent Collection Period have remained unsold and not otherwise disposed of by the Servicer for no more than two full Collection Periods (the "Matured Leased Vehicle Inventory") and (iii) during the Revolving Period, the amount of Principal Collections and Loss Amounts that otherwise would be reimbursed to the Certificateholders, if any, that have not been reinvested in Subsequent Contracts and Subsequent Leased Vehicles. The "Discounted Principal Balance" of (i) a Discounted Contract will equal its Outstanding Principal Balance, discounted by approximately 9.25%, and
                             (ii) all Contracts other than Discounted Contracts will equal their Outstanding Principal Balance. As of the Initial Cutoff Date, the aggregate Discounted Principal Balance of the Initial Contracts and the Aggregate Net Investment Value was $1,199,477,720.


  2. The Leased Vehicles...  The Leased Vehicles will be comprised of automobiles and light duty trucks. As of the times of origination of the Contracts, the related Leased Vehicles will be either new vehicles, dealer demonstrator vehicles or manufacturers' program vehicles, as described under "The Contracts -- General". Manufacturers' program vehicles are vehicles which have been sold directly by manufacturers to rental car companies and returned to the manufacturer for resale.


                             The certificates of title to the Initial Leased Vehicles have been, and the certificates of title to the Subsequent Leased Vehicles will be, registered at all times in the name of the Origination Trustee (in its capacity as trustee of the Origination Trust). Such certificates of title will not reflect the indirect interest of the Trustee in the Leased Vehicles by virtue of its beneficial interest in the SUBI. Therefore, if the Class A Certificates were recharacterized as secured loans, the Trustee would not have a perfected lien in the Leased Vehicles, although it would be deemed to have a perfected security interest in the SUBI Certificate and the Contracts and certain related rights. For further information regarding the titling of the Leased Vehicles and the interest of the Trustee therein, see "The Origination Trust -- Contract Origination; Titling of Leased Vehicles" and "Certain Legal Aspects of the Contracts and the Leased Vehicles -- Back-up Security Interests".


  B. The Accounts..........  The Origination Trustee will maintain the SUBI
                             Collection Account and the Residual Value Surplus Account for the benefit of the holders of interests in the SUBI. Within two Business Days of receipt, payments made on or in respect of the Contracts or the Leased Vehicles generally will be deposited by the Servicer into the SUBI Collection Account. Such payments will include, but will not be limited to, Monthly Payments made by lessees, Monthly Payments determined by the Servicer to be due in one or more future Collection Periods (each, a "Payment Ahead"), Prepayments, proceeds from the sale or other disposition of Leased Vehicles relating to Matured Contracts (including payments for excess mileage and excess wear and use, but excluding Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy) ("Matured Leased Vehicle Proceeds"), proceeds received in connection with the sale or other disposition of Leased Vehicles that have been repossessed ("Repossessed Vehicle Proceeds") and other amounts received in connection with the realization of the amounts due under any Contract (excluding Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy) (together with Matured Leased Vehicle Proceeds and Repossessed Vehicle Proceeds, "Liquidation Proceeds"). The Servicer will be entitled to reimbursement for expenses incurred in connection with the realization of Matured Leased Vehicle Proceeds ("Matured Leased Vehicle Expenses"), Repossessed Vehicle Proceeds ("Repossessed Vehicle Expenses") and other Liquidation Proceeds (such expenses, together with Matured Leased Vehicle Expenses and Repossessed Vehicle Expenses, "Liquidation Expenses"), either from amounts on deposit in the SUBI Collection Account or, to the extent described herein, the Residual Value Surplus Account, or as a deduction from Matured Leased Vehicle Proceeds, Repossessed Vehicle Proceeds or other Liquidation Proceeds, as appropriate, deposited into the SUBI Collection Account. For further details regarding these deposits and reimbursements, see "Security for the Certificates -- The Accounts -- The SUBI Collection Account" and "-- The Residual Value Surplus Account".



                             On the Business Day immediately preceding each Distribution Date (each, a "Deposit Date"), the following amounts will be deposited into the SUBI Collection Account: (i) Advances by the Servicer,
                             (ii) Reallocation Payments by World Omni (together with, under certain circumstances during the Amortization Period, Reallocation Deposit Amounts) in respect of certain Contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred and (iii) certain amounts in respect of the Residual Value of Leased Vehicles relating to Matured Contracts withdrawn from the Residual Value Surplus Account. Thereafter, 99.8% of Interest Collections (and, with respect to the Deposit Date in any month following the month during which the Amortization Period commences, 99.8% of Principal Collections) on deposit in the SUBI Collection Account in respect of the related Collection Period will be allocable to the SUBI Interest and deposited into the Distribution Account maintained with the Trustee for the benefit of the Certificateholders and the Transferor. Any Insured Residual Value Loss Amount paid under the Residual Value Insurance Policy will be deposited into the SUBI Collection Account (if it relates to the Revolving Period) or the Distribution Account (if it relates to the Amortization Period) within one Business Day of receipt by the Servicer. Any Required Amount will be withdrawn from the Reserve Fund and deposited into the

                             Distribution Account on each Distribution Date. All payments to Certificateholders will be made from the Distribution Account. The remaining 0.2% of Collections will be distributed on such Distribution Date to the Transferor in respect of the Retained SUBI Interest, which amounts in no event will be available to make payments on the Certificates. Any funds remaining in the Distribution Account on a Distribution Date in respect of the related Collection Period following the payment of amounts required to be paid therefrom generally will be paid to the Transferor. For further information regarding these deposits and payments, see "Security for the Certificates -- The Accounts -- The Distribution Account" and "-- The SUBI Collection Account".



                             On each Deposit Date, if Matured Leased Vehicle Proceeds received during the related Collection Period with respect to Leased Vehicles relating to Matured Contracts that were sold or otherwise disposed of during such Collection Period, net of related Matured Leased Vehicle Expenses incurred during such Collection Period ("Net Matured Leased Vehicle Proceeds"), exceed the aggregate Residual Value of the related Leased Vehicles (the "Residual Value Surplus"), then such excess will be deposited into the Residual Value Surplus Account maintained with the Origination Trustee for the benefit of holders of interests in the SUBI. On each Deposit Date, funds on deposit in the Residual Value Surplus Account, if any, will be withdrawn and deposited into the SUBI Collection Account up to an amount equal to the sum of (a) the aggregate of the Residual Values of those Leased Vehicles that were a part of Matured Leased Vehicle Inventory but that had remained unsold and not otherwise disposed of for at least two full Collection Periods as of the last day of the most recent Collection Period, (b) the amount by which Net Matured Leased Vehicle Proceeds (after application of amounts withdrawn pursuant to the next sentence) for the related Collection Period are less than the aggregate of the Residual Values of all Leased Vehicles included in Matured Leased Vehicle Inventory that were sold or otherwise disposed of during such Collection Period and (c) any losses on Contracts terminated on or prior to their Maturity Dates during the related Collection Period by agreement between the Servicer and the lessee in connection with the payment of less than their respective Outstanding Principal Balances. Also on each Deposit Date, funds on deposit in the Residual Value Surplus Account will be withdrawn and paid to the Servicer in reimbursement for any Matured Leased Vehicle Expenses incurred during such Collection Period, but only to the extent that, after such reimbursement (but exclusive of any other reimbursement from any other source), Net Matured Leased Vehicle Proceeds would be no more than the aggregate of the Residual Values of all Leased Vehicles sold or otherwise disposed of during such Collection Period. For further information regarding the Residual Value Surplus Account, see "Security for the Certificates -- The Accounts -- The Residual Value Surplus Account".



  C. The Residual Value
     Insurance Policy......  Automobile and light duty truck leasing companies such as World Omni sometimes obtain residual value insurance to minimize losses in respect of the residual values of leased vehicles. Although many forms of such insurance are available, in general, claims are made if the proceeds of the sale of a leased vehicle are less than its residual value established at the time of origination of the related closed-end lease contract.


                             On the Closing Date, American International
                             Specialty Lines Insurance Company ("AISLIC"), an indirect subsidiary of American International Group, Inc. ("AIG"), will issue an insurance policy to the Transferor (with the Origination Trustee, the Trustee, the Servicer and ALFI L.P. also named as insureds) in respect of Residual Value Loss Amounts (the "Residual Value Insurance Policy"). The Residual Value Insurance Policy will provide coverage for the Insured Residual Value Loss Amount for any Collection Period. The aggregate maximum amount payable under the Residual Value Insurance Policy with respect to any Leased Vehicle will be the lesser of $60,000 and its insured residual value, calculated as described under "Security for the Certificates -- The Residual Value Insurance Policy". Additionally, the aggregate maximum amount payable under the Residual Value Insurance Policy will not exceed the aggregate insured residual values of all Leased Vehicles.


                             Prior to each Distribution Date, the Servicer will make a claim for any Insured Residual Value Loss Amount under the Residual Value Insurance Policy. The proceeds of any such claim will be used to make the payments described under "Description of the Certificates -- Distributions on the
                             Certificates -- Distributions of Interest". For a fuller description of these mechanics, see "Security for the Certificates -- The Residual Value Insurance Policy".


                             The "Insured Residual Value Loss Amount" for any Collection Period will be the lesser of (i) the Investor Percentage of the Residual Value Loss Amount allocable to the SUBI Interest, and (ii) any shortfall in the amount required to make all payments (other than deposits into the Reserve
                             Fund) required to be made on the related
                             Distribution Date that are described under "Description of the Certificates -- Distributions on the Certificates -- Distributions of Interest", after application of the Investor Percentage of Interest Collections allocable to the SUBI Interest and Transferor Amounts otherwise payable in respect of the Transferor Interest, as described below under "Summary -- Security for the Certificates -- Subordination of the Transferor Interest".



  D. The Reserve Fund......  The Trust will have the benefit of the Reserve Fund maintained with the Trustee for the benefit of the Certificateholders and the Transferor (as holder of the Transferor Interest). The Reserve Fund is designed to provide additional funds for the benefit of the Certificateholders in the event that on any Distribution Date Interest Collections allocable to the Investor Interest for the related Collection Period, plus Transferor Amounts otherwise distributable in respect of the Transferor Interest, plus any Insured Residual Value Loss Amount paid under the Residual Value Insurance Policy, are insufficient to pay, among other things, the sum of (i) accrued interest and any overdue interest (with interest thereon) at the applicable Certificate Rate on the Certificates on such Distribution Date, (ii) any Loss Amount for such Collection Period allocable to the Investor Interest, calculated as described under "Description of the Certificates -- Calculation of Investor Percentage and Transferor Percentage", and
                             (iii) any unreimbursed Certificate Principal Loss Amounts, together with interest thereon at the applicable

                             Certificate Rate. Monies on deposit in the Reserve Fund also will be available to Certificateholders should Collections ultimately be insufficient to pay in full any Class of Certificates. For further information regarding the Reserve Fund, see "Security for the Certificates -- The
                             Accounts -- The Reserve Fund".


                             The Reserve Fund will be created with an initial deposit by the Transferor of approximately $11,970,788 (the "Initial Deposit") (which amount will equal 1.0% of 99.8% of the Aggregate Net Investment Value as of the Initial Cutoff Date). On each Distribution Date, the funds in the Reserve Fund will be supplemented by (i) certain Interest Collections, as more fully described under "Description of the Certificates -- Distributions on the Certificates -- Distributions of Interest",
                             (ii) income realized on the investment of amounts on deposit in the Reserve Fund and (iii) in certain circumstances, the deposit of monies in respect of the related Collection Period remaining in the Distribution Account after making all payments required to be made therefrom on such Distribution Date prior to such deposit, including monies that would otherwise be distributed or applied in respect of the Transferor Interest, until the amount on deposit in the Reserve Fund equals the Reserve Fund Cash Requirement then in effect, calculated as described under "Security for the Certificates -- The Accounts -- The Reserve
                             Fund -- The Reserve Fund Cash Requirement".



                             The Transferor may be required under certain circumstances to deposit funds into the Reserve Fund in an amount equal to certain Reserve Fund supplemental requirements. For a description of the circumstances under which the Transferor will be required to make such deposits, see "Security for the Certificates -- The Accounts -- The Reserve Fund". For further information regarding deposits into the Reserve Fund, see "Description of the Certificates -- Distributions on the
                             Certificates -- Distributions of Interest".



                             After giving effect to all payments from the Reserve Fund on a Distribution Date, monies on deposit therein that are in excess of the Reserve Fund Cash Requirement will be paid to the Transferor, free and clear of any lien of the Trust.



  E. Subordination of the
     Transferor Interest...  The Transferor Interest will initially equal approximately $23,941,575, and will represent the interest in the Trust not represented by the Investor Interest. However, to provide additional credit enhancement for the Certificates, on each Distribution Date, no payments will be made to the Transferor in respect of the Transferor Interest until all payments required to be made on such Distribution Date that are described under "Description of the Certificates -- Distributions on the Certificates -- Distributions of Interest" have been made and the amount on deposit in the Reserve Fund equals the Reserve Fund Cash Requirement. For a description of certain payments made to the Transferor, see "Description of the Certificates -- Certain Payments to the Transferor".


Advances...................  On each Deposit Date the Servicer will be obligated to make, by deposit into the SUBI Collection
                             Account, an advance equal to the aggregate Monthly Payments due but not received during the related Collection Period with respect to Contracts that are 31 days or more past due as of the end of such Collection Period, and the Servicer may (but shall not be required to) make such an advance with respect to Contracts that are one or more days, but less than 31 days, past due as of the end of such Collection Period (each, an "Advance"). The Servicer will not be required to make any Advance to the extent that it determines that such Advance may not be ultimately recoverable by the Servicer from Net Liquidation Proceeds or otherwise. For further information regarding Advances, see "Additional Document
                             Provisions -- The Servicing Agreement -- Advances".

Servicing Compensation.....  The Servicer will be entitled to receive a monthly fee with respect to the SUBI Assets allocable to the SUBI Interest (the "Servicing Fee"), payable on each Distribution Date, equal to one-twelfth of 1% of 99.8% of the Aggregate Net Investment Value as of the first day of the related Collection Period (or, in the case of the first Distribution Date, one-twelfth of 1% of 99.8% of the Aggregate Net Investment Value as of the Initial Cutoff Date). The Servicer also will be entitled to additional servicing compensation in the form of, among other things, late fees and other administrative fees or similar charges under the Contracts. For further information regarding Servicer compensation, see "Additional Document Provisions -- The Servicing Agreement -- Servicing Compensation".

Tax Status.................  Brown & Wood LLP, special federal income tax counsel to the Transferor and counsel for the Underwriters, is of the opinion that the Class A Certificates will be characterized as indebtedness for federal income tax purposes, as described under "Material Income Tax Considerations -- Federal Taxation". Each Class A Certificateholder, by its acceptance of a Class A Certificate, and each Certificate Owner by its acquisition of an interest in the Class A Certificates, will agree to treat the Class A Certificates as indebtedness for federal, state and local income tax purposes. Prospective investors are advised to consult their own tax advisors regarding the federal income tax consequences of the purchase, ownership and disposition of Class A Certificates, and the tax consequences arising under the laws of any state or other taxing jurisdiction. For further information regarding material federal income tax considerations with respect to the Class A Certificates, see "Material Income Tax Considerations -- Federal Taxation".

ERISA Considerations.......  As more fully described under "ERISA
                             Considerations", an employee benefit plan subject to the requirements of the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the provisions of Section 4975 of the Internal Revenue Code of 1986, as amended, contemplating the purchase of Class A Certificates should consult its counsel before making a purchase, and the fiduciary of such plan and such legal advisors should consider the application of the ERISA prohibited transaction exemption described herein.

Ratings....................  It is a condition of issuance of the Class A
                             Certificates that each of Moody's Investors
                             Service, Inc. ("Moody's") and Standard & Poor's Ratings Services ("Standard & Poor's" and, together with Moody's, the "Rating Agencies") rates each Class of Class A Certificates in its highest rating category. The ratings of the Class A Certificates should be evaluated independently from similar ratings on other types of securities.

                             A rating is not a recommendation to buy, sell or hold the related Class A Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Class A Certificates address the likelihood of the payment of principal of and interest on the Class A Certificates pursuant to their terms. For further information concerning the ratings assigned to the Class A Certificates, including the limitations of such ratings, see "Ratings of the Class A Certificates".

                                  RISK FACTORS

LIMITED LIQUIDITY; ABSENCE OF SECONDARY MARKET

     There is currently no market for the Class A Certificates. The Underwriters expect, but will not be obligated, to make a market in each Class of Class A Certificates. There can be no assurance that a secondary market for the Class A Certificates will develop or, if one does develop, that it will provide the related Certificateholders with liquidity of investment or will continue for the life of the related Class A Certificates.

REIMBURSEMENT OF LOSS AMOUNTS


     In the event that Loss Amounts are incurred in respect of the Contracts and the Leased Vehicles during a Collection Period, if the related Distribution Date occurs during the Revolving Period, an amount equal to the Investor Percentage of such Loss Amounts will not be reimbursed to the Certificateholders but will be treated as if such amount constituted Principal Collections received during the Collection Period in which such Distribution Date occurs. Accordingly, to the extent covered by Excess Collections or otherwise, as described herein, such amount will be available for reinvestment in Subsequent Contracts and Subsequent Leased Vehicles. If the related Distribution Date occurs during the Amortization Period, the Class A-1 Certificateholders will be entitled to receive the Class A-1 Allocation Percentage of the Investor Percentage of such Loss Amounts, the Class A-2 Certificateholders will be entitled to receive the Class A-2 Allocation Percentage of the Investor Percentage of such Loss Amounts, the Class A-3 Certificateholders will be entitled to receive the Class A-3 Allocation Percentage of the Investor Percentage of such Loss Amounts and the Class A-4 Certificateholders will be entitled to receive the Class A-4 Allocation Percentage of the Investor Percentage of such Loss Amounts. Such distributions of principal will be made from, to the extent available: (i) Excess Collections (which may include Undistributed Transferor Excess Collections in respect of the previous Collection Period); (ii) amounts on deposit in the Residual Value Surplus Account (which will be deposited into the Distribution Account, to the extent available, to reduce the Residual Value Loss Amount); (iii) the Servicing Fee (so long as World Omni is the Servicer); (iv) Transferor Amounts otherwise payable to the Transferor in respect of the Transferor Interest; (v) Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy; (vi) amounts on deposit in the Reserve Fund; (vii) amounts otherwise payable as interest to the Class B Certificateholders; and (viii) in the case of the Class A-4 Certificates, amounts otherwise payable as principal to the Class B Certificateholders. With respect to any Distribution Date, the "Class A-1 Allocation Percentage" will mean the Class A-1 Certificate Balance as a percentage of the Certificate Balance, calculated as of the last day of the related Collection Period. The "Class A-2 Allocation Percentage", the "Class A-3 Allocation Percentage" and the "Class A-4 Allocation Percentage" will be calculated in the same manner as the Class A-1 Allocation Percentage, appropriately modified to relate to the Class A-2, Class A-3 or Class A-4 Certificates, as the case may be. Higher Loss Amounts that occur during the Amortization Period may therefore accelerate the rate of return of principal on the Certificates. To the extent that Principal Collections and Loss Amounts that otherwise would be reimbursed to the Certificateholders are reinvested in Subsequent Contracts during the Revolving Period, the aggregate Residual Value of the Leased Vehicles as a percentage of the Aggregate Net Investment Value will increase. Furthermore, to the extent that Loss Amounts (including Residual Value Loss Amounts) ultimately exceed the sources available for repayment thereof, investors in the Class A Certificates could incur a loss on their investment. World Omni's agreements with its Dealers generally do not provide for recourse to the Dealer for unpaid amounts in respect of a defaulted lease contract. For further information on Dealer repurchase obligations, see "The Origination Trust -- Contract Origination; Titling of Leased Vehicles".



     "Loss Amounts" will include Charged-off Amounts, Residual Value Loss Amounts and Additional Loss Amounts. The "Residual Value Loss Amount" for any Collection Period generally will represent the aggregate net losses on dispositions of Matured Leased Vehicle Inventory, and will be equal to the sum of (a) the aggregate of the Residual Values of all those Leased Vehicles that were included in Matured Leased Vehicle Inventory but that had remained unsold and not otherwise disposed of by the Servicer for at least two full Collection Periods as of the last day of such Collection Period, (b) the excess, if any, of
(i) the aggregate of the Residual Values of all Leased Vehicles previously included in Matured Leased Vehicle Inventory but that were sold or otherwise disposed of during such Collection Period, over (ii) Net Matured Leased Vehicle Proceeds for such Collection Period, and (c) any losses on Contracts terminated on or prior to their Maturity Dates during such Collection Period by agreement between the Servicer and the lessee in connection with the payment of less than their respective Outstanding Principal Balances, but only to the extent that such sum exceeds the amount transferred from the Residual Value Surplus Account to the SUBI Collection Account on the related Deposit Date in respect of such sums.



     As more fully described under "Security for the Certificates -- The Residual Value Insurance Policy", the Residual Value Insurance Policy will be drawn upon to pay the Investor Percentage of any Residual Value Loss Amount allocable to the SUBI Interest, to the extent necessary to make up any shortfall in the amount required to make all payments required to be made on the related Distribution Date that are described under "Description of the Certificates -- Distributions on the Certificates -- Distributions of Interest", after application of the Investor Percentage of Interest Collections allocable to the SUBI Interest and Transferor Amounts otherwise payable in respect of the Transferor Interest.


     For a discussion of the recent leased vehicle residual value loss experience of World Omni, see "World Omni -- Delinquency, Repossession and Loss Data". The amount of Residual Value losses will vary based on a variety of factors, including the effect of World Omni's pro-active lease termination program, more fully described under "Maturity, Prepayment and Yield Considerations", and the supply of, and demand for, vehicles similar to the Leased Vehicles in the used car market. No assurance can be given as to the likely levels of Residual Value losses over the life of the Certificates.

MATURITY AND PREPAYMENT CONSIDERATIONS


     No principal will be paid to any Class A Certificateholders until the June 1998 Distribution Date or, upon the occurrence of an Early Amortization Event, until the Distribution Date in the month immediately succeeding the month in which such Early Amortization Event occurs. During the Revolving Period, Principal Collections and reimbursements of Loss Amounts will be reinvested in Subsequent Contracts and Subsequent Leased Vehicles. Accordingly, the continuation of the Revolving Period will be dependent, in part, upon the continued origination and assignment to the Origination Trust of lease contracts and leased vehicles meeting the eligibility criteria described herein. An unexpectedly high rate of Principal Collections (including Prepayments) received during the Revolving Period or a significant decline in the number of qualifying lease contracts available to be assigned to the Origination Trust could result in the occurrence of an Early Amortization Event and the commencement of the Amortization Period prior to the Amortization Date. The retail automobile and light duty truck leasing business in the United States may be affected by a variety of social, economic and geographic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions. However, it is not possible to determine or predict whether or to what extent economic, geographic or social factors will affect retail automobile and light duty truck leasing in general, or that of World Omni or its Dealers in particular. As a result, there can be no assurance that the Revolving Period will not terminate prior to the Amortization Date due to the occurrence of an Early Amortization Event. Since an Early Amortization Event would result in the commencement of distributions of principal to Class A-1 Certificateholders on the Distribution Date in the succeeding month, it could shorten the final maturity of and affect the yield on each Class of Class A Certificates. See "Description of the Certificates -- Early Amortization Events" for a description of the events that might lead to the early commencement of the Amortization Period and a description of the results of an Early Amortization Event.


     The rate of payment of principal on the Certificates during the Amortization Period will depend on the rate of payments on or in respect of the Contracts and the Leased Vehicles (including scheduled payments on and prepayments and liquidations of the Contracts) and losses with respect thereto, which cannot be predicted with certainty. In addition, because payments made on or in respect of the Contracts and the Leased Vehicles that are allocable to the SUBI Interest will ordinarily be distributed to Certificateholders during the Amortization Period according to the timing of their receipt, the rate of principal payments on the Class A Certificates and the yield to maturity of the Class A Certificates generally will be directly related to the rate at which payments on or in respect of the Contracts and the Leased Vehicles are made. Moreover, if on any Distribution Date relating to the Amortization Period any Excess Collections exist at a time when the amount on deposit in the Reserve Fund is at least equal to the Reserve Fund Cash Requirement, the related Accelerated Principal Distribution Amount will be distributed as principal to Certificateholders as more fully described under "Description of the Certificates -- Distributions on the Certificates -- Distributions of Interest". The rate of payment of principal of the Class A Certificates may also be affected by payment by World Omni of Reallocation Payments (together with, under certain circumstances during the Amortization Period, Reallocation Deposit Amounts) in respect of certain Contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred and the exercise by the Transferor of its right to purchase the SUBI Interest represented by the SUBI Certificate at its option under certain circumstances pursuant to the Agreement, thereby retiring the Certificates. A substantial increase in the rate of payments on or in respect of the Contracts and Leased Vehicles (including prepayments and liquidations of the Contracts) during the Amortization Period may shorten the final maturity of and may significantly affect the yields on each Class of Class A Certificates. See "Description of the Certificates -- Termination of the Trust; Retirement of the Certificates", "The
Contracts -- Representations, Warranties and Covenants" and "Additional Document Provisions -- The Servicing Agreement -- Collections" for further information regarding these matters.


     Each of the Contracts may be prepaid by the related lessee without penalty in full or in part at any time upon payment of a $250 processing fee. As more fully described under "Maturity, Prepayment and Yield Considerations", World Omni actively encourages lessees under lease contracts with remaining terms of less than one year to either buy, trade in or refinance the related leased vehicles prior to the scheduled maturities of such lease contracts. As a part of this program, during the last several months of a lease contract World Omni may selectively offer certain incentives to encourage lease terminations, which may result in residual value losses. As also more fully described under "Maturity, Prepayment and Yield Considerations", World Omni estimates that over calendar years 1994, 1995 and 1996, an average of approximately 86% of the number of retail automobile and light duty truck lease contracts in its portfolio (including lease contracts owned by the Origination Trustee on behalf of the Origination Trust and by certain special purpose finance subsidiaries of World
Omni) with scheduled maturities during this period terminated prior to maturity. Such early terminations primarily were due either to voluntary prepayments or to repossession of the leased vehicles due to default by the lessees under the related lease contracts. No assurance can be given that the Contracts will experience the same rate of prepayment or default or any greater or lesser rate than World Omni's historical rate for the retail automobile and light duty truck lease contracts in its portfolio (including lease contracts owned by the Origination Trustee on behalf of the Origination Trust and by certain special purpose finance subsidiaries of World Omni).


     For further information regarding these topics and related yield information, see "Maturity, Prepayment and Yield Considerations".

SEQUENTIAL PAYMENT OF PRINCIPAL ON THE CERTIFICATES


     In general, no principal payments will be made on the Class A-2, Class A-3, Class A-4 or Class B Certificates until the Class A-1 Certificates have been paid in full, on the Class A-3, Class A-4 or Class B Certificates until the Class A-1 and Class A-2 Certificates have been paid in full, or on the Class A-4 or Class B Certificates until the Class A-1, Class A-2 and Class A-3 Certificates have been paid in full. On each Distribution Date during the Amortization Period, all Principal Collections for the related Collection Period that are allocable to the Investor Interest will be distributed first to the Class A-1 Certificateholders until the Class A-1 Certificates have been paid in full, second to the Class A-2 Certificateholders until the Class A-2 Certificates have been paid in full, third to the Class A-3 Certificateholders until the Class A-3 Certificates have been paid in full and thereafter the Class A Percentage and the Class B Percentage of any such remaining Principal Collections will then be distributed as principal payments to the Class A-4 Certificateholders and the Class B Certificateholders, respectively.



     Principal payments in respect of the Class A-4 and Class B Certificates will be based on the fixed Class A Percentage and Class B Percentage, which will be calculated when the Class A-1, Class A-2 and Class A-3 Certificates have been paid in full. The Investor Percentage of Loss Amounts will be allocated among the Certificateholders on a pro rata basis, based on the Class A-1, Class A-2, Class A-3, Class A-4 and Class B

Allocation Percentages, as the case may be, and then reimbursed out of available funds in the amounts and order of priority described in "Description of the Certificates -- Distributions on the Certificates -- Distributions of Interest". As a result, Class A-2 Certificates may be allocated more Loss Amounts than the Class A-1 Certificates as a relative percentage of their respective Initial Certificate Balances, Class A-3 Certificates may be allocated more Loss Amounts than the Class A-1 or Class A-2 Certificates as a relative percentage of their respective Initial Certificate Balances, and Class A-4 Certificates may be allocated more Loss Amounts than the Class A-1, Class A-2 or Class A-3 Certificates as a relative percentage of their respective Initial Certificate Balances, primarily because Loss Amounts will be allocated on each Distribution Date based on the then-current Class A-2, Class A-3 and Class A-4 Allocation Percentages, which will increase as the Certificate Balance of each Class of Class A Certificates senior in priority of payment decreases during the Amortization Period.


     In addition, the Investor Percentage of the net proceeds of any sale or other disposition of the SUBI Interest, the SUBI Certificate or other property of the Trust, which may occur under certain circumstances involving an Insolvency Event with respect to the Transferor (as described under "Description of the Certificates -- Early Amortization Events"), to the extent such net proceeds constitute Principal Collections, will be distributed first, on a pro rata basis, to the Class A Certificateholders based on their respective Class Certificate Balances until the Class A Certificates have been paid in full, and second, to the Class B Certificateholders.

GEOGRAPHIC, ECONOMIC AND OTHER FACTORS


     The Dealers which originated and will originate the Contracts are located (and, therefore, the lessees generally are and will be located) throughout the United States, with the largest percentage of Initial Contracts originated in (and the largest percentage of Subsequent Contracts expected to be originated in) the Five State Area. Less than 5% of the total number of Initial Contracts were originated in any State other than a State in the Five State Area. For a further breakdown of these percentages, see "The Contracts -- Characteristics of the Contracts -- Distribution of the Initial Contracts by State". Due to the geographic concentration of Contracts in the Five State Area, adverse economic conditions in one of more of the States therein may have a disproportionate impact on the performance of the SUBI Assets. Economic factors such as unemployment, interest rates, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on the Contracts and the ability to sell or otherwise dispose of Leased Vehicles relating to Matured Contracts for an amount at least equal to their respective Residual Values. These economic factors, as well as other factors such as consumer perceptions of used vehicle values, also may affect the ability to realize the Residual Values of Leased Vehicles upon sale. Certain shortfalls in respect of the Residual Values of Leased Vehicles relating to Matured Contracts will be covered by the Residual Value Insurance Policy, as and to the extent described under "Security for the Certificates -- The Residual Value Insurance Policy".



CONSUMER PROTECTION LAWS



     Numerous federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System, impose requirements on retail lease contracts such as the Contracts. These laws apply to the Origination Trust as the assignee and co-lessor of the Contracts and may also apply to the Trust as owner of the SUBI Certificate which represents a beneficial interest in, among other things, the Contracts. The failure by the Origination Trust to comply with such requirements may give rise to liabilities on the part of the Origination Trust, and claims by such parties may be subject to set-off as a result of such noncompliance. Many States, including each of the States in the Five State Area, have adopted Lemon Laws that provide vehicle users certain rights in respect of substandard vehicles which may apply to one or more of the Leased Vehicles. A successful claim under a Lemon Law could result in, among other things, the termination of the related Contract and/or require the refunding of a portion of payments that previously have been paid. World Omni will make representations and warranties that each Contract complies with all requirements of law in all material respects. If any such representation and warranty proves incorrect, has certain material adverse effects and is not timely cured, World Omni will be required to make a Reallocation Payment (together with, under certain circumstances during the Amortization Period, Reallocation Deposit Amounts) into the SUBI Collection Account and reallocate the related Contract and Leased Vehicle out of the SUBI, as described under "The Contracts -- Representations, Warrants and Covenants" and "Description of the Certificates -- Reallocation Payments and Reallocation Deposit Amounts". For further information regarding consumer protection laws, see "Certain Legal Aspects of the Contracts and the Leased Vehicles -- Consumer Protection Laws".


ERISA LIABILITIES


     The Origination Trust Assets, including the SUBI Assets, could become subject to liens in favor of the PBGC to satisfy unpaid ERISA obligations of any member of an "affiliated group" that includes World Omni, SET, JMFE and their respective affiliates. The ratings of the Class A Certificates may be downgraded in the event of any unfunded ERISA liability of any member of such affiliated group, as described under "Additional Document Provisions -- The Servicing Agreement -- Compliance with ERISA". The ratings of the Class A Certificates address the likelihood of the payment of principal of and interest on the Class A Certificates pursuant to their terms, as described under "Ratings of the Class A Certificates". However, the Transferor believes that the likelihood of any such liability being asserted against the Origination Trust Assets or, if so asserted, being successfully pursued, is remote. In particular, the Transferor believes that the Origination Trust should, as a legal matter, be treated as a distinct entity separate and apart from such affiliated group, and not considered part of such affiliated group under ERISA's "common control" provisions. Additionally, such affiliated group maintains only one plan (which is neither a multi-employer or multiple employer plan) that would subject it to a lien if the plan were to terminate with assets insufficient to cover its liabilities. That plan historically has had assets that significantly exceeded its liabilities. However, no assurance can be given that any of these conditions will continue in the future.


VICARIOUS TORT LIABILITY


     Although the Origination Trust will own the Leased Vehicles and the Trust will have an interest therein evidenced by the SUBI, they will be operated by the related lessees and their respective invitees. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable State law permits such an action, the Origination Trust and the Origination Trust Assets may be subject to liability to such an injured party. However, the laws of many States, including each of the States in the Five State Area, either do not permit such suits, or the lessor's liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain. For further information in this regard, see "Certain Legal Aspects of the Contracts and the Leased
Vehicles -- Vicarious Tort Liability". Notwithstanding the foregoing, in the event that vicarious liability on the Origination Trust as owner of a Leased Vehicle were imposed and the coverage provided by the Contingent and Excess Liability Insurance Policies were insufficient to cover such a loss with respect to a Leased Vehicle or, in certain circumstances, a leased vehicle that is an Other SUBI Asset or a UTI Asset, investors in the Class A Certificates could incur a loss on their investment. See "Security for the Certificates -- The Contingent and Excess Liability Insurance Policies" and "Certain Legal Aspects of the Origination Trust and the SUBI -- The SUBI".



     All of the Contracts will contain provisions requiring the lessees to maintain levels of insurance satisfying applicable state law, and the Servicing Agreement will require the Servicer to police compliance by the lessees therewith. In addition, in the event that any such insurance has lapsed or has not been maintained in full force and effect or the Servicer has failed to maintain the right to receive the proceeds of such insurance, the Servicing Agreement will require World Omni to pay all such amounts as would otherwise have been recoverable as Insurance Proceeds. For further information regarding insurance matters, see "World Omni -- Insurance" and "Additional Document Provisions -- The Servicing Agreement -- Insurance on Leased Vehicles".


     Under Florida law, the owner of a motor vehicle that is subject to a lease having an initial term of at least one year is exempt from liability arising out of an accident in which the leased vehicle is involved if the lessee is required by the lease to maintain certain specific levels of insurance, and such insurance is maintained either by the lessee or the lessor, as further described under "Certain Legal Aspects of the Contracts and the Leased Vehicles -- Vicarious Tort Liability". However, a court applying the law of another jurisdiction might reach another result. Moreover, actions by third parties might arise against the owner of a leased vehicle based on legal theories other than negligence, such as a product defect or improper vehicle preparation prior to the origination of the related lease contract. Even if the Origination Trust were to be the subject of an action for damages as a result of its ownership of a Leased Vehicle, however, it will be the beneficiary of the Contingent and Excess Liability Insurance Policies with respect thereto, as more fully described under "Security for the Certificates -- The Contingent and Excess Liability Insurance Policies". Although the Origination Trust's insurance coverage exceeds $10 million per claim, with an allowance for multiple claims in any policy period, in the event that all such insurance coverage were exhausted and damages were assessed against the Origination Trust, claims could be imposed against the assets of the Origination Trust, including the Leased Vehicles. If any such claims are imposed against any SUBI Assets or, in certain limited circumstances, any Other SUBI Assets or UTI Assets, investors in the Class A Certificates could incur a loss on their investment. For further information regarding the potential for third-party claims against the Origination Trust Assets, see "The Origination Trust -- Allocation of Origination Trust Liabilities", "Certain Legal Aspects of the Origination Trust and the SUBI -- The SUBI", "Certain Legal Aspects of the Contracts and the Leased Vehicles -- Vicarious Tort Liability" and "ERISA Considerations".


INSOLVENCY OF WORLD OMNI; SUBSTANTIVE CONSOLIDATION WITH WORLD OMNI

     The Transferor has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") by World Omni will not result in the consolidation of the assets and liabilities of ALFI, ALFI L.P., WOLSI, the Transferor, the Origination Trust or the Trust with those of World Omni. With respect to WOLSI and ALFI, these steps include their creation as separate, special purpose finance subsidiaries of World Omni pursuant to articles of incorporation containing certain limitations (including the requirement that each must have at all times at least two "independent directors" and restrictions on the nature of their respective businesses and on their ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of a majority of their respective directors, including each independent director). With respect to the Transferor and ALFI L.P., these steps include their creation as separate, special purpose limited partnerships of which WOLSI and ALFI, respectively, are the sole general partners, pursuant to limited partnership agreements containing certain limitations (including restrictions on the nature of their respective businesses and on their ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of all of the directors of their respective general partners, including each independent director).


     Reallocation Payments made by World Omni in respect of certain Contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred (and, if during the Amortization Period such payment would cause the Transferor Interest to be less than zero, payment of the related Reallocation Deposit Amount), payments made by World Omni in respect of certain insurance policies required to be obtained and maintained by lessees pursuant to the Contracts, unreimbursed Advances made by World Omni, as Servicer, pursuant to the Servicing Agreement, and payments made by World Omni to the Transferor, pursuant to the Support Agreement or otherwise, may be recoverable by World Omni as debtor-in-possession or by a creditor or a trustee in bankruptcy of World Omni as a preferential transfer from World Omni if such payments were made within one year prior to the filing of a bankruptcy case in respect of World Omni. In addition, the insolvency of World Omni could result in the replacement of World Omni as Servicer, which could result in a temporary interruption of payments on the Certificates and an Event of Servicing Termination under the Servicing Agreement.


     Additionally, if prior to the Amortization Date a conservator, receiver or bankruptcy trustee were appointed by the Transferor, or if certain other events relating to the bankruptcy or insolvency of the Transferor were to occur (each, an "Insolvency Event"), the Amortization Period would commence and the Trustee may, and upon receipt of written instructions from holders of Certificates evidencing Voting Interests of not less than 51% of the Class A Certificates (voting together as a single class) or 51% of the Class A

Certificates and the Class B Certificates (voting together as a single class) will, attempt to sell the SUBI Interest, the SUBI Certificate and the other property of the Trust. The consummation of such sale would result in an early termination of the Trust and a pro rata loss to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificateholders if the Investor Percentage of the net proceeds of such sale were insufficient to pay in full the Class A-1, Class A-2, Class A-3 and Class A-4 Certificate Balances, together with any unreimbursed Class A-1, Class A-2, Class A-3 and Class A-4 Certificate Principal Loss Amounts, with accrued and unpaid interest thereon at the Class A-1, Class A-2, Class A-3 and Class A-4 Certificate Rates, respectively.


     On the Closing Date, Williams & Connolly, counsel to ALFI, ALFI L.P., the Transferor, WOLSI and World Omni, will render an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and statutes applicable to federal bankruptcy cases, if World Omni were to become a debtor in a case under the Bankruptcy Code, it would not be a proper exercise by a federal bankruptcy court of its equitable discretion to disregard the independent forms so as to substantively consolidate the assets and liabilities of ALFI, ALFI L.P., the Transferor, WOLSI, the Origination Trust or the Trust with those of World Omni. In addition, on the Closing Date, counsel to the Transferor will render an opinion to the effect that (i) the transfer of the SUBI Certificate by the Transferor to the Trust constitutes a sale of the SUBI Certificate and the SUBI Assets evidenced thereby, subject in each case to the rights of the Transferor as the holder of the Transferor Interest and the Retained SUBI Interest, or (ii) if such transfer does not constitute a sale, then the Agreement creates a valid perfected security interest, for the benefit of Certificateholders, in the Transferor's right, title and interest in the SUBI Certificate. For further information regarding the risk of insolvency, see "Certain Legal Aspects of the Origination Trust and the SUBI -- Insolvency Related Matters".


     The Origination Trust has been registered under the business trust provisions of certain state laws, including those of Alabama and Florida. As such, the Origination Trust may be subject to the Insolvency Laws, and claims against the Origination Trust Assets could have priority over the beneficial interest therein represented by the SUBI. In addition, claims of a third party against the Origination Trust Assets, including the SUBI Assets, to the extent such claims are not covered by insurance, would take priority over the holders of beneficial interests in the Origination Trust, such as the Trustee, as more fully described under "Security for the Certificates -- The Contingent and Excess Liability Insurance Policies" and "Certain Legal Aspects of the Contracts and Leased Vehicles -- Vicarious Tort Liability".


                             THE TRUST AND THE SUBI

GENERAL

     The Trust and the Certificateholders will have no interest in the UTI, any Other SUBI or any assets of the Origination Trust evidenced by the UTI or any Other SUBI. Payments made on or in respect of the Origination Trust Assets not represented by the SUBI will not be available to make payments on the Certificates. For further information regarding the Origination Trust, see "The Origination Trust".

THE TRUST

     Pursuant to the Agreement, the Transferor will establish the Trust by transferring and assigning the SUBI Interest, represented by the SUBI Certificate, to the Trustee in exchange for the Certificates and a certificate evidencing the Transferor Interest. (Agreement, Section 2.02). The property of the Trust will primarily include (i) the SUBI Interest which evidences a beneficial interest in certain specified Origination Trust Assets (i.e., the SUBI Assets), (ii) such amounts as from time to time may be held in the Distribution Account and the Reserve Fund, and investments of such amounts and
(iii) the Trustee's rights as a third-party beneficiary to the Servicing Agreement and the SUBI Trust Agreement. The Trust also will have a beneficial interest in such amounts as from time to time may be held in the SUBI Collection Account and the Residual Value Surplus Account and investments of such amounts.

     If the protection provided to the Class A Certificateholders by (i) the Investor Percentage of certain excess Interest Collections; (ii) available monies on deposit in the Residual Value Surplus Account; (iii) amounts otherwise payable to the Transferor in respect of the Transferor Interest; (iv) so long as World Omni is the Servicer, amounts otherwise payable in respect of the Servicing Fee; (v) Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy; (vi) available monies on deposit in the Reserve Fund;
(vii) the subordination of interest payments otherwise payable to the Class B Certificateholders; and (viii) in the case of the Class A-4 Certificates, the subordination of principal payments otherwise payable to the Class B Certificateholders is insufficient, the Class A Certificateholders ultimately will have to look to (a) payments made on or in respect of the Contracts and the Leased Vehicles (including under certain related insurance policies) and (b) the proceeds of Dealer repurchase obligations, if any, to make distributions on or in respect of the SUBI Assets allocable to the SUBI Interest to the Trustee which in turn will be distributed to the Certificateholders. In such event, certain factors, such as the fact that the Trust will not have a direct ownership interest in the Contracts or the Leased Vehicles or a perfected security interest in the Leased Vehicles (which will be titled in the name of the Origination Trustee, in its capacity as trustee of the Origination Trust) may limit the amount realized to less than the amount due from the related lessees. Investors in the Class A Certificates may thus be subject to delays in payment and may incur losses on their investment in the Class A Certificates as a result of defaults or delinquencies by lessees and because of depreciation in the value of the related Leased Vehicles. See "The Origination
Trust -- Allocation of Origination Trust Liabilities", "Security for the Certificates -- The Accounts -- The Reserve Fund", "Additional Document Provisions -- The Servicing Agreement -- Insurance on Leased Vehicles", "Certain Legal Aspects of the Origination Trust and the SUBI -- The SUBI" and "Certain Legal Aspects of the Contracts and the Leased Vehicles" for a discussion of these matters.


THE SUBI

     The SUBI will be issued pursuant to the SUBI Trust Agreement and will evidence a beneficial interest in certain specified Origination Trust Assets consisting of (i) the Contracts, the Leased Vehicles and all proceeds or payments received or due on or after the related Cutoff Date; and (ii) all other related Origination Trust Assets, including (A) the SUBI Collection Account and Residual Value Surplus Account, (B) the right to receive payments made to World Omni, the Origination Trust or the Origination Trustee under any insurance policy relating to the Contracts, the related lessees or the Leased Vehicles, including Insured Residual Value Loss Amounts payable under the Residual Value Insurance Policy, (C) the right to receive the proceeds of any Dealer repurchase obligations in respect of the Contracts or Leased Vehicles, and (D) all proceeds of the foregoing (collectively, the "SUBI Assets"). (SUBI Trust Agreement, Sections 4.02, 11.01 and 11.02).

     As described under "Summary -- The Revolving Period; Subsequent Contracts and Subsequent Leased Vehicles" and "Description of the Certificates -- Distributions on the Certificates -- Application and Distributions of Principal", during the Revolving Period, Principal Collections and reimbursement of Loss Amounts will be reinvested in Subsequent Contracts and Subsequent Leased Vehicles which will become SUBI Assets at the time of such reinvestment. The SUBI will not represent a direct interest in the SUBI Assets, nor will it represent an interest in any Origination Trust Assets other than the SUBI Assets. Payments made on or in respect of such other Origination Trust Assets will not be available to make payments on the Certificates or to cover expenses of the Origination Trust allocable to the SUBI Assets.

     Pursuant to the SUBI Trust Agreement, on the Closing Date the Origination Trustee will issue the SUBI Certificate, which will evidence the SUBI Interest, to the Transferor. Simultaneously therewith, the Origination Trustee will issue to the Transferor a certificate evidencing the Retained SUBI Interest, which will represent the 0.2% interest in the SUBI not evidenced by the SUBI Certificate, and the Transferor will transfer and assign the SUBI Certificate to the Trustee pursuant to the Agreement. The certificate evidencing the Retained SUBI Interest will be permanently retained by the Transferor and payments made in respect thereof will not be available to make payments on the Certificates.

                             THE ORIGINATION TRUST

GENERAL

     The Origination Trust is an Alabama trust formed pursuant to the Origination Trust Agreement. The primary business purpose of the Origination Trust is to take assignments of, and serve as record holder of title to, substantially all of the fixed rate retail closed-end lease contracts and the related leased vehicles originated through Dealers in the World Omni network of dealers since November 1993. Pursuant to the Servicing Agreement, World Omni will service the lease contracts included in the Origination Trust Assets, including the Contracts. For further information regarding the Origination Trust and the servicing of the Origination Trust Assets, see "Additional Document Provisions -- The SUBI Trust Agreement" and "-- The Servicing Agreement" and "Certain Legal Aspects of the Origination Trust and the SUBI -- The Origination Trust".


     Except as otherwise described under "Additional Document Provisions -- The SUBI Trust Agreement", pursuant to the Origination Trust Agreement the Origination Trust has not and will not (i) issue interests therein or securities thereof other than the SUBI Interest, the Retained SUBI Interest, the SUBI Certificate, the certificate representing the Retained SUBI Interest, Other SUBIs representing divided interests in other portfolios of Origination Trust Assets (the "Other SUBI Assets") and certificates representing Other SUBIs or portions thereof (the "Other SUBI Certificates"), the UTI representing a divided interest in the remaining portfolio of Origination Trust Assets not allocated as SUBI Assets or Other SUBI Assets (the "UTI Assets") and one or more certificates representing the UTI or portions thereof (the "UTI Certificates"); (ii) borrow money (except from World Omni) in connection with funds used to acquire lease contracts and the related leased vehicles; (iii) make loans; (iv) invest in or underwrite securities, other than Permitted Investments or as otherwise permitted by the Origination Trust Agreement or the SUBI Trust Agreement; (v) offer securities in exchange for property (other than the SUBI Certificate, the Other SUBI Certificates and the UTI Certificates); or (vi) repurchase or otherwise reacquire its securities except in connection with financing or refinancing the acquisition of lease contracts and the related leased vehicles or as otherwise permitted by each such financing or refinancing. (SUBI Trust Agreement, Section 5.01). The Origination Trust will not be permitted to acquire lease contracts otherwise than through dealers in the World Omni network of Dealers, unless such lease contracts are (in World Omni's reasonable judgment) originated generally in accordance with World Omni's then-current lease contract underwriting standards. (SUBI Trust Agreement, Section 2.01).



ALLOCATION OF ORIGINATION TRUST LIABILITIES



     The Origination Trust Assets are comprised of several portfolios of assets other than the SUBI Assets, including five portfolios of Other SUBI Assets and the remaining portfolio of UTI Assets. ALFI L.P. has pledged (and may in the future pledge) the UTI as security for obligations to third-party lenders, and has created and sold and may in the future create and sell or pledge Other SUBIs in connection with other financings. The Origination Trust Agreement will permit the Origination Trust, in the course of its activities, to incur certain liabilities relating to its assets other than the SUBI Assets, or relating to its assets generally, and to which, in certain circumstances, the SUBI Assets may be subject. Pursuant to the Origination Trust Agreement, as among the beneficiaries of the Origination Trust and their pledgees, an Origination Trust liability relating to a particular Origination Trust Asset will be allocated to and charged against the allocated portfolio of Origination Trust Assets to which it belongs. Origination Trust liabilities that are incurred with respect to the Origination Trust Assets generally will be borne pro rata among all portfolios of Origination Trust Assets. The Origination Trustee, the beneficiaries of the Origination Trust (including the Trustee and the Certificateholders) and their pledgees will be bound by this allocation. In particular, the Origination Trust Agreement will require the holders from time to time of Other SUBI Certificates and any UTI Certificates to waive any claim that they might otherwise have with respect to the SUBI Assets and to fully subordinate any claims to the SUBI Assets in the event that this waiver is not given effect. Similarly, by virtue of holding Certificates or a beneficial interest in the Certificates, Certificateholders and Certificate Owners will be deemed to have waived any claim that they might otherwise have with respect to Other SUBI Assets and the UTI Assets. For further information regarding these matters, see "The SUBI Trust Agreement -- The SUBI, the Other SUBIs and the UTI" and "Certain Legal Aspects of the Origination Trust and the SUBI -- The SUBI".


ALFI AND ALFI L.P.


     ALFI is a wholly owned, special purpose finance subsidiary of World Omni and was incorporated under the laws of Delaware in September 1993, solely for the purpose of acting as general partner of ALFI L.P. ALFI L.P. was formed as a limited partnership under the laws of Delaware in June 1994 solely for the purpose of being grantor and initial beneficiary of the Origination Trust, holding the UTI and the UTI Certificates, acquiring interests in the SUBI and the Other SUBIs and engaging in related transactions. ALFI's articles of incorporation and ALFI L.P.'s limited partnership agreement limit their respective activities to the foregoing purposes and to any activities incidental to and necessary for such purposes. ALFI may not transfer its general partnership interest in ALFI L.P. so long as any financings involving interests in the Origination Trust (including the transaction described herein) are outstanding. World Omni is the sole limited partner of ALFI L.P. The principal office of ALFI L.P. is located at 6150 Omni Park Drive, Mobile, Alabama and its telephone number is (334) 639-7500.


THE ORIGINATION TRUSTEE

     The Origination Trustee is a wholly owned, special purpose subsidiary of First Bank that was organized in 1993 solely for the purpose of acting as Origination Trustee. First Bank, as Trust Agent, serves as agent for the Origination Trustee to perform certain functions of the Origination Trustee pursuant to the Origination Trust Agreement. (Origination Trust Agreement,
Section 5.03). The Origination Trust Agreement provides that in the event that First Bank no longer can be the Trust Agent, the designee of ALFI L.P. (who may not be ALFI L.P. or any affiliate thereof) will have the option to purchase the stock of the Origination Trustee for a nominal amount. If ALFI L.P.'s designee does not timely exercise this option, then the Origination Trustee will appoint a new trust agent, and that new trust agent (or its designee) will next have the option to purchase the stock of the Origination Trustee. If none of these options is timely exercised, First Bank may sell the stock of the Origination Trustee to another party. (Origination Trust Agreement, Section 6.10).

PROPERTY OF THE ORIGINATION TRUST

     The property of the Origination Trust consists of (i) fixed rate retail closed-end lease contracts originated throughout the United States and assigned to the Origination Trust by World Omni or Dealers since November 1993 and all monies due from lessees thereunder; (ii) the automobiles and light duty trucks leased pursuant thereto and all proceeds thereof; (iii) all of World Omni's rights (but not its obligations) with respect to such lease contracts and leased vehicles, including the right to receive proceeds of Dealer repurchase obligations, if any; (iv) the rights to proceeds from residual value, physical damage, credit life, disability and all other insurance policies, if any, covering the lease contracts, the related lessees or the leased vehicles, including, but not limited to, the Contingent and Excess Liability Insurance Policies, the Residual Value Insurance Policy and other residual value insurance policies that may relate to Other SUBI Assets or the UTI Assets; (v) all security deposits with respect to such lease contracts to the extent due to the lessor thereunder; and (vi) all proceeds of the foregoing (collectively, the "Origination Trust Assets"). From time to time after the date of this Prospectus, World Omni will cause Dealers to originate additional retail closed-end lease contracts and to assign such lease contracts to the Origination Trustee on behalf of the Origination Trust and, as described below, title the related leased vehicles in the name of the Origination Trustee on behalf of the Origination Trust. (Origination Trust Agreement, Section 2.01).

CONTRACT ORIGINATION; TITLING OF LEASED VEHICLES

     All lease contracts originated by the Origination Trust have been, or will be, underwritten using the underwriting criteria described under "World
Omni -- Lease Contract Underwriting Procedures". In connection with the origination of each lease contract, the Origination Trustee, on behalf of the Origination Trust, will be listed as the owner of the related leased vehicle on the related certificate of title. Liens will not be placed on such certificates of title, and new certificates of title will not be issued, to reflect the interest of the

Trustee, as holder of the SUBI Certificate, in the Leased Vehicles. The certificates of title to the Leased Vehicles will, however, reflect a first lien recorded in favor of Bank of America Trust Company of Florida, N.A. or AL Holding Corp. (collectively, the "Administrative Lienholders"). Such lien (the "Administrative Lien") will exist solely to assure delivery of the certificates of title to the Leased Vehicles to the Servicer. Neither of the Administrative Lienholders will have any interest in any of the Leased Vehicles.

     Pursuant to agreements between World Omni and the Dealers, each Dealer is obligated, after origination of lease contracts and assignment thereof to the Origination Trustee on behalf of the Origination Trust, to repurchase such lease contracts which do not meet certain representations and warranties made by such Dealer. These representations and warranties relate primarily to the origination of the lease contracts and the titling of the related leased vehicles, and do not typically relate to the creditworthiness of the related lessees or the collectibility of such lease contracts. The Dealer agreements do not generally provide for recourse to the Dealer for unpaid amounts in respect of a defaulted lease contract, other than in connection with the breach of the foregoing representations and warranties. The rights of World Omni to receive proceeds of such Dealer repurchase obligations will constitute Origination Trust Assets (and accordingly will constitute SUBI Assets to the extent they relate to the Contracts and Leased Vehicles), although the related Dealer agreements will not constitute Origination Trust Assets.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Class A Certificates (i.e., the proceeds of the public offering of the Class A Certificates minus expenses relating thereto) will be applied by the Transferor to purchase the SUBI Certificate from ALFI L.P.

                                 THE TRANSFEROR

     The Transferor is a limited partnership formed under the laws of Delaware in June 1994. The sole general partner of the Transferor, WOLSI, is a wholly owned, special purpose finance subsidiary of World Omni and was incorporated under the laws of Delaware in March 1994. WOLSI may not transfer its general partnership interest in the Transferor so long as any financings involving interests formerly or partially held by it in the Origination Trust (including the transaction described herein) are outstanding. World Omni is the sole limited partner of the Transferor. The principal office of the Transferor is located at 6150 Omni Park, Mobile, Alabama 36609 and its telephone number is
(334) 639-7500.

     The Transferor and WOLSI were organized solely for the purpose of acquiring interests in the SUBI and the Other SUBIs, issuing certificates similar to the Certificates and engaging in related transactions. The limited partnership agreement of the Transferor and the certificate of incorporation of WOLSI limit their respective activities to the foregoing purposes and to any activities incidental to and necessary for such purposes.


     A support agreement dated as of October 1, 1995, as amended (the "Support Agreement"), between the Transferor and World Omni provides that World Omni will, directly or indirectly, retain 100% ownership of the Transferor and that under certain circumstances World Omni will make contributions or loans or provide or arrange for financial assistance to the Transferor in order to ensure that the Transferor maintains positive partners' capital. The Support Agreement will provide that World Omni's total obligations thereunder will not exceed $60.0 million. The Support Agreement does not constitute a guarantee by World Omni of the Certificates or any other obligations of the Transferor. The Support Agreement provides that no person other than the Transferor and WOLSI may take any action to enforce the Support Agreement. Although World Omni intends to comply with all of its obligations under the Support Agreement, because (as described above) it can only be enforced by the Transferor and WOLSI, there can be no assurance that the Trustee or the Certificateholders would be able to enforce the Support Agreement directly against World Omni.

                                   WORLD OMNI

GENERAL


     The Initial Contracts were, and the Subsequent Contracts will be, assigned to the Origination Trust by Dealers. World Omni is a Florida corporation and a wholly owned subsidiary of JM Family Enterprises, Inc. ("JMFE"), a Delaware corporation. JMFE is primarily engaged, through its subsidiaries, in providing Toyota dealerships in the Five State Area, as well as other automotive dealerships throughout the United States, with a full range of distribution and financial services. In January 1993, a predecessor corporation to World Omni merged with its sister automobile leasing company, World Omni Leasing, Inc., in connection with which the name World Omni Financial Corp. was retained. WOLSI and ALFI are wholly owned, special purpose finance subsidiaries of World Omni.


     In addition to the lease contract financing described below, World Omni provides retail installment contract financing to retail customers of certain automotive dealers and wholesale floorplan financing and capital and mortgage loans to dealers and customers of Southeast Toyota Distributors, Inc. ("SET"), World Omni's sister corporation, as well as to other automotive dealers within and outside the Five State Area.


     SET is the exclusive distributor of Toyota cars and light duty trucks, parts and accessories in the Five State Area. As such, SET is the sole provider of Toyotas to Dealers in the Five State Area. SET distributes Toyota vehicles pursuant to a Distributor Agreement, which first was entered into in 1968 and has been renewed through October 1999, with Toyota Motor Sales, USA, Inc. ("TMS"), a California corporation that is wholly owned by Toyota Motor Corporation, the largest automotive company in Japan. Lexus cars, parts and accessories are distributed in the Five State Area directly by TMS and not by SET. SET's consolidated revenues for the years ended December 31, 1996, December 31, 1995 and December 31, 1994 were approximately $4.2 billion, approximately $3.8 billion and approximately $3.5 billion, respectively. Since March 1996, substantially all financial services provided by World Omni to, by and through SET's Toyota Dealers in the Five State Area have been provided under the name "Southeast Toyota Finance".



     World Omni (either directly or through the Origination Trust and certain special purpose finance subsidiaries of World Omni) owns and leases vehicles primarily through more than 1000 Dealers located throughout the United States. Pursuant to written agreements with World Omni, each Dealer offers automobiles and light duty trucks for set lease periods pursuant to World Omni-approved terms and a World Omni-supplied form of closed-end retail motor vehicle lease and disclosure statement. Each Dealer is responsible for obtaining certain credit-related information about a prospective lessee and for forwarding such information to World Omni's central operations center in Mobile, Alabama (the "Mobile Center") or to Southeast Toyota Finance's offices in Deerfield Beach, Florida (the "Deerfield Office"), as applicable. At the Mobile Center or the Deerfield Office, each application is reviewed, evaluated and "scored" as described under "World Omni -- Lease Contract Underwriting Procedures". The results of this computer-based evaluation are then sent to one of World Omni's purchase offices for final review and credit evaluation. The related purchase office then advises the Dealer if such applicant is acceptable to World Omni. If a prospective lessee is accepted, the Dealer will prepare all necessary paperwork to sell the vehicle from its inventory to World Omni or its designee, and to enter into a lease contract with its customer and assign the lease contract to World Omni or, at World Omni's direction, a different assignee. Substantially all retail lease contracts originated by World Omni Dealers are assigned to, and the related leased vehicles are titled in the name of, the Origination Trustee on behalf of the Origination Trust. For further information regarding the underwriting of lease contracts, see "World Omni -- Lease Contract Underwriting Procedures".


     World Omni's lease contracts are serviced primarily through the Mobile Center, which handles collection activities, operational accounting, insurance verification and dealer and customer inquiries for World Omni. In addition, the Mobile Center and the Deerfield Office verify that all documents supplied by a Dealer with respect to a lease contract conform with World Omni's requirements.


     World Omni recently opened a national customer service center located in St. Louis, Missouri (the "St. Louis Center"). None of the Initial Contracts were (although some of the Subsequent Contracts may

be) originated through the St. Louis Center. It currently is anticipated that none of the Contracts will be serviced through the St. Louis Center.


     World Omni initiated operations in 1982, and as of December 31, 1996, December 31, 1995 and December 31, 1994, World Omni and its affiliates had approximately 232,000, 156,900 and 115,900 retail lease contracts outstanding, respectively. Aggregate net outstanding principal balances of retail lease contracts at such dates (including retail lease contracts that were sold but are still being serviced by World Omni), were $4.6 billion, $2.8 billion and $1.8 billion, respectively. Of these amounts, the related leased vehicles had an estimated aggregate residual value as of the end of their lease terms of approximately $3.3 billion, $2.0 billion and $1.2 billion, respectively. For the years ended December 31, 1996, December 31, 1995 and December 31, 1994, World Omni's consolidated gross revenues were approximately $275 million, approximately $228 million and approximately $199 million, respectively.

     The principal executive offices of World Omni are located at 120 Northwest 12th Avenue, Deerfield Beach, Florida 33442 and its telephone number is (954) 429-2200.

LEASE CONTRACT UNDERWRITING PROCEDURES

     World Omni has underwritten retail motor vehicle lease contracts since February 1983. The Initial Contracts were, and the Subsequent Contracts will be, underwritten by the Origination Trust, in each case through World Omni's purchase offices.


     The World Omni underwriting standards are intended to evaluate a prospective lessee's credit standing and repayment ability. Generally, a prospective lessee is required by the Dealer to complete a credit application on a form prepared or approved by World Omni. As part of the description of the applicant's financial condition, the applicant is required to provide current information enumerating, among other things, employment history, residential status, bank account information, annual income and credit references. The Dealer then transmits the completed application to the Mobile Center, the Deerfield Office or the St. Louis Center, as applicable. Upon receipt, all application data is entered into a centralized computer network (owned and maintained by a division of JMFE) that automatically obtains an independent credit bureau report and then "scores" the application with the use of a scorecard. The scorecard enables World Omni to review an application and establish the probability that the proposed lease contract will be paid in accordance with its terms. The credit scores rank-order applications according to credit risk, which is the likelihood that the account will be delinquent or repossessed. The application also is evaluated against a "cutoff score" established by World Omni as the minimum acceptable score to purchase a lease contract, which is revised from time to time as changes occur in economic conditions and World Omni's lease contract portfolio.


     This numerical credit scoring system was developed by Fair, Isaac & Company ("Fair, Isaac"), a lending and leasing consulting firm, specifically for World Omni based upon an analysis of the historical performance of the retail automobile and light duty truck lease and installment sale contract portfolios of World Omni. To determine the appropriate characteristics for credit scoring, Fair, Isaac reviewed a random sample of 10,000 retail lease contracts and 10,000 retail installment sale contracts from World Omni's portfolio. Fair, Isaac then compiled a list of ten to twelve characteristics that cumulatively carried the most weight in predicting historical performance and assigned point values and weighting to each of these characteristics. The weighting system is particularly significant because the weightings are beyond the control of a dealer and cannot be manipulated. Fair, Isaac determined that the most accurate determinant of the performance of a lease or installment sale contract was the credit bureau report. Based on such historical performance, Fair, Isaac prepared two retail credit and two lease scorecards (which differ according to the geographical location of the dealer and whether the vehicle is new or used), each of which assigned at least a 50% weighting to the credit bureau report. The Fair, Isaac scorecard system was implemented in the fourth quarter of 1990 and was used for substantially all lease contracts originated from that time until February 1997.


     In an effort to increase the predictiveness of the scorecards developed by Fair, Isaac, World Omni implemented an updated scorecard system in February 1997, which includes three retail credit and two lease scorecards (which, for lease scorecards, differ according to the geographic location of the dealer and, for retail scorecards, whether the vehicle is new or used and the credit "depth" of the applicant). The revised scorecards are primarily weighted to the credit bureau report.



     Each of these numerical scoring models is intended to provide a means of analysis to assist in decision making, but the final decision rests with World Omni's credit specialists. Under World Omni's guidelines, a credit specialist generally may not override the scorecard analysis of applications above or below the cutoff score by more than a limited percentage of such applications (depending on vehicle make and geographic location). Both the number of overrides granted by each credit specialist and the aggregate number of overrides granted by all credit specialists are tracked by World Omni daily in order to insure the statistical validity of the scoring models. Detailed reporting on all aspects of the numerical scoring model is utilized to track performance of World Omni's retail automobile and light duty truck lease contract portfolio and to enable World Omni to fine tune the scoring model according to statistical indications in order to continually assure the statistical validity of the scoring models. In limited circumstances, lessees with established credit histories with World Omni may be pre-approved for new leases without the use of a numerical scorecard.


     For the years ended December 31, 1996, December 31, 1995 and December 31, 1994, World Omni, either directly or through the Origination Trust and certain special purpose finance subsidiaries of World Omni, on average, booked approximately 70%, approximately 71% and approximately 75%, respectively, of all credit applications relating to leased vehicles. These averages generally reflect adjustments in underwriting criteria in connection with the use of the Fair, Isaac scorecard system. Substantially all of the Initial Contracts were, and substantially all Subsequent Contracts will be, underwritten using the Fair, Isaac numerical scorecard. See "The Contracts -- Characteristics of the Contracts" for further information on the identity and characteristics of the Contracts.


     After an application has been approved by a World Omni purchase office and the prospective lessee has agreed to the terms of the related lease contract, including an assignment of the lease contract from the Dealer to World Omni (or, at the direction of World Omni, an assignee thereof), World Omni receives from the Dealer a lease contract package containing, among other things, the standard form lease contract between the Dealer and the lessee, the customer's application, applicable insurance information (company, agent and additional insured(s), with the lessor named as loss payee) and the customer's first payment and security deposit. World Omni determines whether such package complies with its requirements. The specifics of the lease contract are compared to the application approved by the purchasing department, and the rate, truth-in-leasing disclosures and purchase price from the Dealer are verified.


INSURANCE


     Each lease contract requires the lessee to maintain automobile bodily injury and property damage liability insurance which must name the dealer's assignee (with respect to the Contracts, the Origination Trustee on behalf of the Origination Trust) as an additional insured. Each lease contract further requires the lessee to maintain (all risks) comprehensive and collision insurance covering damage to the leased vehicle and naming the dealer's assignee (with respect to the Contracts, the Origination Trustee on behalf of the Origination Trust) as loss payee. The insurance coverage is verified independently and tracked by World Omni (through its third-party contracted agents) throughout the term of the lease contract. If at any point during the term of the lease contract World Omni cannot verify within 60 days that the required insurance is in place, such lease contract would, by its terms, be in default and World Omni generally would repossess the related leased vehicle.


COLLECTION, REPOSSESSION AND DISPOSITION PROCEDURES

     Collection efforts are primarily performed through the Mobile Center. These efforts are enhanced by the use of an automated dialing system. Notwithstanding the centralization of collection efforts, repossessions continue to be handled locally, as independent contractors are employed in connection with repossessions. General guidelines for collection of lease contracts and repossession of leased vehicles include the following:

   NUMBER OF
DAYS DELINQUENT                                                ACTION
---------------                                                ------
    22-45................................  Telephone contact with the lessee is initiated
    46-89................................  Telephone and/or field collections continue
    60-90................................  The leased vehicle is normally repossessed

     Occasionally, situations occur in the collection process when a lessee has become delinquent and is willing but unable to bring the related account current (i.e., a skipped payment). In this situation, at the discretion of collection department management, but subject to extensive guidelines, the lease contract may be extended, provided that the lessee pays an extension fee (each, an "Extension Fee") equal to the lesser of (i) the product of 1.15% multiplied by the outstanding principal balance of such lease contract, and (ii) one-half of the related monthly contract payment. In circumstances deemed appropriate by collection department management, World Omni may reduce or waive the payment by the lessee of an Extension Fee. However, the Servicing Agreement will require that all Extension Fees relating to the Contracts be deposited into the SUBI Collection Account and that a Contract may not be extended more than five times. Moreover, no extensions of a Contract may be made for more than five months in the aggregate or to a date later than the last day of the month immediately preceding the month in which the Final Scheduled Distribution Date occurs, as described under "Additional Document Provisions -- The Servicing
Agreement -- Collections".


     World Omni disposes of off-lease vehicles through several outlets, including a Toyota "certified" program, in which vehicles are inspected and given body work, repairs and maintenance as needed, certified as meeting the program standards, and then sold to automobile dealers primarily in World Omni's dealer network for retail sale; large regional automobile auctions which are utilized for off-lease vehicle sales in addition to liquidation of repossessed vehicles; and negotiated sales of groups of vehicles to rental companies, fleet lessors and others.


DELINQUENCY, REPOSSESSION AND LOSS DATA


     The following tables set forth certain delinquency, repossession and loss data with respect to World Omni's retail automobile and light duty truck lease contract portfolio originated by Dealers located throughout the United States, including lease contracts assigned to the Origination Trust and lease contracts originated by World Omni and assigned to special purpose finance subsidiaries of World Omni, as of and for the years ended December 31, 1992 through December 31, 1996.



     As shown on these tables, World Omni's delinquency rates during 1993 and 1994 were generally consistent, decreasing from 1992 largely due to improved credit quality resulting from stricter underwriting standards (including the implementation of a new computerized credit evaluation system and the effects of the implementation of the Fair, Issac credit scoring system in the fourth quarter of 1990), an improved collection system and the implementation of centralized collection efforts through the Mobile Center. Delinquencies trended up in 1995 and 1996, consistent with recent trends in overall consumer credit and, to a lesser extent, due to some disruption in collection activity caused by the implementation of a new collection system at the Mobile Center in 1996. The new collection system is now fully operational.



     Net Repossession Losses as a percentage of the Average Net Receivables Outstanding decreased in 1993 and 1994 versus 1992 primarily as a result of a decreasing number of repossessions as a result of improved credit quality for the reasons mentioned previously. General economic trends were also positive during this period as was the used car market in general.



     Total Net Repossession Losses increased in 1995 and 1996 compared to 1994 primarily as a result of the increasing number of lease contracts outstanding and the higher Average Net Repossession Loss per Liquidated Lease Contract. The higher Average Net Repossession Loss per Liquidated Lease Contract in 1995 as well as in 1996 was generally due to higher average amounts being financed and generally higher residual values. The higher average loss per Liquidated Lease Contract as well as a somewhat higher repossession frequency percentage in 1996 resulted in higher Net Repossession Losses as a percentage of Average Net Receivables. The higher frequency of repossession in 1996 was due to a general trend of weaker overall consumer credit quality nationally as well as World Omni adjusting, to a limited extent, its credit policies.



     World Omni's total losses and average loss per vehicle realized on the disposition of vehicles in connection with leases that reached scheduled termination substantially decreased from 1992 to 1994. Management attributes this decrease primarily to an improved used car market during the same period and World Omni's pro-active lease termination programs implemented in 1990.



     Residual value losses and the number of vehicles returned to and sold by World Omni increased in 1995 and 1996. 1995 losses and returns increased as a result of special programs on shorter term leases. Losses in 1996 increased over 1995 as a result of generally higher residual values, higher losses on shorter term leases (i.e., leases with terms 24 months or shorter) and an increase in the losses on leases with other maturities. In addition, there was some weakening in the used car market relative to the prior three years. There are no short term leases included in the Initial Contracts nor will any be included in the Subsequent Contracts.



     The new and used car market has experienced growth over the last five years, showing some weakness towards the end of 1996. This overall growth in the new and used car market may not continue, which could negatively affect World Omni's returns and losses in the future. World Omni believes that the number of vehicles returned and losses relating to residual value will continue to trend upward in the future. As a result, losses on returned and sold vehicles may increase and the Full Termination Ratio may increase. Based upon prior experience however, World Omni does not believe that World Omni's loss experience or these recent negative trends will materially adversely affect Class A Certificateholders or World Omni's business. However, no assurances can be given in this regard.


     The data presented in the following tables are for illustrative purposes only. Delinquency, repossession and loss experience may be influenced by a variety of economic, social, geographic and other factors. There is no assurance that World Omni's delinquency, repossession and loss experience with respect to its retail automobile and light duty truck lease contracts and the related leased vehicles in the future, or the experience with respect to the Contracts and the Leased Vehicles, will be similar to that set forth below.

              RETAIL VEHICLE LEASE CONTRACT DELINQUENCY EXPERIENCE

                                                                   AT DECEMBER 31,
                                         -------------------------------------------------------------------
                                              1996              1995              1994             1993
                                         ---------------   ---------------   ---------------   -------------
                                                               (DOLLARS IN THOUSANDS)
Dollar Amount of Lease Contracts(1)....       $4,641,992        $2,798,830        $1,823,823      $1,039,888
Ending Number of Lease Contracts.......          231,942           156,471           114,298          71,198
Number and Percentage of Lease
  Contracts
  Delinquent (2)(3)(4)
  31-60 Days...........................   3,294     1.42%   1,745     1.12%   1,114     0.97%   625     0.88%
  61-90 Days...........................     297     0.13      118     0.08       38     0.03     27     0.04
  91 Days or More......................      64     0.03       18     0.01        7     0.01      3     0.00
                                         ------   ------   ------   ------   ------   ------   ----   ------
        Total..........................   3,655     1.58%   1,881     1.21%   1,159     1.01%   655     0.92%

                                         AT DECEMBER 31,
                                         ----------------
                                               1992
                                         ----------------
                                         (DOLLARS IN THOUSANDS)
Dollar Amount of Lease Contracts(1)....          $624,017
Ending Number of Lease Contracts.......            48,646
Number and Percentage of Lease
  Contracts
  Delinquent (2)(3)(4)
  31-60 Days...........................      756     1.55%
  61-90 Days...........................       16     0.03
  91 Days or More......................        2     0.00
                                         -------   ------
        Total..........................      774     1.58%

---------------

(1) Based on the sum of all principal amounts outstanding under lease contracts (inclusive of the residual values of the related leased vehicles).


(2) Excludes lease contracts the related lessees of which are bankrupt or have commenced bankruptcy proceedings. As of December 31, 1996, approximately 213 lease contracts involving bankrupt lessees were delinquent for at least 61 days.

(3) The period of delinquency is based on the number of days payments are contractually past due.
(4) As a percentage of the total number of lease contracts at period end.

         RETAIL VEHICLE LEASE CONTRACT REPOSSESSION AND LOSS EXPERIENCE


                                                                                   AT DECEMBER 31,
                                                            --------------------------------------------------------------
                                                               1996           1995         1994         1993        1992
                                                            -----------    ----------   ----------   ----------   --------
                                                                                (DOLLARS IN THOUSANDS)
Dollar Amount of Lease Contracts(1).......................  $ 4,641,992    $2,798,830   $1,823,823   $1,039,888   $624,017
Ending Number of Lease Contracts..........................      231,942       156,471      114,298       71,198     48,646
Average Lease Contracts Outstanding.......................      194,492       133,069       93,023       58,605     46,013
Repossessions:
  Number of Repossessions.................................        4,297         2,519        1,776        1,287      1,916
Number of Repossessions as a
  Percentage of:
  Lease Contracts Outstanding.............................         1.85%         1.61%        1.55%        1.81%      3.94%
  Average Lease Contracts Outstanding.....................         2.21%         1.89%        1.91%        2.20%      4.16%
Losses:
  Average Net Receivables Outstanding.....................  $ 3,718,336    $2,243,790   $1,426,382   $  817,452   $548,852
  Net Repossession Losses(2)..............................  $    23,196    $   11,347   $    6,283   $    3,811   $  5,759
  Average Net Repossession Loss per Liquidated Lease
    Contract(1)(3)........................................  $     5,398    $    4,505   $    3,538   $    2,961   $  3,006
  Net Repossession Losses as a Percentage of Average Net
    Receivables...........................................         0.62%         0.51%        0.44%        0.47%      1.05%


---------------

(1) Based on the sum of all principal amounts outstanding under lease contracts (inclusive of the residual values of the related leased vehicles).

(2) Includes losses on charged-off accounts, but does not include expenses incurred to dispose of vehicles.
(3) Dollars not in thousands.


                       RESIDUAL VALUE LOSS EXPERIENCE(1)



                                                                                AT DECEMBER 31,
                                                              ---------------------------------------------------
                                                               1996        1995        1994      1993      1992
                                                              -------     -------     -------   -------   -------
                                                                            (DOLLARS IN THOUSANDS)
Total Number of Leased Vehicles Scheduled to Terminate......   36,413      25,677      14,775    17,218    15,155
Number of Leased Vehicles Returned to and Sold by World
  Omni......................................................    5,018       4,611         779     2,050     2,142
Full Termination Ratio(2)...................................     13.8%       18.0%(3)     5.3%     11.9%     14.1%
Total Losses/(Gains) on Vehicles that Reached Scheduled
  Term(4)...................................................  $ 3,700(5)  $ 1,893     $  (168)  $   503   $   894
Average Loss/(Gain)(4)(6)...................................  $   737     $   411     $  (216)  $   245   $   417


---------------


(1) Because the terms of the retail closed-end lease contracts originated by World Omni have gradually shifted from five years to three years since 1992, the residual value loss experience for the periods in the table may not be fully comparable.


(2) The ratio of line 2 over line 1 expressed as a percentage.


(3) The ratio for the year ended December 31, 1995 includes special program short-term lease contracts referenced under "Delinquency, Repossession and Loss Data" above. Excluding those vehicles, the ratio would have been 7.1%.


(4) Figures do not include expenses incurred in disposal of vehicles returned to World Omni, as such information is not readily available.


(5) Does not include losses related to World Omni's incentive programs of approximately $211,250.


(6) Dollars not in thousands.



                                 THE CONTRACTS


GENERAL

     The Initial Contracts will consist of a pool of 51,898 closed-end retail lease contracts, having an aggregate Outstanding Principal Balance as of the Initial Cutoff Date of $1,227,193,400, selected from the Origination Trust's portfolio of retail closed-end automobile and light duty truck lease contracts that are not evidenced by or reserved for allocation to an Other SUBI. During the Revolving Period, Principal Collections (and reimbursement of Loss Amounts) will be reinvested in Subsequent Contracts and Subsequent Leased Vehicles, which at the time of such reinvestment will become SUBI Assets. See "Description of the Certificates -- Distributions on the Certificates -- Application and Distributions of Principal -- Revolving Period". The Initial Contracts were originated by Dealers located throughout the United States and assigned to the Origination Trust, and the Subsequent Contracts will be originated by Dealers located in the United States and assigned to the Origination Trust, in accordance with the underwriting procedures described under "World Omni -- Lease Contract Underwriting Procedures". The Initial Contracts have been selected based upon the criteria specified in the SUBI Trust Agreement and described under "The Contracts -- Characteristics of the Contracts -- General" and
"-- Representations, Warranties and Covenants". The Subsequent Contracts will be selected from the other lease contracts of the Origination Trust that were originated after the Initial Cutoff Date that also meet the foregoing criteria. Principal Collections (and reimbursements of Loss Amounts) will first be reinvested in the eligible lease contract with the earliest origination date, then with the eligible lease contract with the next earliest origination date and so forth, except that (i) certain leases booked from February 28, 1997 through April 7, 1997 have been reserved for allocation to the SUBI, so that reinvestment of Principal Collections and reimbursement of Loss Amounts will first be made in such leases to the extent available, (ii) certain leases have been, and may in the future be, allocated to (or reserved for allocation to) Other SUBIs and therefore not be available for reinvestment of such amounts from the SUBI, and (iii) to the extent that reinvestment of such amounts from the SUBI and any one or more previous Other SUBIs are at any time being made out of the Origination Trust's general pool of available lease contracts that have not been so reserved, such reinvestment will first be made with respect to such previous Other SUBI(s). World Omni will represent and warrant that, except as otherwise described in the immediately preceding sentence, no adverse selection procedures were employed or will be employed in selecting the Initial Contracts or the Subsequent Contracts for inclusion in the SUBI Assets and that it is not aware of any bias in the selection of such Contracts that would cause the delinquencies or losses on such Contracts to be worse than other retail closed-end automobile and light duty truck lease contracts held in the Origination Trust's portfolio; however, there can be no assurance that the delinquencies or losses on the Contracts will not be worse. Subsequent Contracts may be originated by World Omni using different underwriting criteria than those which were applied to the Initial Contracts. For this reason, the characteristics of the Subsequent Contracts may vary from those of the Initial Contracts.


     Each Contract will have been written for an original term of not more than 60 months, for a "capitalized cost" (which may exceed the manufacturer's suggested retail price), plus an implicit Lease Rate. The Initial Contracts were, and the Subsequent Contracts will be, written on a constant yield basis and provide for equal Monthly Payments such that at the end of the lease term the capitalized cost has been amortized to an amount equal to the Residual Value of the related Leased Vehicle.

     At the times of origination of the related Contracts, the related Leased Vehicles were, in the case of the Initial Contracts, or will be, in the case of the Subsequent Contracts, new vehicles, dealer demonstrator vehicles driven fewer than 6,000 miles or manufacturers' program vehicles. Manufacturers' program vehicles are vehicles which have been sold directly by manufacturers to rental car companies and returned to the manufacturer for resale, generally after a period of eight to twelve months. Such vehicles generally are then resold to dealers through an automobile auction.

     All of the Contracts will be closed-end leases. Under a "closed-end lease", at the end of its term, if the lessee does not elect to purchase the related leased vehicle by exercise of the purchase option contained in such lease contract, the lessee is required to return the leased vehicle to or upon the order of the lessor, at which time the lessee will then owe only incidental charges for excess mileage, excessive wear and use and other items as may be due under such lease. In contrast, under an "open-end lease", the lessee is also obligated to pay at the end of the lease term any deficit between the fair market value of the leased vehicle at that time and the residual value established at the time of origination of such lease.

     Each lessee will be permitted to purchase the Leased Vehicle at the end of the term of the related Contract. The purchase price will be a fixed dollar amount equal to the Residual Value plus any applicable taxes and all other incidental charges which may be due under the Contract. In addition, each Contract will allow the related lessee voluntarily to terminate such Contract by paying certain miscellaneous charges and a termination amount more fully described below. In most instances, the Contracts are not expected to run to their full terms, as more fully described under "Risk Factors -- Maturity and Prepayment Considerations" and "Maturity, Prepayment and Yield Considerations".

     Each Contract will provide that the lessor may terminate such Contract and repossess the Leased Vehicle in the event of a default by the lessee. Events of default under the Contracts will include, but will not be limited to, failure to make payment when due, certain events of bankruptcy or insolvency, failure to maintain the insurance required by the Contract, failure to maintain or repair the Leased Vehicle as required or to comply with any other term or condition of the Contract and the making of a material misrepresentation by the lessee in the lease application. World Omni (or, with respect to insurance, its third-party contracted agents) regularly tracks lessees' compliance with their payment and insurance obligations and monitors the related leases for noncompliance as more fully described under "World Omni -- Insurance" and "-- Collection, Repossession and Disposition Procedures".

     In the forms of contract used by the Dealers to evidence the Contracts, upon early termination where the lessee is not in default and does not exercise its option to purchase the Leased Vehicle, the amount owed by the lessee (the "Early Termination Charge") will be determined by adding (i) the future Monthly Payments and any incidental charges owing under the Contract, less unearned lease charges, (ii) the Residual Value and (iii) a $250 processing fee, subtracting the "Realized Value" (as described below), from the sale or other disposition of the related Leased Vehicle and applying the Security Deposit to reduce any deficiency. In calculating the amount of unearned lease charges under clause (i) above, the Contracts will provide that the constant yield method will be used, in which lease charges are earned on a daily basis through the payment date immediately following the date of early termination. If, instead, there is an early termination and the lessee is in default, the amount owed by a lessee in default will be determined by adding (i) the Early Termination Charge, (ii) payments accrued under the Contract through the date of termination, (iii) collection, repossession, storage, preparation and sale expenses, (iv) attorneys' fees and disbursements incurred after default (not exceeding 15% of the amount owed by the lessee) and (v) simple interest at a 15% annual rate.

     The "Realized Value" of a Leased Vehicle is the actual wholesale price or the wholesale price otherwise determined by World Omni in a commercially reasonable manner. However, each Contract provides that the lessee has the right to obtain from an independent third party acceptable to the lessor a professional appraisal of the wholesale value of the Leased Vehicle that could be realized at sale. This appraised value then would be used as the wholesale value for purposes of calculating sums due from the lessee. Although World Omni cannot predict whether any lessee will challenge the wholesale sale price determined by World Omni, management of World Omni is unaware of any successful such challenge by any lessee under its retail closed-end automobile and light duty truck lease contracts. See "Maturity, Prepayment and Yield Considerations" for further information relating to the relationship between payments on the Contracts and the effective yield on the Certificates.

     In the event of early termination of a Contract where the lessee is in default, the amounts collected with respect to such Contract and the related Leased Vehicle (after deducting the costs and other sums retained by the Servicer in connection therewith) may be less than the Outstanding Principal Balance of such Contract, which shortfall can be due to, among other things, the use of wholesale appraisal of a Leased Vehicle as described above. In the event that a Contract reaches the date on which the last Monthly Payment is due, as such date may have been extended (the "Maturity Date"), but the related Leased Vehicle cannot be sold or otherwise disposed of for a net amount at least equal to its Residual Value, there may be an additional shortfall in amounts otherwise expected to be received in respect of the SUBI Interest. In the event that any of the foregoing shortfalls are not covered from the Investor Percentage of certain excess Interest Collections, available monies on deposit in the Residual Value Surplus Account, amounts otherwise payable to the Transferor in respect of the Transferor Interest, the Servicing Fee otherwise payable to the Servicer (so long as World Omni is the Servicer), Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy, amounts on deposit in the Reserve Fund, the subordination of interest payments otherwise payable to the Class B Certificateholders and, in the case of the Class A-3 Certificates, the subordination of principal payments otherwise payable to the Class B Certificateholders, in each case to the extent described herein, investors in the Class A Certificates could suffer a loss on their investment.

CHARACTERISTICS OF THE CONTRACTS

  General


     The Initial Contracts were, and the Subsequent Contracts will be, selected by reference to several criteria, including, as of the related Cutoff Date, that each Contract (i) is written with respect to a Leased Vehicle that was at the time of the origination of the related lease contract a new vehicle, a limited mileage dealer demonstrator vehicle, or a manufacturers' program vehicle; (ii) was originated in the United States after November 1, 1993 in the case of the Initial Contracts, and on or before April 30, 1998 in the case of the Subsequent Contracts; (iii) has a Maturity Date on or after February 5, 1999 and no later than February 24, 2002 in the case of the Initial Contracts, and no later than April 30, 2003 in the case of the Subsequent Contracts; (iv) fully amortizes to an amount equal to the Residual Value of the related Leased Vehicle based on a fixed Lease Rate calculated on a constant yield basis and provides for level payments over its term (except for payment of the Residual Value); (v) was not more than 60 days past due as of the Initial Cutoff Date or the related Subsequent Cutoff Date, as the case may be; and (vi) has never been extended for more than five months in the aggregate. (SUBI Trust Agreement, Section 10.01). Appearing below is some additional information regarding the characteristics of the Initial Contracts:


                               INITIAL CONTRACTS

                                                        AVERAGE          MINIMUM      MAXIMUM
                                                       ----------       ---------    ----------
Original Principal Balance...........................  $24,459.45       $7,060.00    $71,907.93
Outstanding Principal Balance(1).....................  $23,646.26       $6,850.12    $70,281.27
Residual Value.......................................  $15,499.27       $3,350.00    $48,392.90
Lease Rate(1)........................................        8.30%(2)        2.14%        12.95%
Seasoning (months)(1)................................        4.01(2)            1            12
Remaining Term (months)(1)...........................       36.98(2)           23            59

---------------

(1) As of the Initial Cutoff Date.
(2) Weighted by Outstanding Principal Balance as of the Initial Cutoff Date.

  Distribution of the Initial Leased Vehicles by Make

     As of the Initial Cutoff Date, the composition of the Initial Leased Vehicles by make of vehicle was as follows:


                                                                                PERCENTAGE OF
                                                             NUMBER OF            NUMBER OF
                     VEHICLE MAKE                        INITIAL CONTRACTS    INITIAL CONTRACTS
                     ------------                        -----------------    -----------------
Toyotas................................................       31,603                60.89%
United States manufacturers............................       16,911                32.59
Other Japanese manufacturers...........................          336                 0.65
Other foreign manufacturers............................        3,048                 5.87
                                                             -------              -------
          Total........................................       51,898               100.00%
                                                             =======              =======

  Distribution of the Initial Contracts by Lease Rate

     The distribution of the Initial Contracts as of the Initial Cutoff Date by Lease Rate was as follows:

                                                                                       PERCENTAGE OF AGGREGATE
                                             PERCENTAGE OF      INITIAL CUTOFF DATE      INITIAL CUTOFF DATE
                           NUMBER OF           NUMBER OF       OUTSTANDING PRINCIPAL    OUTSTANDING PRINCIPAL
  LEASE RATE RANGE     INITIAL CONTRACTS   INITIAL CONTRACTS          BALANCE                  BALANCE
  ----------------     -----------------   -----------------   ---------------------   -----------------------
 2.00% to  2.99%.....          110                0.21%          $    2,245,918.04               0.18%
 3.00% to  3.99%.....          580                1.12                9,576,202.43               0.78
 4.00% to  4.99%.....        2,166                4.17               34,058,800.38               2.77
 5.00% to  5.99%.....        3,992                7.69               70,104,271.67               5.71
 6.00% to  6.99%.....        4,511                8.69               85,283,239.16               6.95
 7.00% to  7.99%.....        4,734                9.12              109,818,632.19               8.95
 8.00% to  8.99%.....       20,899               40.27              565,730,927.79              46.10
 9.00% to  9.99%.....       11,830               22.80              276,957,562.45              22.57
10.00% to 10.99%.....        1,941                3.74               47,438,835.51               3.87
11.00% to 11.99%.....        1,030                1.99               24,128,970.53               1.97
12.00% to 12.99%.....          105                0.20                1,850,039.39               0.15
                           -------             -------           -----------------            -------
          Total......       51,898              100.00%          $1,227,193,399.54             100.00%
                           =======             =======           =================            =======

  Distribution of the Initial Contracts by Maturity

     The distribution of the Initial Contracts as of the Initial Cutoff Date by year of maturity was as follows:


                                                                                       PERCENTAGE OF AGGREGATE
                                             PERCENTAGE OF      INITIAL CUTOFF DATE      INITIAL CUTOFF DATE
                           NUMBER OF           NUMBER OF       OUTSTANDING PRINCIPAL    OUTSTANDING PRINCIPAL
  YEAR OF MATURITY     INITIAL CONTRACTS   INITIAL CONTRACTS          BALANCE                  BALANCE
  ----------------     -----------------   -----------------   ---------------------   -----------------------
1999.................       14,333               27.62%          $  321,589,773.57              26.20%
2000.................       31,888               61.44              751,111,699.40              61.21
2001.................        5,250               10.12              141,205,908.99              11.51
2002.................          427                0.82               13,286,017.58               1.08
                           -------             -------           -----------------            -------
          Total......       51,898              100.00%          $1,227,193,399.54             100.00%
                           =======             =======           =================            =======


  Distribution of the Initial Contracts by State

     The distribution of the Initial Contracts as of the Initial Cutoff Date by State of origination, broken out for States representing 5% or more of the number of Initial Contracts, was as follows:

                                                                                       PERCENTAGE OF AGGREGATE
                                             PERCENTAGE OF      INITIAL CUTOFF DATE      INITIAL CUTOFF DATE
                           NUMBER OF           NUMBER OF       OUTSTANDING PRINCIPAL    OUTSTANDING PRINCIPAL
        STATE          INITIAL CONTRACTS   INITIAL CONTRACTS          BALANCE                  BALANCE
        -----          -----------------   -----------------   ---------------------   -----------------------
Alabama..............        4,186                8.07%          $   93,928,060.32               7.65%
Florida..............       19,599               37.76              432,895,340.95              35.28
Georgia..............        7,858               15.14              177,250,781.23              14.44
North Carolina.......       10,138               19.53              223,183,483.42              18.19
South Carolina.......        2,693                5.19               61,626,556.29               5.02
All other states.....        7,424               14.31              238,309,177.33              19.42
                           -------             -------           -----------------            -------
          Total......       51,898              100.00%          $1,227,193,399.54             100.00%
                           =======             =======           =================            =======

REPRESENTATIONS, WARRANTIES AND COVENANTS

     The Initial Contracts and Initial Leased Vehicles will be described in a schedule appearing as an exhibit to the SUBI Trust Agreement, which schedule will be amended from time to time as Subsequent Contracts and Subsequent Leased Vehicles become SUBI Assets during the Revolving Period (collectively, the "Schedule of Contracts and Leased Vehicles").


     The Schedule of Contracts and Leased Vehicles will identify each Contract by identification number, will identify each Leased Vehicle by its vehicle identification number and will set forth as to each such Contract, among other things, its: (i) date of origination; (ii) Maturity Date; (iii) Monthly Payment;
(iv) original Outstanding Principal Balance; (v) Outstanding Principal Balance and Discounted Principal Balance as of the related Cutoff Date; and (vi) Residual Value. (Servicing Agreement, Sections 1.01 and 10.01). In the Servicing Agreement, representations and warranties will be made with respect to each Contract and Leased Vehicle to the effect described in the text of the first paragraph under "The Contracts -- Characteristics of the Contracts -- General", and certain other representations and warranties will be made, including, among other things, that each such Contract and, to the extent applicable, the related Leased Vehicle or lessee: (a) was originated by a Dealer located in the United States in the ordinary course of its business and in compliance with World Omni's normal credit and collection policies and practices; (b) is owned by the Origination Trustee, on behalf of the Origination Trust, free of all liens, encumbrances or rights of others (other than the Administrative Lien); (c) was originated in compliance with, and complies with, all material applicable legal requirements; (d) all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the originator of such Contract and the Origination Trustee in connection with (i) the origination of such Contract,
(ii) the execution, delivery and performance by such originator of the Contract and (iii) the acquisition by the Origination Trust of such Contract and Leased Vehicle, have been duly obtained, effected or given and are in full force and effect as of such date of creation or acquisition; (e) is the legal, valid and binding obligation of the lessee; (f) to the knowledge of the Servicer, is not subject to any right of rescission, setoff, counterclaim or any other defense of the related lessee to pay the Outstanding Principal Balance due under such Contract and no such right of rescission, offset, defense or counterclaim has been asserted or threatened; (g) the related Dealer, the Servicer and the Origination Trustee have each satisfied all obligations required to be fulfilled on its part with respect thereto; (h) is payable solely in United States dollars in the United States; (i) the lessee thereunder is located in the United States and is not (i) ALFI, ALFI L.P., WOLSI, the Transferor or any of their respective affiliates or (ii) the United States or any state or local government thereof, or any agency, department or instrumentality of the United States or any state or local government thereof; (j) requires the lessee to maintain insurance against loss or damage to the related Leased Vehicle under an insurance policy that names the Origination Trustee as loss payee, and the related Leased Vehicle is covered by the Residual Value Insurance Policy; (k) the related certificate of title therefor is registered in the name of the Origination Trustee (or a properly completed application for such title has been submitted to the appropriate titling authority); (l) is a closed-end lease that (i) requires equal monthly payments to be made within 60 months of the date of origination of such Contract and (ii) requires such payments to be made by the lessee thereof within 30 days after the billing date for such payment; (m) is fully assignable and does not require the consent of the lessee as a condition to any transfer, sale or assignment of the rights of the originator; (n) has a Residual Value that does not exceed the lesser of (i) $60,000 and (ii) an amount reasonably established by the Servicer consistent with its policies and practices regarding the setting of residual values as applied with respect to closed-end retail automobile and light duty truck leases; (o) has never been extended by more than five months in the aggregate or otherwise modified except in accordance with World Omni's normal credit and collection policies and practices; (p) the lessee thereunder has not made a claim under the Soldiers' and Sailors' Civil Relief Act of 1940; (q) is not an Other SUBI Asset; (r) the lessee thereunder is not bankrupt or currently the subject of a bankruptcy proceeding; (s) is not more than 60 days past due; (t) is a finance lease for accounting purposes; and (u) is a "true lease" for applicable state law purposes. (SUBI Trust Agreement, Section 10.01; Servicing Agreement, Sections 8.01 and 9.01).



     The Servicing Agreement will provide that the reinvestment of Principal Collections (and Loss Amounts that otherwise would be reimbursed to the Certificateholders) in Subsequent Contracts and Subsequent Leased Vehicles during the Revolving Period will be subject to the satisfaction of certain conditions precedent, including, among other things, that, unless the Trustee receives confirmation (written or oral) from each Rating Agency to the effect that the use of a different criteria will not result in the qualification, reduction or withdrawal of its then-current rating on any Class of Class A Certificates or the Class B Certificates, after giving effect to such reinvestment, (i) each Subsequent Contract will be allocated as a SUBI Asset based upon its Discounted Principal Balance as of the relevant Cutoff Date (i.e., for a Discounted Contract, its Outstanding Principal Balance discounted by approximately 9.25%, and for each other Contract, its Outstanding Principal Balance), (ii) the weighted average remaining term of the Contracts (including the Subsequent Contracts) is not greater than 38 months and
(iii) the weighted average Residual Value of the Leased Vehicles relating to the Contracts (including the Subsequent Contracts), as a percentage of the aggregate Outstanding Principal Balance of the Contracts (including the Subsequent Contracts), in each case as of the related dates of origination, is not greater than 65%. (Servicing Agreement, Section 8.02).


     The Servicing Agreement will provide that upon the discovery by the Origination Trustee, World Omni, the Trustee or the Transferor of a breach of any representation, warranty or covenant referred to in the second preceding paragraph that materially and adversely affects the owners of interests in the SUBI or the Certificateholders in the related Contract or Leased Vehicle, which breach is not cured in all material respects within 60 days after World Omni discovers such breach or is given notice thereof, World Omni will be required to deposit (or cause to be deposited) into the SUBI Collection Account an amount (the "Reallocation Payment") equal to the Discounted Principal Balance of such Contract as of the last day of the Collection Period during which the related cure period ended, plus an amount equal to any imputed lease charge on such Contract at the related Lease Rate that was delinquent as of the end of such Collection Period. The foregoing payment obligation will survive any termination of World Omni as Servicer under the Servicing Agreement. (Servicing Agreement, Sections 8.03 and 11.01).

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

     All of the Contracts will be prepayable, in whole or in part, at any time without penalty. The prepayment experience with respect to the Contracts will affect the life of the Class A Certificates.


     In general, the rate of prepayments on the Contracts may be influenced by a variety of economic, social, geographic and other factors. The Origination Trust was formed and began to accept assignments of lease contracts in November 1993. All of the lease contracts assigned to the Origination Trust for allocation as SUBI Assets since that time have been, and all of the lease contracts to be assigned to the Origination Trust subsequent to the date of this Prospectus will be, assigned by Dealers using World Omni's underwriting standards. Under its pro-active lease termination program, World Omni actively encourages lessees under lease contracts with remaining terms of less than one year to either buy, trade in or refinance the related leased vehicles prior to the related scheduled maturities of such lease contracts. World Omni estimates that on average over calendar years 1994, 1995 and 1996, an average of approximately 86% of the number of retail automobile and light duty truck lease contracts in its portfolio (including those owned by the Origination Trustee on behalf of the Origination Trust and by certain special purpose finance subsidiaries of World
Omni) that were scheduled to mature during such period were terminated prior to maturity, either because of voluntary prepayments or repossession of the leased vehicles due to default by the lessees under the related lease contracts. World Omni is not aware of any publicly available industry statistics that set forth termination rates for retail closed-end automobile and light duty truck lease contracts similar to the Contracts.



     As a part of its pro-active lease termination program, World Omni actively monitors its overall portfolio, and selectively offers incentives to encourage customer loyalty and to minimize anticipated residual value losses on lease contracts scheduled to reach maturity in the near term. These incentives generally occur during the last year of a lease contract (typically, the last six months), and through December 31, 1996 the losses relating to these incentives have been immaterial. There can be no assurance as to the amount of any losses that may arise from these incentives in the future. However, all such losses relating to the Contracts will constitute Residual Value Loss Amounts and, therefore, will be covered by the Residual Value Insurance Policy.


     The distribution of the Initial Contracts by year of maturity is set forth under "The Contracts -- Characteristics of the Contracts -- Distribution of the Initial Contracts by Maturity", and historical levels of lease contract defaults, leased vehicle repossessions and losses and residual value losses are discussed under "World Omni -- Delinquency, Repossession and Loss Data". No assurances can be given that the Contracts will experience the same rate of prepayment or default or any greater or lesser rate than World Omni's historical rate, or that the Residual Value experience of Leased Vehicles related to Contracts that have reached their Maturity Dates will differ from World Omni's historical residual value loss experience, for all of the retail automobile and light duty truck lease contracts in its portfolio (including those owned by the Origination Trustee on behalf of the Origination Trust and by certain special purpose finance subsidiaries of World Omni).

     The effective yield on, and average life of, each Class of Class A Certificates will depend upon, among other things, the amount of scheduled and unscheduled payments on or in respect of the Contracts and the Leased Vehicles and the rate at which such payments are paid to the Class A Certificateholders. In the event of prepayments of the Contracts (and payment of the Residual Value of the related Leased Vehicles) or payment of any Accelerated Principal Distribution Amounts during the Amortization Period, Class A Certificateholders who receive such amounts may not be able to reinvest the related payments of principal received on the Class A Certificates at yields as high as the related Certificate Rate. The timing of changes in the rate of prepayments on the Contracts and payments in respect of the Leased Vehicles may also affect significantly an investor's actual yield to maturity and the average life of the related Class of Class A Certificates. A substantial increase in the rate of payments on or in respect of the Contracts and Leased Vehicles (including prepayments and liquidations of the Contracts) during the Amortization Period may shorten the final maturity of and may significantly affect the yield on the Class A Certificates.


     Additionally, although monies on deposit in the Accounts and Principal Collections (and Loss Amounts that otherwise would be reimbursed to the Certificateholders) that have not been reinvested in Subsequent Contracts and Subsequent Leased Vehicles during the Revolving Period will be invested in Permitted Investments, and all gain on other income from such investments will be available for making the distributions described under "Description of the Certificates -- Distributions on the Certificates -- Distributions of Interest", no assurance can be made as to the rate of return that will be realized on such Permitted Investments. Any reinvestment risk resulting from the rate of prepayment of the Contracts (and payment of the Residual Value of the related Leased Vehicles), the making of the foregoing investments or payment of any Accelerated Principal Distribution Amounts and the distribution of any such amounts to Class A Certificateholders will be borne entirely by the Class A Certificateholders.


     The yield to an investor who purchases Class A Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Contracts is actually different than the rate anticipated by such investor at the time such Class A Certificates were purchased.

     In sum, an investor's expected yield will be affected by the following factors: (i) the price the investor paid for the Class A Certificates, (ii) the rate of prepayments in respect of the Contracts and Leased Vehicles and (iii) the investor's assumed reinvestment rate. These factors do not operate independently, but are interrelated. For example, if the rate of prepayments on or in respect of the Contracts and Leased Vehicles is slower than anticipated, the investor's yield will be lower if interest rates are higher than the investor anticipated and higher if interest rates are lower than the investor anticipated. Conversely, if the rate of prepayments on or in respect of the Contracts and Leased Vehicles is faster than anticipated, the investor's yield will be higher if interest rates are higher than the investor anticipated and lower if interest rates are lower than the investor anticipated.


     In general, during the Amortization Period, no principal payments will be received by Class A-2 Certificateholders until the Class A-1 Certificates have been paid in full, by Class A-3 Certificateholders until the Class A-1 and Class A-2 Certificates have been paid in full or by Class A-4 and Class B Certificateholders until the Class A-1, Class A-2 and Class A-3 Certificates have been paid in full. In addition, the Class A Percentage and the Class B Percentage of Principal Collections allocable to the Investor Interest will be calculated when the Class A-1, Class A-2 and Class A-3 Certificates have been paid in full, and then used to determine the distribution of principal payments on the Class A-4 Certificates and the Class B Certificates, as described under "Risk Factors -- Maturity and Prepayment Considerations" and "-- Sequential Payment of Principal on the Certificates", which may affect the maturity and yield on the Class A-4 Certificates. The Investor Percentage of Loss Amounts will be allocated among the Certificateholders on a pro rata basis, based on the Class A-1, Class A-2, Class A-3, Class A-4 and Class B Allocation Percentages, as the case may be, and then reimbursed out of available funds in the amounts and order of priority described in "Description of the Certificates -- Distributions on the Certificates -- Distributions of Interest". In addition, the Investor Percentage of the net proceeds of any sale or other disposition of the SUBI Interest, the SUBI Certificate and other property of the Trust, which may occur under certain circumstances involving an Insolvency Event with respect to the Transferor (as described under "Description of the Certificates -- Early Amortization Events"), to the extent such net proceeds constitute Principal Collections, will be distributed first, on a pro rata basis, to the Class A Certificateholders based on their respective Class Certificate Balances until the Class A Certificates have been paid in full, and second, to the Class B Certificateholders.


     The following information is provided solely to illustrate the effect of prepayments of the Contracts on the Class A-1 Certificate Balance, the Class A-2 Certificate Balance, the Class A-3 Certificate Balance and the Class A-4 Certificate Balance and the weighted average life of each Class of Class A Certificates under the assumptions stated below and is not a prediction of the prepayment rates that might actually be experienced with respect to the Contracts.



     Prepayments on automobile lease contracts may be measured by a prepayment standard or model. The prepayment model used with respect to the Contracts is based on a prepayment assumption (the "Prepayment Assumption") expressed in terms of percentages of ABS. "ABS" refers to a prepayment model which assumes a constant percentage of the original number of Contracts in a pool prepay each month. However, as used herein, a 100% Prepayment Assumption assumes that, based on the assumptions in the next paragraph, the original Outstanding Principal Balance of a Contract will prepay as follows: (i) 0.55% ABS for the first six months of the life of the Contract, (ii) 0.70% ABS for the seventh through twelfth month of the life of the Contract, (iii) 0.85% ABS for the thirteenth through eighteenth month of the life of the Contract, (iv) 1.15% ABS for the nineteenth through twenty-fourth month of the life of the Contract and (v) 1.70% ABS following the twenty-fourth month of the life of the Contract until the original Outstanding Principal Balance of the Contract has been paid in full. Neither ABS nor the Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of lease contracts, including the Contracts. There can be no assurance that the Contracts will prepay at the indicated levels of the Prepayment Assumption or at any other rate.



     The tables below were prepared on the basis of certain assumptions, including that: (i) all Collections (including Monthly Payments and net sale proceeds in respect of the Leased Vehicles relating to Matured Contracts) are timely received, and that no Contracts are ever delinquent; (ii) no Reallocation Payment or Reallocation Deposit Amount is made in respect of any Contract; (iii) there are no Loss Amounts; (iv) the Transferor exercises its optional purchase option of the Certificates as described herein; (v) all distributions of principal (including any Accelerated Principal Distribution Amount) and interest on the Class A Certificates are made on the dates specified herein; (vi) the Servicing Fee is 1% per annum of 99.8% of the Aggregate Net Investment Value;
(vii) all prepayments are full Prepayments; (viii) the Revolving Period ends on April 30, 1998; (ix) the Initial Contracts have assumed Lease Rates of 9.25% and were originated four months prior to the Initial Cutoff Date; and (x) all Principal Collections in respect of each Collection Period during the Revolving Period are reinvested, on a Transfer Date that is the fifteenth day of the following calendar month, in Subsequent Contracts that have stated terms of three years, Lease Rates of 9.25% and Residual Values equal to 65% of the original Outstanding Principal Balances thereof, were originated on the Initial Cutoff Date and that otherwise have terms that are substantially similar to those of the Initial Contracts.



     No representation is made as to what the actual levels of losses and delinquencies on the Contracts will be. Since the tables below were prepared on the basis of the foregoing assumptions, there will be discrepancies between the characteristics of the Contracts that actually will be allocated as SUBI Assets in respect of Principal Collections made during the Revolving Period and Loss Amounts with respect to the Revolving Period that otherwise would be reimbursed to the Certificateholders, and the characteristics of the Contracts assumed in preparing the tables to be allocated as SUBI Assets in respect of Principal Collections made during the Revolving Period and Loss Amounts with respect to the Revolving Period that otherwise would be reimbursed to the Certificateholders, as well as other discrepancies between the foregoing assumptions and the actual experience in respect of the Contracts. Any such discrepancy may increase or decrease the percentage of the outstanding Class A-1 Certificate Balance, the Class A-2 Certificate Balance, the Class A-3 Certificate

Balance or the Class A-4 Certificate Balance, as the case may be, and the weighted average lives of each Class of Class A Certificates set forth in the tables. In addition, since the Contracts will have characteristics which differ from those assumed in preparing the tables, distributions of principal on the Class A Certificates may be made earlier or later than set forth in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.


     The following tables set forth the percentages of the Initial Certificate Balance of each Class of Class A Certificates that would be outstanding after each of the dates shown, based on a rate equal to 0%, 50%, 100%, 150% and 200% of the Prepayment Assumption. As used in the table, "0% Prepayment Assumption" assumes no prepayments on a Contract, "50% Prepayment Assumption" assumes that a Contract will prepay at 50% of the Prepayment Assumption, and so forth.

           PERCENTAGE OF INITIAL CLASS A PRINCIPAL BALANCE REMAINING
              AND WEIGHTED AVERAGE LIFE OF CLASS A-1 CERTIFICATES


                                                                 PREPAYMENT ASSUMPTION
                                                           ----------------------------------
DISTRIBUTION DATE                                          0%     50%    100%    150%    200%
-----------------                                          ---    ---    ----    ----    ----
May 1997.................................................  100%   100%   100%    100%    100%
November 1997............................................  100    100    100     100     100
May 1998.................................................  100    100    100     100     100
November 1998............................................   71     55     34       9       0
May 1999.................................................   40      0      0       0       0
November 1999............................................    0      0      0       0       0
May 2000.................................................    0      0      0       0       0
November 2000............................................    0      0      0       0       0
May 2001.................................................    0      0      0       0       0
Weighted Average Life (Years)(1)......................... 1.90   1.63   1.48    1.39    1.31
                                                          ====   ====   ====    ====    ====


---------------

(1) The weighted average life of the Class A-1 Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the Initial Class A-1 Certificate Balance.

           PERCENTAGE OF INITIAL CLASS A PRINCIPAL BALANCE REMAINING
              AND WEIGHTED AVERAGE LIFE OF CLASS A-2 CERTIFICATES


                                                                 PREPAYMENT ASSUMPTION
                                                           ----------------------------------
                    DISTRIBUTION DATE                      0%     50%    100%    150%    200%
                    -----------------                      ---    ---    ----    ----    ----
May 1997.................................................  100%   100%   100%    100%    100%
November 1997............................................  100    100    100     100     100
May 1998.................................................  100    100    100     100     100
November 1998............................................  100    100    100     100      80
May 1999.................................................  100    100     53       0       0
November 1999............................................   66     23      0       0       0
May 2000.................................................    0      0      0       0       0
November 2000............................................    0      0      0       0       0
May 2001.................................................    0      0      0       0       0
Weighted Average Life (Years)(1)......................... 2.66   2.46   2.12    1.83    1.66
                                                          ====   ====   ====    ====    ====


---------------

(1) The weighted average life of the Class A-2 Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the Initial Class A-2 Certificate Balance.

           PERCENTAGE OF INITIAL CLASS A PRINCIPAL BALANCE REMAINING
              AND WEIGHTED AVERAGE LIFE OF CLASS A-3 CERTIFICATES


                                                                 PREPAYMENT ASSUMPTION
                                                           ----------------------------------
DISTRIBUTION DATE                                          0%     50%    100%    150%    200%
-----------------                                          ---    ---    ----    ----    ----
May 1997.................................................  100%   100%   100%    100%    100%
November 1997............................................  100    100    100     100     100
May 1998.................................................  100    100    100     100     100
November 1998............................................  100    100    100     100     100
May 1999.................................................  100    100    100      79       0
November 1999............................................  100    100     59       0       0
May 2000.................................................    0      0      0       0       0
November 2000............................................    0      0      0       0       0
May 2001.................................................    0      0      0       0       0
Weighted Average Life (Years)(1)......................... 2.95   2.88   2.65    2.22    1.86
                                                          ====   ====   ====    ====    ====


---------------

(1) The weighted average life of the Class A-3 Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the Initial Class A-3 Certificate Balance.


           PERCENTAGE OF INITIAL CLASS A PRINCIPAL BALANCE REMAINING


              AND WEIGHTED AVERAGE LIFE OF CLASS A-4 CERTIFICATES



                                                                 PREPAYMENT ASSUMPTION
                                                           ----------------------------------
DISTRIBUTION DATE                                          0%     50%    100%    150%    200%
-----------------                                          ---    ---    ----    ----    ----
May 1997.................................................  100%   100%   100%    100%    100%
November 1997............................................  100    100    100     100     100
May 1998.................................................  100    100    100     100     100
November 1998............................................  100    100    100     100     100
May 1999.................................................  100    100    100     100      40
November 1999............................................  100    100    100      57       0
May 2000.................................................   75     55      0       0       0
November 2000............................................    0      0      0       0       0
May 2001.................................................    0      0      0       0       0
Weighted Average Life (Years)(1)......................... 3.30   3.09   3.01    2.62    2.07
                                                          ====   ====   ====    ====    ====


---------------


(1) The weighted average life of the Class A-4 Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the Initial Class A-4 Certificate Balance.

              CLASS A CERTIFICATE FACTORS AND TRADING INFORMATION;
                     REPORTS TO CLASS A CERTIFICATEHOLDERS


     The "Class A-1 Certificate Factor", the "Class A-2 Certificate Factor", the "Class A-3 Certificate Factor" and the "Class A-4 Certificate Factor" will each be a seven-digit decimal that the Servicer will compute each month indicating the Class A-1, Class A-2, Class A-3 or Class A-4 Certificate Balance, as the case may be, as of the close of business on the Distribution Date in such month as a fraction of the Initial Certificate Balance of the related Class of Class A Certificates. Each Certificate Factor will initially be 1.0000000 and will remain unchanged during the Revolving Period, except in certain limited circumstances where there are unreimbursed Class A-1, Class A-2, Class A-3 or Class A-4 Certificate Principal Loss Amounts. During the Amortization Period, each Certificate Factor will decline to reflect reductions in the related Certificate Balance resulting from distributions of principal and unreimbursed Class A-1, Class A-2, Class A-3 or Class A-4 Certificate Principal Loss Amounts, if any. The portion of the Class A Certificate Balance for a given month allocable to a Class A Certificateholder can be determined by multiplying the original denomination of the holder's Class A Certificate by the related Certificate Factor for that month.



     Pursuant to the Agreement, First Bank, as Trustee, will provide to all registered holders of the Class A Certificates (which shall be Cede as the nominee of DTC unless Definitive Certificates are issued under the limited circumstances described herein) unaudited monthly reports concerning payments received on or in respect of the Contracts and the Leased Vehicles, the Aggregate Net Investment Value, the Investor Percentage, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificate Factors and various other items of information. Certificate Owners may obtain copies of such reports upon a request in writing to the Trustee. In addition, Class A Certificateholders during each calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. For further details concerning information furnished to Certificateholders and Certificate Owners, see "Description of the Certificates -- Statements to Certificateholders" and
"-- Book-Entry Registration".


                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement, a form of which, together with forms of the SUBI Trust Agreement and the Servicing Agreement, has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of all material provisions of the foregoing documents and the summaries of all material provisions included under "The Trust and the SUBI", "The Origination Trust -- Property of the Origination Trust", "The Contracts -- Characteristics of the Contracts -- General" and
"-- Representations, Warranties and Covenants", "Security for the Certificates" and "Additional Document Provisions" do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of such documents. Where particular provisions of or terms used in the Agreement, the SUBI Trust Agreement and the Servicing Agreement are referred to, the actual provisions (including definitions of terms and Section references) are incorporated by reference as part of such summaries.

GENERAL

     The Class A Certificates will be issued in denominations of $1,000 and integral multiples thereof in book-entry form. (Agreement, Section 4.01). The Class A Certificates will initially be represented by certificates registered in the name of Cede, the nominee of DTC. No Certificate Owner will be entitled to receive a certificate representing such owner's Certificate, except as set forth below. Unless and until Class A Certificates are issued in fully registered certificated form ("Definitive Certificates") under the limited circumstances described below, all references herein to distributions, notices, reports and statements to Class A Certificateholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Certificate Owners in accordance with DTC procedures. (Agreement, Section 4.09). See "Description of the Certificates -- Book-Entry Registration" and "-- Definitive Certificates".

     The outstanding principal amount of each class of Certificates (each, a "Class") at any time will be equal to the initial principal amount of such Class of Certificates, less the sum of (i) all principal payments made on or prior to such date allocable to principal, (ii) the amount of Certificate Principal Loss Amounts allocable to such Class of Certificates, if any, which have not been reimbursed as described herein and (iii) in the case of the Class B Certificates, any unreimbursed Class B Certificate Principal Carryover Shortfall. (Agreement, Section 1.01). See "Description of the
Certificates -- Distributions on the Certificates". Each Certificate will represent the right to receive payments of interest at the related Certificate Rate and, to the extent described herein, payments of principal during the Amortization Period funded from the Investor Percentage of distributions to the Trust of Interest Collections and Principal Collections allocable to the SUBI Interest and Accelerated Principal Distribution Amounts allocable to Certificates of the related Class, amounts on deposit in the Residual Value Surplus Account, Transferor Amounts otherwise payable to the Transferor in respect of the Transferor Interest, the Servicing Fee (so long as World Omni is the Servicer) and Insured Residual Value Loss Amounts payable under the Residual Value Insurance Policy, in each case to the extent described herein. As described under "Description of the Certificates -- Distributions on the Certificates", the right of the Class B Certificates to receive payments of interest and principal also will be subordinated to the right of the Class A Certificates to receive such payments.


     The Transferor will permanently retain the Transferor Interest, which will represent the interest in the Trust not represented by the Certificates. The Transferor Interest will represent an undivided interest in the Trust, including the right to receive the Transferor Percentage of Interest Collections and Principal Collections calculated as described under "Description of the Certificates -- Calculation of Investor Percentage and Transferor Percentage". The Transferor Interest will be subordinated to the Certificates to the extent described under "Description of the Certificates -- Certain Payments to the Transferor" and on any day will equal the difference between 99.8% of the Aggregate Net Investment Value and the Certificate Balance.

     During the Revolving Period, the Certificate Balance will remain constant except in certain limited circumstances where there are unreimbursed Certificate Principal Loss Amounts. During the Amortization Period, the Certificate Balance will decline as the Investor Percentage of Principal Collections allocable to the SUBI Interest and Accelerated Principal Distribution Amounts are distributed to the Certificateholders and as Certificate Principal Loss Amounts are incurred and not reimbursed. The Aggregate Net Investment Value can change daily as principal is paid on or in respect of the Contracts and the Leased Vehicles, as Reallocation Payments in respect of certain Contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred are paid by World Omni during the Amortization Period, together with, under certain circumstances, Reallocation Deposit Amounts, as liquidation losses and other losses in respect of the Contracts and Leased Vehicles are incurred and as Leased Vehicles in Matured Leased Vehicle Inventory are sold or otherwise disposed of. Consequently, the amount of the Transferor Interest can change daily as the Aggregate Net Investment Value changes and may increase on any Distribution Date to reflect reductions in the Certificate Balance, but will never exceed the initial amount of the Transferor Interest.

TRANSFER OF THE SUBI INTEREST

     On the Closing Date, pursuant to the Agreement, the Transferor will deliver the SUBI Certificate to the Trustee and transfer and assign to the Trustee, without recourse, all of its right, title and interest in and to the SUBI Interest represented by the SUBI Certificate. The Trustee will, concurrently with such delivery, transfer and assignment, execute, authenticate and deliver the Certificates to or upon the order of the Transferor. (Agreement, Sections
2.02 and 4.02).

     Pursuant to the Agreement, the Transferor will represent and warrant that immediately prior to the transfer and assignment of the SUBI Certificate to the Trustee, it had good title to, and was the sole legal and beneficial owner of the SUBI Certificate, free and clear of liens and claims. (Agreement, Section 5.01).

REALLOCATION PAYMENTS AND REALLOCATION DEPOSIT AMOUNTS

     As more fully described under "The Contracts -- Representations, Warranties and Covenants" and "Additional Document Provisions -- The Servicing
Agreement -- Collections", under certain circumstances World Omni will be required to make Reallocation Payments in respect of certain Contracts (and the related

Leased Vehicles) discovered not to be in compliance with World Omni's representations or warranties or Contracts as to which certain servicing procedures have not been followed, in either case that materially and adversely affects such Contract. Upon any such payment during the Amortization Period (but not during the Revolving Period), the Aggregate Net Investment Value will decline by an amount equal to the Discounted Principal Balance of such Contract, thereby reducing the amount of the Transferor Interest by the same amount, and such Contract and the related Leased Vehicle will no longer constitute SUBI Assets as they will be reallocated and become UTI Assets. If such deduction would cause the Transferor Interest to become less than zero, World Omni will be required to deposit (or cause to be deposited) in the SUBI Collection Account the amount (the "Reallocation Deposit Amount") by which the Transferor Interest would be reduced to less than zero. Notwithstanding the foregoing, in the event a Reallocation Deposit Amount is required to be made, reallocation of the related Contract (and the related Leased Vehicle) will not be considered to have occurred unless such deposit is actually made. (Servicing Agreement, Section 8.03).


CALCULATION OF INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE


     Pursuant to the Servicing Agreement, to the extent allocable to the SUBI Interest, the Servicer will allocate between the Investor Interest and the Transferor Interest, based on the applicable Investor Percentage and the Transferor Percentage for the related Collection Period, all Interest Collections and (during the Amortization Period) Principal Collections collected or received in respect of the related Collection Period. In addition, similar allocations will be made by the Servicer at the end of each Collection Period in respect of (i) an amount equal to the Discounted Principal Balance of any Contract that became a Charged-off Contract during such Collection Period (all such amounts in any Collection Period, the "Charged-off Amount"), (ii) the Residual Value Loss Amount for such Collection Period and (iii) any Additional Loss Amounts incurred during such Collection Period. A "Charged-off Contract" will be a Contract (a) with respect to which the related Leased Vehicle has been repossessed and sold or otherwise disposed of or (b) which has been written off by the Servicer in accordance with its normal policies for writing off lease contracts other than with respect to repossessions. (SUBI Trust Agreement, Section 10.01; Agreement, Sections 1.01 and 3.03; Servicing Agreement, Section 9.02).


     For convenience, this Prospectus refers to the Investor Percentage with respect to Interest Collections, Principal Collections, Charged-off Amounts, Residual Value Loss Amounts and Additional Loss Amounts as if the Investor Percentage were the same percentage at all times in each case. The Investor Percentage may be a different percentage for each Collection Period, and will vary primarily as a result of changes in the Aggregate Net Investment Value.

     The Investor Percentage in respect of any Collection Period will mean, with respect to (i) Loss Amounts and Interest Collections, in each case that are allocable to the SUBI Interest, the percentage equivalent of a fraction (not to exceed 100%) the numerator of which is the Certificate Balance on the last day of the immediately preceding Collection Period (or, in the case of the first Collection Period, the Initial Certificate Balance) and the denominator of which is 99.8% of the Aggregate Net Investment Value on the last day of the immediately preceding Collection Period (or, in the case of the first Collection Period, as of the Initial Cutoff Date) and (ii) Principal Collections during the Amortization Period, the percentage equivalent of a fraction (not to exceed 100%) the numerator of which is the Certificate Balance and the denominator of which is 99.8% of the Aggregate Net Investment Value, in each case as of the last day of the last Collection Period preceding (a) the Amortization Date or
(b) the date on which an Early Amortization Event occurs. The "Transferor Percentage" will in all cases, be equal to 100% minus the applicable Investor Percentage. (Agreement, Section 1.01).

     As a result of the calculations described above, Interest Collections allocable to the SUBI Interest in each Collection Period will be allocated to the Certificateholders based on the relationship of the Certificate Balance to the Aggregate Net Investment Value (which may change daily and from Collection Period to Collection Period). As described above, the Investor Percentage applied when allocating Principal Collections allocable to the SUBI Interest may vary monthly during the Revolving Period, because the Certificate Balance as a percentage of the Aggregate Net Investment Value may fluctuate monthly. During the Amortization Period, however, the Principal Allocation will be determined by reference to a fixed percentage which will equal the Investor Percentage with respect to Principal Collections allocable to the SUBI Interest as of the last day of the Revolving Period.

CERTAIN PAYMENTS TO THE TRANSFEROR

     On each Distribution Date, the Trustee will pay to the Transferor, from amounts on deposit in the Distribution Account in respect of the related Collection Period that are allocable to the SUBI Interest, the following amounts (the "Transferor Amounts"): (i) if such Distribution Date is in respect of the Revolving Period, the Transferor Percentage of Interest Collections and (ii) if such Distribution Date occurs in any month following the month in which the Amortization Period commences, the Transferor Percentage of Interest Collections and, to the extent that the Transferor Interest is equal to or greater than zero, the Transferor Percentage of Principal Collections. The foregoing payments will be made net of the Transferor Percentage of the Servicing Fee, Capped Origination Trust Administrative Expenses, Capped Trust Administrative Expenses, Capped Contingent and Excess Liability Premiums and Uncapped Administrative Expenses payable in respect of the related Collection Period. Any Principal Collections not paid to the Transferor because the Transferor Interest is less than or equal to zero ("Unallocated Principal Collections") will be retained in the Distribution Account for payment to Certificateholders.


     Notwithstanding the foregoing, no Transferor Amounts will be paid to the Transferor on a Distribution Date unless (i) the amounts described in clauses
(i) through (xvi) of the first paragraph under "Description of the Certificates -- Distributions on the Certificates -- Distributions of Interest" have been paid in full and (ii) the amount on deposit in the Reserve Fund, after giving effect to all withdrawals therefrom and other deposits thereto on such Distribution Date, is at least equal to the Reserve Fund Cash Requirement. (Agreement, Section 3.03).


DISTRIBUTIONS ON THE CERTIFICATES

  General


     On the second Business Day prior to each Distribution Date (each, a "Determination Date"), the Servicer will inform the Trustee of, among other things, the amount of Interest Collections and Principal Collections allocable to the SUBI Interest, the Investor Percentage, the Transferor Percentage, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificate Factors, the Class A-1, Class A-2, Class A-3, Class A-4 and Class B Allocation Percentages, the amount of Advances to be made by the Servicer, the Required Amount, if any, to be withdrawn from the Reserve Fund and the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the Collection Period immediately preceding the Collection Period in which such Determination Date occurs. On or prior to each Determination Date, the Servicer shall also determine the Reserve Fund Cash Requirement, the amounts to be distributed to the Certificateholders and to the Transferor in respect of the Transferor Interest and the Reserve Fund Supplemental Requirement (if any). (Servicing Agreement, Section 10.01).


  Distributions of Interest


     On each Distribution Date, the Trustee will make the following payments in the amounts and order of priority described below. The Trustee will distribute from amounts on deposit in the Distribution Account the Investor Percentage of Interest Collections collected during or received in respect of the related Collection Period allocable to the SUBI Interest, together with (i) Transferor Amounts that would otherwise be payable to the Transferor in respect of the Transferor Interest on such Distribution Date, plus (ii) to the extent necessary to make the distributions described below other than in clause (viii), the sum of any Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy in respect of such Collection Period and the amount withdrawn from the Reserve Fund in respect of the Required Amount, if any, plus (iii) to the extent needed to make distributions described in clauses (ix) through (xi), to the Class A-4 Certificateholders during the Amortization Period, amounts that would otherwise be distributable to the

Class B Certificateholders in respect of the Class B Percentage of the Investor Percentage of Principal Collections in respect of such Collection Period:

          (i) in the event of an Early Amortization Event involving an Insolvency Event as a result of the Trustee having received written instructions from holders of Certificates evidencing Voting Interests of not less than 51% of the Class A Certificates (voting together as a single class) or 51% of the Class A Certificates and Class B Certificates (voting together as a single class) to sell or dispose of the SUBI Interest, to the Trustee, the Investor Percentage of Capped Trust Administrative Expenses;


          (ii) to each Class of Class A Certificateholders, interest at the related Certificate Rate on the Class A-1, Class A-2, Class A-3 or Class A-4 Certificate Balance, as applicable, as of the immediately preceding Distribution Date (after giving effect to any reduction in such Certificate Balance on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, on the Initial Class A-1, Class A-2, Class A-3 or Class A-4 Certificate Balance, as applicable, for the related Interest Period, calculated on the basis of a 360-day year consisting of twelve 30-day months, together with any unpaid Class A-1, Class A-2, Class A-3 or Class A-4 Interest Carryover Shortfall, as applicable;



          (iii) to the Class B Certificateholders, interest at a specified rate per annum not expected to exceed 9.25% (the "Class B Certificate Rate" and, together with the Class A-1, Class A-2, Class A-3 and Class A-4 Certificate Rates, the "Certificate Rates"), on the Class B Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any reduction in the Class B Certificate Balance on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, on the Initial Class B Certificate Balance, for the related Interest Period, calculated on the basis of a 360-day year consisting of twelve 30-day months, together with any unpaid Class B Interest Carryover Shortfall;


          (iv) to the Servicer, reimbursement of the Investor Percentage of Capped Contingent and Excess Liability Premiums;

          (v) to the Origination Trustee, the Investor Percentage of Capped Origination Trust Administrative Expenses;

          (vi) in circumstances other than as set forth in clause (i) above, to the Trustee, the Investor Percentage of Capped Trust Administrative Expenses;

          (vii) in the event that World Omni is not the Servicer, to such other Servicer, the Investor Percentage of (a) the Servicing Fee and (b) any unpaid Servicing Fees payable in respect of compensation to such other Servicer with respect to one or more prior Collection Periods;


          (viii) to the Reserve Fund, until the amount on deposit therein equals the Reserve Fund Cash Requirement;



          (ix) to each Class of Class A Certificateholders, an amount equal to the Class A-1, Class A-2 or Class A-3 or Class A-4 Allocation Percentage, as applicable, multiplied by the Investor Percentage of all Loss Amounts incurred during the related Collection Period and allocable to the SUBI Interest;



          (x) to each Class of Class A Certificateholders, the aggregate of the amounts allocable to such Class pursuant to clause (ix) above that were not previously distributed pursuant to such clause or this clause (each such amount, a "Class A-1 Certificate Principal Loss Amount", "Class A-2 Certificate Principal Loss Amount," "Class A-3 Certificate Principal Loss Amount" or "Class A-4 Certificate Principal Loss Amount", respectively);



          (xi) to each Class of Class A Certificateholders, accrued and unpaid interest at the related Certificate Rate, on any unreimbursed Class A-1, Class A-2, Class A-3 and Class A-4 Certificate Principal Loss Amount, as applicable;



          (xii) to the Class B Certificateholders, an amount equal to the Class B Allocation Percentage multiplied by the Investor Percentage of all Loss Amounts incurred during the related Collection Period and allocable to the SUBI Interest;

          (xiii) to the Class B Certificateholders, the aggregate of the amounts allocable pursuant to clause (xii) above that were not previously distributed pursuant to such clause or this clause (each such amount, a "Class B Certificate Principal Loss Amount"), together with any Class B Certificate Principal Carryover Shortfall;



          (xiv) to the Class B Certificateholders, accrued and unpaid interest at the Class B Certificate Rate on any unreimbursed Class B Certificate Principal Loss Amount and any unreimbursed Class B Certificate Principal Carryover Shortfall;



          (xv) in the event that World Omni is the Servicer (and it has not elected to waive the Servicing Fee with respect to the related Collection Period), to the Servicer, the Investor Percentage of (a) the Servicing Fee for the related Collection Period and (b) any unpaid Servicing Fee with respect to one or more prior Collection Periods; and



          (xvi) to the Trustee and the Origination Trustee, the Investor Percentage of all specified expenses incurred with respect to the Trust or the Origination Trust in excess of the Capped Administrative Expenses that have been paid but have not yet been reimbursed (the "Uncapped Administrative Expenses").



     Notwithstanding the foregoing, as more fully described under "Description of the Certificates -- Distributions on the Certificates -- Application and Distributions of Principal", on any Distribution Date relating to a Collection Period during the Revolving Period, for purposes of reinvestment, amounts otherwise payable to Certificateholders pursuant to clauses (ix), (x), (xii) and
(xiii) above (whether from Interest Collections, Transferor Amounts that otherwise would be payable to the Transferor, Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy, or from amounts on deposit in the Reserve Fund) will be treated as Principal Collections for the Collection Period in which such Distribution Date occurs. Accordingly, such amounts will be available to be reinvested in Subsequent Contracts and Subsequent Leased Vehicles during the Revolving Period. (Agreement, Section 3.03).



     The balance, if any, of the Interest Collections allocated to the Investor Interest for the related Collection Period, after giving effect to the distributions in clauses (i) through (xvi) above, will constitute "Excess Collections". On each Distribution Date that occurs (i) during the Revolving Period, Excess Collections will be paid to the Transferor and (ii) during the Amortization Period, an amount equal to the related Accelerated Principal Distribution Amount will be paid to Certificateholders as a payment of principal and any remaining Excess Collections will be paid to the Transferor. On any Distribution Date, the Transferor may (at its option) instruct the Trustee not to pay any or all of such remaining Excess Collections to it, but instead to redeposit such amount ("Undistributed Transferor Excess Collections") into the SUBI Collection Account for application as Collections in respect of the Collection Period during which such Distribution Date occurs. The Transferor will have no further claim to any Undistributed Transferor Excess Collections deposited into the SUBI Collection Account, except insofar as they become Excess Collections that are payable to the Transferor for a succeeding Collection Period. To the extent that an Accelerated Principal Distribution Amount is paid to Certificateholders on a Distribution Date in any month following the month during which the Amortization Period commences, such amount will be distributed first to the Class A-1 Certificateholders until the Class A-1 Certificates have been paid in full, second, to the Class A-3 Certificateholders until the Class A-2 Certificates have been paid in full, third, to the Class A-3 Certificateholders until the Class A-4 Certificates have been paid in full, and thereafter the Class A Percentage and the Class B Percentage of any remaining amount will be distributed to the Class A-4 Certificateholders and the Class B Certificateholders, respectively. If any Transferor Amounts are required to be applied to make any of the distributions in clauses (i) through (xvi) above, the Interest Collections that are part of the Transferor Amounts will be applied before any Principal Collections that are part of the Transferor Amounts are so applied. (Agreement, Section 3.03).



     In the event on any Distribution Date there remains any shortfall in amounts required to be distributed to the Class A-1 Certificateholders, Class A-2 Certificateholders, Class A-3 Certificateholders and Class A-4 Certificateholders under clauses (ii), (ix), (x) or (xi) above, then the amount available will be distributed pro rata to such Certificateholders based on the Class A-1 Allocation Percentage, the Class A-2 Allocation

Percentage, the Class A-3 Allocation Percentage and the Class A-4 Allocation Percentage, respectively. (Agreement, Section 3.03).



     If and to the extent that the full amount distributable on a Distribution Date pursuant to clauses (i) through (xvi) above exceeds the Investor Percentage of Interest Collections allocable to the SUBI Interest for the related Collection Period, then (i) Transferor Amounts otherwise distributable to the Transferor will be applied to such shortfall, (ii) if such Transferor Amounts are insufficient to cover such shortfall, then the proceeds of a claim under the Residual Value Insurance Policy for any Insured Residual Value Loss Amount will be applied to such shortfall (other than any shortfall in amounts to be deposited into the Reserve Fund as set forth in clause (viii) above), and (iii) if available Transferor Amounts and any claim under the Residual Value Insurance Policy are insufficient to cover such shortfall, then the Required Amount will be withdrawn from the Reserve Fund and applied to such shortfall (other than any shortfall in amounts to be deposited into the Reserve Fund as set forth in clause (viii) above).


     "Interest Collections" with respect to any Collection Period will be calculated as described under "Summary -- The Revolving Period; Subsequent Contracts and Subsequent Leased Vehicles". (SUBI Trust Agreement, Section 10.01).


     "Capped Origination Trust Administrative Expenses" will equal the amounts sufficient to pay specified administrative costs and expenses of the Origination Trust that are allocable to the SUBI Interest up to but not exceeding $100,000 in any calendar year. (SUBI Trust Agreement, Section 10.01). "Capped Trust Administrative Expenses" will equal the amounts sufficient to pay specified administrative costs and expenses associated with the Certificates such as the Trustee's compensation, the reasonable fees and disbursements of the Transferor's accountants and attorneys, up to but not exceeding $50,000 in any calendar year (or $100,000 in a calendar year in which an Early Amortization Event occurs with respect to which the Trustee sells or otherwise disposes of the SUBI Interest). (Agreement, Section 1.01).



     "Capped Contingent and Excess Liability Premiums" will equal the amounts sufficient to pay the premiums then due on the portion of the Contingent and Excess Liability Insurance Policies allocable to the SUBI Interest, up to but not exceeding $745,000 in any calendar year.



     A "Certificate Principal Loss Amount" with respect to any Distribution Date will equal the sum of any Class A-1, Class A-2, Class A-3, Class A-4 and Class B Certificate Principal Loss Amount and will represent a loss of principal in respect of Loss Amounts allocable to the Investor Interest and will arise when the Investor Percentage of Interest Collections allocable to the SUBI Interest, Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy, the Required Amount, the Transferor Amounts, the Servicing Fee (so long as World Omni is the Servicer) and, with respect to any Class A-4 Certificate Principal Loss Amount, amounts otherwise payable in respect of principal to the Class B Certificateholders are not sufficient to cover such loss. As described under "Description of the Certificates -- General", any Certificate Principal Loss Amounts allocable to a Class of Class A Certificates which are not reimbursed as provided herein will reduce the Certificate Balance of such Class of Class A Certificates. (Agreement, Section 1.01).



     The "Class A-1 Interest Carryover Shortfall" with respect to any Distribution Date will equal the excess, if any, of (i) the amount of interest distributable on the Class A-1 Certificates for such Distribution Date and any outstanding Class A-1 Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest at the Class A-1 Certificate Rate on such outstanding Class A-1 Interest Carryover Shortfall from such immediately preceding Distribution Date through the current Distribution Date, over (ii) the amount of interest distributed to the Class A-1 Certificateholders on such Distribution Date. The "Class A-2 Interest Carryover Shortfall", the "Class A-3 Interest Carryover Shortfall", the "Class A-4 Interest Carryover Shortfall" and the "Class B Interest Carryover Shortfall" will be calculated in the same manner as the Class A-1 Interest Carryover Shortfall, appropriately modified to relate to the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class B Certificates, respectively. (Agreement, Section 1.01).

     The "Class B Certificate Principal Carryover Shortfall", with respect to any Distribution Date relating to the Amortization Period from and after the Distribution Date on which the Class A-3 Certificates are paid in full, will equal the amount, if any, of the Class B Percentage of the Investor Percentage of Principal Collections allocable to the SUBI Interest for such Distribution Date that is instead applied to the distribution of principal to the Class A Certificateholders, pursuant to clauses (ix) through (xi) above. The Class B Percentage of the Investor Percentage of Principal Collections allocable to the SUBI Interest will be applied for such purposes only to the extent that the other amounts available therefor are insufficient.


     The "Class B Allocation Percentage" with respect to any Distribution Date will mean the Class B Certificate Balance as a percentage of the Certificate Balance, calculated as of the last day of the related Collection Period.


     The "Required Amount" will equal the lesser of (i) the amount on deposit in the Reserve Fund on the related Deposit Date after all deposits thereto (including pursuant to clause (viii) above) and (ii) the amount, if any, by which (a) the full amount distributable on the related Distribution Date pursuant to clauses (i) through (vii) and (ix) through (xvi) above exceeds (b) the sum of (1) the Investor Percentage of Interest Collections allocable to the SUBI Interest for the related Collection Period, (2) any Transferor Amounts applied to cover such distributable amount on such Distribution Date, and (3) any Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy with respect to the related Collection Period. (Agreement, Sections 1.01,
3.03 and 3.04). For further details regarding the Reserve Fund, see "Security for the Certificates -- The Accounts -- The Reserve Fund".


  Application and Distributions of Principal


     Revolving Period. No principal will be payable to the Class A Certificateholders until the June 1998 Distribution Date or, upon the occurrence of an Early Amortization Event, until the Distribution Date in the month immediately succeeding the month in which such Early Amortization Event occurs.



     On a Transfer Date related to any Collection Period during the Revolving Period, the Servicer will identify lease contracts and the related leased vehicles of the Origination Trust that meet the eligibility criteria described under "The Contracts" and are not evidenced by the SUBI or any Other SUBI. On each Transfer Date, the Servicer, acting on behalf of the Origination Trustee, will allocate as SUBI Assets additional lease contracts and related leased vehicles so identified having aggregate Discounted Principal Balances as of the last day of the preceding Collection Period (each, a "Subsequent Cutoff Date" and, together with the Initial Cutoff Date, the "Cutoff Dates") approximately equal to, but not greater than, all Principal Collections collected or received since the Initial Cutoff Date (including Loss Amounts that otherwise would be reimbursed to the Certificateholders which for this purpose are treated as Principal Collections, as described under "Description of the Certificates -- Distributions on the Certificates -- Distributions of Interest") that have not yet been reinvested in Subsequent Contracts and Subsequent Leased Vehicles as described herein. Upon such allocation, the related lease contracts and leased vehicles will become Subsequent Contracts and Subsequent Leased Vehicles and accordingly will become SUBI Assets. No partial interest in lease contracts (and the related leased vehicles) will be so allocated as SUBI Assets. Coincident with such allocation, the Servicer, acting on behalf of the Origination Trustee, will transfer from the SUBI Collection Account an amount of unreinvested Principal Collections equal to the aggregate Discounted Principal Balances of the related Subsequent Contracts as of the related Subsequent Cutoff Date to an account maintained by the Origination Trustee to hold collections with respect to the Origination Trust Assets that are not SUBI Assets.



     Any Principal Collections (and Loss Amounts that otherwise would be reimbursed to the Certificateholders) that are not so reinvested may be reinvested in additional Subsequent Contracts and Subsequent Leased Vehicles on one or more subsequent Transfer Dates prior to the end of the Revolving Period. In the event that on the twenty-fifth day of any month (beginning May 1997) during the Revolving Period the amount of such Principal Collections and Loss Amounts as of the last day of the immediately preceding month that have not been reinvested in Subsequent Contracts and Subsequent Leased Vehicles exceeds $1,000,000, an Early Amortization Event will occur, the Revolving Period will terminate prior to the Amortization Date and any unreinvested Principal Collections at the end of the Revolving Period will be distributed as principal to the Trust and then to Certificateholders on the immediately succeeding Distribution Date. (Servicing Agreement, Section 8.02; SUBI Trust Agreement, Section 11.02; Agreement, Section 8.01).

     "Collections" and "Principal Collections" with respect to any Collection Period will be calculated as described under "Summary -- The Revolving Period; Subsequent Contracts and Subsequent Leased Vehicles". (SUBI Trust Agreement,
Section 10.01).


     Amortization Period. On each Distribution Date beginning with the Distribution Date in the month following the month in which the Amortization Period commences and ending on the Distribution Date on which the Class A-3 Certificates have been paid in full, the Trustee will distribute an amount equal to the Investor Percentage of all Principal Collections collected or received in respect of the related Collection Period allocable to the Investor Interest as principal first to the Class A-1 Certificateholders until the Class A-1 Certificates have been paid in full, second, to the Class A-2 Certificateholders until the Class A-2 Certificates have been paid in full, third, to the Class A-3 Certificateholders until the Class A-3 Certificates have been paid in full, and thereafter the Class A Percentage and the Class B Percentage of any such remaining Principal Collections will be distributed as principal to the Class A-4 Certificateholders and the Class B Certificateholders, respectively. The Trustee will also distribute to Class A-1 Certificateholders on the Distribution Date in the month following the month in which the Amortization Period commences the Class A Percentage of the Investor Percentage of the sum of (i) any Principal Collections allocable to the SUBI Interest that were not reinvested in Subsequent Contracts and Subsequent Leased Vehicles as of the end of the Revolving Period and (ii) any Unallocated Principal Collections on deposit in the Distribution Account at the time the Amortization Period commences. The aggregate distributions of principal to the Certificateholders of each Class of Class A Certificates will not exceed the Initial Certificate Balances of such Class of Certificates. (SUBI Trust Agreement, Section 11.02; Agreement, Section 3.03).



     In general, no principal payments will be made on the Class A-2 Certificates until the Class A-1 Certificates have been paid in full, on the Class A-3 Certificates until the Class A-1 and Class A-2 Certificates have been paid in full, or on the Class A-4 or Class B Certificates until the Class A-1, Class A-2 and Class A-3 Certificates have been paid in full. The Investor Percentage of Loss Amounts will be allocated among Certificateholders on a pro rata basis, based on the Class A-1 Allocation Percentage, the Class A-2 Allocation Percentage, the Class A-3 Allocation Percentage, the Class A-4 Allocation Percentage and the Class B Allocation Percentage, as the case may be, and then reimbursed out of available funds in the amounts and order of priority described in "Description of the Certificates -- Distributions on the Certificates -- Distributions of Interest". Loss Amounts will not be allocated or reimbursed to any Certificateholder once the related Certificates have been paid in full. In addition, the Investor Percentage of the net proceeds of any sale or other disposition of the SUBI Interest, the SUBI Certificate or other property of the Trust, which may occur under certain circumstances involving an Insolvency Event with respect to the Transferor (as described under "Description of the Certificates -- Early Amortization Events"), to the extent such net proceeds constitute Principal Collections, will be distributed on a pro rata basis, first, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificateholders based on their respective Class Certificate Balances until the Class A Certificates have been paid in full, and second, to the Class B Certificateholders.



     In addition, on any Distribution Date relating to the Amortization Period from and after the Distribution Date on which the Class A-3 Certificates are paid in full, but only to the extent that other amounts available therefor are insufficient, amounts that would otherwise be distributable to the Class B Certificateholders in respect of the Class B Percentage of the Investor Percentage of Principal Collections collected or received in respect of the related Collection Period and allocable to the SUBI Interest will instead be distributed as principal payments to the Class A-4 Certificateholders up to an amount equal to the sum of (i) the Class A-4 Allocation Percentage of the Investor Percentage of Loss Amounts incurred during the related Collection Period and allocable to the SUBI Interest, (ii) any Class A-4 Certificate Principal Loss Amounts and (iii) accrued and unpaid interest on any Class A-4 Certificate Principal Loss Amounts, as set forth under "Description of the Certificates -- Distributions on the Certificates -- Distributions of Interest."



     Principal payments made during the Amortization Period in respect of the Class A-1 Certificates, the Class A-2 Certificates or Class A-3 Certificates, as applicable, will consist primarily of the Investor Percentage of all Principal Collections during the related Collection Period allocable to the SUBI Interest. However, principal payments made in respect of the Class A-4 Certificates and the Class B Certificates (once the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates have been paid in full) will be based upon a calculation of the Class A Percentage and the Class B Percentage of the Investor Percentage of such Principal Collections.


EARLY AMORTIZATION EVENTS


     As described above, the Revolving Period will continue until the close of business on the last day of April 1998 and the Amortization Period will begin on May 1, 1998 and continue to the earlier of the payment in full of the Certificates and the termination of the Trust, unless an Early Amortization Event occurs prior to any of such dates, thereby commencing the Amortization Period. An "Early Amortization Event" will mean any of the following events:


          (i) failure by the Servicer (a) to make any payment or deposit required with respect to the SUBI, the SUBI Interest or the Certificates under the Agreement, the SUBI Trust Agreement or the Servicing Agreement, within five Business Days after the date the payment or deposit is required to be made, or (b) to deliver a Servicer's Certificate within ten Business Days after any Determination Date;

          (ii) failure by the Transferor or the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement (other than those described in clause (i) above), the SUBI Trust Agreement or the Servicing Agreement, which failure materially and adversely affects the rights of holders of the SUBI Interest or Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (a) to the Transferor or the Servicer, as the case may be, by the Trustee or the Origination Trustee or
     (b) to the Transferor or the Servicer, as the case may be, and to the Trustee by holders of Certificates evidencing not less than 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class;

          (iii) failure to cure the inaccuracy of certain representations, warranties and certificates of the Transferor or the Servicer in the Agreement, the SUBI Trust Agreement or the Servicing Agreement, which failure materially and adversely affects the rights of holders of the SUBI Interest or Certificateholders and which continues uncured for 60 days after notice is given as described in clause (ii) above; provided that an Early Amortization Event pursuant to this subparagraph (iii) will not be deemed to occur if a related Reallocation Payment is due in connection with such breach and has been paid by the Servicer in accordance with the Servicing Agreement;

          (iv) the occurrence of certain Insolvency Events relating to the Transferor;

          (v) creation of any lien or encumbrance not otherwise permitted by the Agreement, the SUBI Trust Agreement or the Servicing Agreement on the SUBI Assets, which lien or encumbrance is not released within 60 days of its creation;

          (vi) transfer of, or imposition of a lien or encumbrance on, the Retained SUBI Interest held by the Transferor except as permitted by the Agreement, which, in the case of the imposition of a lien or encumbrance, is not released within 30 days of its creation;

          (vii) the Transferor, the Trust or the Origination Trust becomes subject to registration as an "investment company" for purposes of the Investment Company Act of 1940, as amended;


          (viii) if on the twenty-fifth day of any month (beginning May 1997) the amount of Principal Collections and Loss Amounts that otherwise would be available to be reimbursed to the Certificateholders as of the last day of the immediately preceding month that have not been reinvested in Subsequent Contracts and Subsequent Leased Vehicles exceeds $1,000,000;


          (ix) an Event of Servicing Termination occurs;


          (x) if on any Distribution Date the aggregate amount withdrawn from the Reserve Fund and deposited into the Distribution Account on or prior to such Distribution Date (without giving effect to any deposits into the Reserve Fund) exceeds $2,992,697 (i.e., 0.25% multiplied by 99.8% of the Aggregate Net Investment Value as of the Initial Cutoff Date); or

          (xi) any Leased Vehicle is no longer covered by the Residual Value Insurance Policy or one or more policies with substantially similar coverage and provisions issued by an insurer acceptable to each Rating Agency, or an alternative mechanism to support Residual Values of Leased Vehicles implemented in accordance with the procedures required for amendment of the Agreement (as described in "Additional Document Provisions -- Additional Agreement Provisions -- Amendment").


     The Amortization Period will commence on the day as of which an Early Amortization Event is deemed to have occurred. (Agreement, Section 8.01). In such event, distributions of principal to the Certificateholders will begin on the Distribution Date in the month following the month in which the Early Amortization Event occurs. If, because of the occurrence of an Early Amortization Event, the Amortization Period begins earlier than the Amortization Date, Class A-1 Certificateholders will begin receiving distributions of principal earlier than they would otherwise have under the Agreement, and Class A-2, Class A-3 and Class A-4 Certificateholders may begin receiving distributions of principal earlier than they would otherwise have under the Agreement, which may shorten the final maturity of the related Class of Class A Certificates.



     In addition to the consequences of an Early Amortization Event discussed above, if an Insolvency Event with respect to the Transferor were to occur during the Revolving Period, the Agreement will require the Transferor to promptly give notice of such Insolvency Event to the Trustee. Pursuant to the Agreement, within 15 days of such notice, the Trustee may, and upon receipt of written instructions from holders of Certificates evidencing Voting Interests of not less than 51% of the Class A Certificates (voting together as a single class) or 51% of the Class A Certificates and Class B Certificates (voting together as a single class) shall, publish a notice of the Insolvency Event stating that the Trustee intends to sell or dispose of the SUBI Interest and the SUBI Certificate and the other property of the Trust in a commercially reasonable manner. Following such publication, unless otherwise prohibited by applicable law, the Trustee will sell or otherwise dispose of the SUBI Interest, the SUBI Certificate and such other property in a commercially reasonable manner and on commercially reasonable terms; provided that such sale shall not be made without the consent of all the Certificateholders if a net loss would be realized as a result of such sale. The net sale or disposition proceeds of the SUBI Interest, the SUBI Certificate and such other property will be deposited into the SUBI Collection Account and treated as Collections on or in respect of the SUBI Assets. The interest portion of the Investor Percentage of such proceeds will be distributed to the Certificateholders in the priority provided for herein, and the principal portion of the Investor Percentage of such proceeds will be distributed first, on a pro rata basis, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificateholders based on their respective Class Certificate Balances until the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been paid in full, and second, to the Class B Certificateholders. (Agreement, Section 8.02). If such proceeds, together with all amounts on deposit in the Accounts, the Reserve Fund and the Residual Value Surplus Account, amounts otherwise payable to the Transferor in respect of the Transferor Interest, Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy, the Servicing Fee (if World Omni is the Servicer) and, in the case of the Class A-4 Certificates, certain amounts otherwise distributable in respect of the Class B Certificates, are insufficient to pay the Certificate Balance of a Class of Class A Certificates, any unreimbursed Certificate Principal Loss Amount in respect of such Class of Class A Certificates and any accrued and unpaid interest thereon in full, the related Class A Certificateholders will suffer a corresponding loss.



     The "Voting Interests" of the (i) Class A Certificates will be allocated among the Class A-1, Class A-2, Class A-3 and Class A-4 Certificateholders or Certificate Owners, as the case may be, in accordance with their respective Class Certificate Balances, as the context may require, and (ii) Class B Certificates will be allocated among the Class B Certificateholders in accordance with the Class B Certificate Balance represented thereby. Notwithstanding the foregoing, in certain circumstances, any Class A Certificates or Class B Certificates, as the case may be, held or beneficially owned by ALFI, ALFI L.P., the Transferor, WOLSI, World Omni or any of their respective affiliates shall be excluded from such determination. (Agreement, Section 1.01).

STATEMENTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will include with each distribution to each Certificateholder as of the close of business on the related Record Date (which, in the case of the Class A Certificates, shall be Cede as the nominee of DTC unless Definitive Certificates are issued under the limited circumstances described herein) a statement, setting forth with respect to such Distribution Date or the related Collection Period, among other things, the following:

          (i) the Investor Percentages for Interest Collections and Principal Collections allocable to the SUBI Interest for such Collection Period;

          (ii) the amount being distributed to Certificateholders (the "Certificate Distribution Amount");

          (iii) the amount of the Certificate Distribution Amount allocable to interest and to principal on each Class of Certificates;


          (iv) the amount of the Certificate Distribution Amount allocable to any Class A-1 Interest Carryover Shortfall, any Class A-2 Interest Carryover Shortfall, any Class A-3 Interest Carryover Shortfall, any Class A-4 Interest Carryover Shortfall and any Class B Interest Carryover Shortfall;



          (v) the amount, if any, of any unpaid Class A-1 Interest Carryover Shortfall, unpaid Class A-2 Interest Carryover Shortfall, unpaid Class A-3 Interest Carryover Shortfall, unpaid Class A-4 Interest Carryover Shortfall and unpaid Class B Interest Carryover Shortfall, after giving effect to distribution of the Certificate Distribution Amount;



          (vi) the Certificate Balance, the Class A-1 Certificate Balance, the Class A-2 Certificate Balance, the Class A-3 Certificate Balance, the Class A-4 Certificate Balance, the Class A-1 Certificate Factor, the Class A-2 Certificate Factor, the Class A-3 Certificate Factor, the Class A-4 Certificate Factor, the Class A-1 Allocation Percentage, the Class A-2 Allocation Percentage, the Class A-3 Allocation Percentage, the Class A-4 Allocation Percentage and the Class B Allocation Percentage as of such Distribution Date, in each case after giving effect to distribution of the Certificate Distribution Amount;


          (vii) the aggregate amount, if any, of the reimbursement of Loss Amounts included in distribution of the Certificate Distribution Amount and the amount thereof allocated to each Class of Certificateholders;


          (viii) the amount of the Certificate Distribution Amount allocable to reimbursement of previous Class A-1 Certificate Principal Loss Amounts, Class A-2 Certificate Principal Loss Amounts, Class A-3 Certificate Principal Loss Amounts, Class A-4 Certificate Principal Loss Amounts and Class B Certificate Principal Loss Amounts, in each case together with the amount of accrued interest thereon included in such distribution;



          (ix) the amount, if any, of the aggregate unreimbursed Class A-1 Certificate Principal Loss Amounts, Class A-2 Certificate Principal Loss Amounts, Class A-3 Certificate Principal Loss Amounts, Class A-4 Certificate Principal Loss Amounts and Class B Certificate Principal Loss Amounts, after giving effect to distribution of the Certificate Distribution Amount;


          (x) the amount of any unreimbursed Class B Certificate Principal Carryover Shortfall;

          (xi) the Investor Percentage of the Servicing Fee;

          (xii) the amount of any Required Amount included in the Certificate Distribution Amount, the balance on deposit in the Reserve Fund on such Distribution Date, after giving effect to withdrawals therefrom and deposits thereto on such Distribution Date, the change in such balance from the immediately preceding Distribution Date, the Reserve Fund Cash Requirement and the Reserve Fund Supplemental Requirement, if any;

          (xiii) the amount of Transferor Amounts, if any, included in the Certificate Distribution Amount;

          (xiv) the Aggregate Net Investment Value as of the end of such Collection Period;

          (xv) the aggregate amount of Payments Ahead on deposit in the SUBI Collection Account and the change in such amount from the immediately preceding Distribution Date;

          (xvi) the amounts of Advances made in respect of such Collection Period and the amount of unreimbursed Advances on such Distribution Date;


          (xvii) the balance on deposit in the Residual Value Surplus Account on the related Deposit Date, after giving effect to the change in such balance from the immediately preceding Deposit Date, and the aggregate amount of Residual Value Surplus deposited into or withdrawn from the Residual Value Surplus Account on the related Deposit Date;



          (xviii) certain information used in determining compliance with the Charge-off Test Rate and the Delinquency Test; and


          (xix) the Insured Residual Value Loss Amount, if any, for such Distribution Date.

     Each amount set forth pursuant to clauses (ii) through (v) and (vii) through (x) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Class A Certificate or Class B Certificate, as applicable. Copies of such statements may be obtained by Certificateholders or Certificate Owners by a request in writing addressed to the Trustee. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Agreement, the Trustee will mail to each person who at any time during such calendar year shall have been a Class A or Class B Certificateholder or a Certificate Owner, a statement containing the sum of the amounts described in clauses (ii) through
(vi) and (viii) through (xi) above for the purpose of preparing such person's federal income tax return. (Agreement, Section 3.06).

TERMINATION OF THE TRUST; RETIREMENT OF THE CERTIFICATES


     The respective obligations and responsibilities of the Transferor and the Trustee created by the Agreement will terminate upon the earliest to occur of
(i) the maturity, sale or other liquidation, as the case may be, of the last outstanding Contract and Leased Vehicle evidenced by the SUBI and the distribution of all proceeds thereof, together with all amounts on deposit in the Accounts and the Reserve Fund, in the manner to be prescribed in the Agreement, (ii) the day following the Distribution Date on which the Certificates have been paid in full and after which there is no unreimbursed Certificate Principal Loss Amount or Class B Certificate Principal Carryover Shortfall (together with accrued interest thereon) and (iii) the occurrence of the event described below. In order to avoid excessive administrative expenses, the Transferor will be permitted at its option to purchase the SUBI Interest evidenced by the SUBI Certificate from the Trust on any Distribution Date if, either before or after giving effect to any payment of principal required to be made on such Distribution Date, the Certificate Balance is less than or equal to 10% of the Initial Certificate Balance. The purchase price will be equal to the greater of (i) the sum of the Class A Certificate Balance and the Class B Certificate Balance, in each case plus accrued and unpaid interest thereon at the related Certificate Rate, plus certain other accrued and unpaid amounts, if any, due to the Investor Certificateholders or the Servicer, and (ii) 99.8% of the Aggregate Net Investment Value as of the last day of the preceding Collection Period. The Trustee will give written notice of termination of the Trust to each Certificateholder of record. In connection with any such termination, except as otherwise provided in the Agreement, the Transferor will be deemed to relinquish all claims it may have against the assets of the Trust in respect of Transferor Amounts that were not paid to the Transferor. (Agreement, Sections 7.01 and 7.02).


     The final distribution to any Certificateholder will be made only upon surrender and cancellation of such Certificateholder's Certificate at an office or agency of the Trustee specified in the notice of termination. Any funds remaining that are payable in such final distribution to a Certificateholder, after the Trustee has taken certain measures to locate such Certificateholder and such measures have failed, will be distributed to the United Way. (Agreement, Section 7.01).

BOOK-ENTRY REGISTRATION

     Certificate Owners may hold through DTC (in the United States), or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants in such systems, or indirectly through organizations that are participants in such systems ("Participants").

     Cede, as nominee for DTC, will hold the Class A Certificates. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in the Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Unless and until Definitive Certificates are issued, it is anticipated that the only Class A Certificateholder will be Cede, as the nominee of DTC. Certificate Owners will only be permitted to exercise their rights indirectly through DTC.

     Transfers between Participants in DTC ("DTC Participants") will occur in accordance with DTC rules. Transfers between Participants in Cedel ("Cedel Participants") and Participants in Euroclear ("Euroclear Participants") will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Cedel or Euroclear by its Depositary. However, each such cross-market transaction will require delivery of instructions to Cedel or Euroclear by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). Cedel or Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the related Depositaries.

     Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participants or Euroclear Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of Class A Certificates by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC in effect in the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC Participants deposit with DTC. DTC also facilitates the clearance and settlement of securities transactions among DTC Participants through electronic computerized book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the Commission.

     Certificate Owners that are not DTC Participants or Indirect DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or an interest in, Class A Certificates under the DTC System may do so only through DTC Participants or Indirect DTC Participants. DTC Participants will receive a credit for the Class A Certificates in DTC's records. The ownership interest of each Certificate Owner in turn will be recorded on the DTC Participants' and Indirect DTC Participants' respective records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Class A Certificates will be accomplished by entries made on the books of DTC Participants acting on behalf of Certificate Owners.

     To facilitate subsequent transfers, all Class A Certificates deposited by DTC Participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of Class A Certificates with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Certificate Owners and its records will reflect only the identity of the DTC Participants to whose accounts such Class A Certificates are credited, which may or may not be the Certificate Owners. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Principal and interest payments with respect to the Class A Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on each Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants and Indirect DTC Participants to Certificate Owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such DTC Participant and Indirect DTC Participant and not of DTC, the Trustee, the Origination Trustee, the Servicer or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on the Class A Certificates to DTC will be the responsibility of the Trustee, disbursement of such payments to DTC Participants will be the responsibility of DTC and disbursement of such payments to Certificate Owners will be the responsibility of DTC Participants and Indirect DTC Participants. As a result, under the book-entry format, Certificate Owners may experience some delay in their receipt of payments.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Certificate Owner to pledge Class A Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Class A Certificates, may be limited due to the lack of a physical certificate for such Class A Certificates.

     Neither DTC nor Cede will consent or vote with respect to the Class A Certificates. Under its usual procedures, DTC mails an "Omnibus Proxy" to the Trustee as soon as possible after any applicable record date for such a consent or vote. The Omnibus Proxy assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Class A Certificates are credited on that record date (identified in a listing attached to the Omnibus Proxy).

     None of the Transferor, the Servicer, the Origination Trustee nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Class A Certificates held by Cede, as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for Cedel Participants and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depositary, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.


     Distributions with respect to Class A Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and withholding in accordance with relevant United States tax laws and regulations. For further information in this regard, see "Material Income Tax Considerations -- Federal Taxation -- Federal Income Tax Consequences to Foreign Investors" herein and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Class A Certificateholder on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the related Depositary's ability to effect such actions on its behalf through DTC.


     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A Certificates among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     Definitive Certificates will be issued to Certificate Owners rather than to DTC only if (i) DTC is no longer willing or able to discharge its responsibilities with respect to the Class A Certificates, and neither the Trustee nor the Transferor is able to locate a qualified successor, (ii) the Transferor, at its option, elects to terminate the book-entry system through DTC or (iii) after an Early Amortization Event, Certificate Owners representing in the aggregate not less than 51% of the Voting Interests of the Class A Certificates (voting together as a single class) advise the Trustee through DTC or its successor in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interest of Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners, through Participants, of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the related Class A Certificates and the receipt of instructions for re-registration, the Trustee will issue Definitive Certificates to Certificate Owners, who thereupon will become Certificateholders for all purposes of the Agreement. (Agreement, Section 4.11).

     Payments on the related Class A Certificates will thereafter be made by the Trustee directly to holders of such Class A Certificates in accordance with the procedures set forth herein and to be set forth in the Agreement. Interest payments and any principal payments on the Definitive Certificates on each Distribution Date will be made to holders in whose names the Definitive Certificates were registered at the close of business on the Record Date with respect to such Distribution Date. Payments will be made by check mailed to the address of such holders as they appear on the Certificate Register or, under the circumstances to be provided by the Agreement, by wire transfer to a bank or depository institution located in the United States and having appropriate facilities therefor. (Agreement, Section 3.03). The final payment on any Class A Certificates (whether Definitive Certificates or global certificates registered in the name of Cede representing the Class A Certificates), however, will be made only upon presentation and surrender of such Definitive Certificates or global certificates at the office or agency specified in the notice of final distribution to Class A Certificateholders. (Agreement, Section 7.01).

     Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the Certificate Registrar to be set forth in the Agreement. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Agreement, Section 4.07).

                         SECURITY FOR THE CERTIFICATES

GENERAL

     The property of the Trust will primarily consist of the SUBI Interest evidenced by the SUBI Certificate, which is more fully described under "The Trust and the SUBI -- The SUBI". The property of the Trust will also include such amounts as from time to time are held in the Reserve Fund and the Distribution Account. The Trust will also have the collateral benefit of monies on deposit in the SUBI Collection Account and the Residual Value Surplus Account, the Contingent and Excess Liability Insurance Policies and the Residual Value Insurance Policy described below and the Trustee's rights as a third-party beneficiary of the SUBI Trust Agreement and the Servicing Agreement.


     As described under "Certain Legal Aspects of the Origination Trust and the SUBI -- The SUBI" and "Certain Legal Aspects of the Contracts and the Leased Vehicles -- Back-up Security Interests", the Trustee generally will be deemed to have ownership of the SUBI Certificate and, through such ownership, an indirect beneficial ownership interest in the Contracts and Leased Vehicles. If a court of competent jurisdiction recharacterizes the transfer of the SUBI Interest to the Trust, the Trustee may instead be deemed to have a perfected security interest in the SUBI Certificate, the Contracts and Contract Rights susceptible of perfection under the UCC, but in no event will the Trustee be deemed to have a perfected security interest in the Leased Vehicles.

THE ACCOUNTS

  The Distribution Account


     On or prior to the Closing Date, the Transferor will establish a trust account with the Trustee for the exclusive benefit of the Certificateholders and the Transferor, in its capacity as holder of the Transferor Interest, from which all payments with respect to the Certificates will be made (the "Distribution Account"). (Agreement, Section 3.01). Within one Business Day of receipt, the Servicer will deposit all Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy (if they relate to the Amortization Period) into the Distribution Account. On each Deposit Date, all Principal Collections and Interest Collections with respect to the related Collection Period allocable to the SUBI Interest will be remitted to the Distribution Account. Such deposits will be made from, among other sources, (i) monies on deposit in the SUBI Collection Account or the Reserve Fund and (ii) the Transferor in the case of exercise of its right to purchase the SUBI Interest represented by the SUBI Certificate when the Certificate Balance is less than or equal to 10% of the Initial Certificate Balance.


  The SUBI Collection Account

     On or prior to the Closing Date, the Origination Trustee will establish a trust account for the exclusive benefit of the holders of interests in the SUBI into which collections on or in respect of the Contracts and the Leased Vehicles generally will be deposited (the "SUBI Collection Account"). (SUBI Trust Agreement, Section 12.01).


     Deposits into the SUBI Collection Account. Deposits into the SUBI Collection Account will include, but will not be limited to, the following payments made in respect of the SUBI Assets: (i) Monthly Payments; (ii) early payments of the Outstanding Principal Balance of a Contract, including an amount equal to the Residual Value of the related Leased Vehicle (each, a "Prepayment"); (iii) Matured Leased Vehicle Proceeds, Repossessed Vehicle Proceeds and other Liquidation Proceeds, and Insurance Proceeds; (iv) Extension Fees; (v) Payments Ahead; (vi) Advances made by the Servicer; (vii) Reallocation Payments by World Omni (together with, under certain circumstances during the Amortization Period, Reallocation Deposit Amounts) in respect of certain Contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred; (viii) Undistributed Transferor Excess Collections; (ix) Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy with respect to the Revolving Period; and (x) certain amounts in respect of certain shortfalls in the Residual Values of Leased Vehicles relating to Matured Contracts, as described under "Security for the Certificates -- The Accounts -- The Residual Value Surplus Account". (Servicing Agreement, Sections 2.02, 8.02, 9.02 and 9.04; SUBI Trust Agreement,
Section 12.01).



     "Insurance Proceeds" will include recoveries pursuant to the Contingent and Excess Liability Insurance Policies and the comprehensive, collision, public liability and property damage insurance policy required to be obtained and maintained by the lessee pursuant to each Contract (or payment by the Servicer under the Servicing Agreement of such amounts under the circumstances described in "Additional Document Provisions -- The Servicing Agreement -- Insurance on Leased Vehicles"), and amounts paid by any insurer under any other insurance policy relating to the Contracts, the related lessees or the Leased Vehicles, but will not include Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy. (SUBI Trust Agreement, Section 10.01).


     Monthly Payments made by the lessees under the Contracts normally will be paid by mail and deposited into a lock box maintained by the Servicer, and then deposited in the SUBI Collection Account within two Business Days after receipt. Within two Business Days after receipt by the Servicer of all other payments on or in respect of the Contracts or the Leased Vehicles other than Security Deposits and Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy, including without limitation any Monthly Payments delivered directly to the Servicer or World Omni (in the event that World Omni is no longer the Servicer), Matured Leased Vehicle Proceeds, Repossessed Vehicle Proceeds and other Liquidation Proceeds, Insurance Proceeds, Extension Fees, Payments Ahead and Prepayments (regardless of whether made by lessees or other persons), such payments shall be remitted to the SUBI Collection Account. (Servicing Agreement, Sections 2.02 and 9.02).

     Notwithstanding the foregoing, the Servicer may remit all payments collected or received by it on or in respect of the Contracts and the Leased Vehicles to the SUBI Collection Account on a less frequent basis if (i) it obtains a letter of credit, surety bond or insurance policy (collectively, the "Servicer Letter of Credit") under which demands for payment may be made to secure timely remittance of monthly collections to the SUBI Collection Account and (ii) the Trustee is provided with a letter from each Rating Agency to the effect that the use of such alternative remittance schedule will not result in the qualification, reduction or withdrawal of its then-current rating of any Class of Certificates. (Servicing Agreement, Section 9.02).

     Net Deposits. So long as World Omni is the Servicer, the Servicer will be permitted to deposit in the Distribution Account only the net amount distributable to the Trustee, as holder of the SUBI Interest, and the Transferor on the related Deposit Date. The Servicer, however, will account to the Trustee, the Origination Trustee, the Certificateholders and the Transferor as if all of the deposits and distributions described herein were made individually. (Agreement, Section 3.05; Servicing Agreement, Section 9.02). This "net deposit" provision will be for the administrative convenience of the parties involved and will not affect amounts required to be deposited into the Accounts.


     Withdrawals from the SUBI Collection Account. On each Deposit Date, all Principal Collections and Interest Collections in respect of the SUBI Interest on deposit in the SUBI Collection Account in respect of the related Collection Period (including that portion of Payments Ahead representing Monthly Payments due in such Collection Period) will be deposited into the Distribution Account. During the Revolving Period, however, Principal Collections will be retained in the SUBI Collection Account for reinvestment in Subsequent Contracts and Subsequent Leased Vehicles as described under "Description of the Certificates -- Distributions on the Certificates -- Application and Distributions of Principal -- Revolving Period". (Agreement, Section 3.02; SUBI Trust Agreement, Section 12.01; Servicing Agreement, Sections 2.02, 8.02 and 9.02).


     In the event that on any date the Servicer supplies the Origination Trustee and the Trustee with an officer's certificate setting forth the basis for such withdrawal, the Origination Trustee shall remit to the Servicer, without interest and prior to any other distribution from the SUBI Collection Account on such date, monies from the SUBI Collection Account representing (i) unreimbursed Matured Leased Vehicle Expenses (after reimbursements thereof from the Residual Value Surplus Account, if any), Repossessed Vehicle Expenses and other Liquidation Expenses; (ii) delinquent Monthly Payments with respect to which the Servicer has made an unreimbursed Advance; and (iii) an amount equal to any unreimbursed Advances that the Servicer has concluded are Nonrecoverable Advances. (Servicing Agreement, Section 9.02). For further information regarding Nonrecoverable Advances, see "Additional Document Provisions -- The Servicing Agreement -- Advances".

  The Residual Value Surplus Account

     On or prior to the Closing Date, the Origination Trustee will establish a trust account for the exclusive benefit of the holders of interests in the SUBI into which all Residual Value Surplus with respect to a Collection Period will be deposited on the related Deposit Date (the "Residual Value Surplus Account" and, together with the Distribution Account, the SUBI Collection Account and the Reserve Fund, the "Accounts"). (SUBI Trust Agreement, Section 12.03).


     On each Deposit Date, funds on deposit in the Residual Value Surplus Account shall be withdrawn by the Origination Trustee and deposited into the SUBI Collection Account up to an amount equal to the sum of (a) the aggregate of the Residual Values of Leased Vehicles that were a part of Matured Leased Vehicle Inventory but had not been sold or otherwise disposed of for at least two full Collection Periods as of the end of the related Collection Period, (b) the amount by which Net Matured Leased Vehicle Proceeds (after application of amounts withdrawn pursuant to the next sentence) for the related Collection Period are less than the aggregate of the Residual Values of Leased Vehicles that were a part of Matured Leased Vehicle Inventory but were sold or otherwise disposed of during such Collection Period and (c) any losses on

Contracts terminated on or prior to their Maturity Dates during such Collection Period by agreement between the Servicer and the lessee in connection with the payment of less than their respective Outstanding Principal Balances. In the event that the Servicer supplies the Origination Trustee and the Trustee with an officer's certificate setting forth the basis for such withdrawal, funds on deposit in the Residual Value Surplus Account will be withdrawn and paid to the Servicer in reimbursement for any Matured Leased Vehicle Expenses incurred during such Collection Period, but only to the extent that, after reimbursement of such Matured Leased Vehicle Expenses (exclusive of any other reimbursement thereof), Net Matured Leased Vehicle Proceeds would be no more than the aggregate of the Residual Values of Leased Vehicles sold or otherwise disposed of from Matured Leased Vehicle Inventory during such Collection Period.


  Maintenance of the Accounts

     The Distribution Account and the Reserve Fund will be maintained with the Trustee and the SUBI Collection Account and the Residual Value Surplus Account will be maintained with the Trust Agent so long as either (i) the short-term unsecured debt obligations of the Trustee or the Trust Agent, as the case may be, are rated at least P-1 by Moody's and A-1+ by Standard & Poor's (the "Required Deposit Ratings") or (ii) the Trustee or the Trust Agent, as the case may be, is a depository institution or trust company having a long-term unsecured debt rating from Moody's of at least Baa3 and corporate trust powers and the related Account is maintained in a segregated trust account in the corporate trust department of the Trustee or the Trust Agent, as the case may be. If the Trustee or the Trust Agent at any time does not qualify under either of these criteria, the Servicer shall, with the assistance of the Trustee or the Trust Agent, as the case may be, as necessary, cause the related Account to be moved to a depository institution organized under the laws of the United States or any state thereof whose short-term unsecured debt obligations are rated at least equal to the Required Deposit Ratings or moved to a segregated trust account located in a corporate trust department of a depository institution or trust company as described above. (Agreement, Sections 3.01 and 3.04; SUBI Trust Agreement, Sections 12.01 and 12.03; Servicing Agreement, Section 9.02).

  Permitted Investments

     Upon receipt of directions from the Servicer, the Trustee or the Origination Trustee, as the case may be, shall invest funds on deposit in the Accounts in one or more Permitted Investments maturing (i) no later than the Business Day immediately preceding the Deposit Date immediately succeeding the date of such investment, in the case of amounts on deposit in the SUBI Collection Account, the Reserve Fund or the Residual Value Surplus Account or
(ii) on the Business Day immediately preceding the Distribution Date immediately succeeding the date of such investment in the case of amounts on deposit in the Distribution Account. Notwithstanding the foregoing, (a) investments on which the entity at which the related Account is located is the obligor may mature on the related Deposit Date or Distribution Date, as the case may be, and (b) investments during the Revolving Period of Principal Collections on deposit in the SUBI Collection Account may mature on such dates as in the Servicer's discretion will maintain sufficient cash to acquire Subsequent Contracts and Subsequent Leased Vehicles on the related Transfer Dates.

     All income or other gain from the foregoing investments generally shall be retained in the related Account with such gain in respect of funds in the SUBI Collection Account and the Distribution Account generally being treated as Interest Collections received in respect of the related Collection Period. Any loss resulting from such investments shall be charged to the related Account. (SUBI Trust Agreement, Sections 11.01 and 12.01; Agreement, Section 3.01; Servicing Agreement, Section 9.02). "Permitted Investments" will be specified in the SUBI Trust Agreement and will be limited to investments that meet the criteria of each Rating Agency from time to time as being consistent with its then-current rating of each Class of Certificates. (Agreement, Section 1.01).

  The Reserve Fund

     On or prior to the Closing Date, the Servicer will establish a trust account with the Trustee for the exclusive benefit of the Certificateholders and the Transferor, as holder of the Transferor Interest (the "Reserve Fund"). The monies on deposit in the Reserve Fund will, as described below, be applied on each

Distribution Date to pay certain shortfalls in respect of amounts collected with respect to the related Collection Period to be paid from the Distribution Account and certain other shortfalls in respect of the Residual Values of the Leased Vehicles, should, among other things, Transferor Amounts and Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy with respect to such Collection Period not be sufficient to cover such shortfalls. In addition, to the extent not otherwise required to make any of the payments described under "Description of the Certificates -- Distributions on the Certificates -- Distributions of Interest", monies on deposit in the Reserve Fund will be available to make payments to the Certificateholders should Collections ultimately be insufficient to reduce the Class A-1 Certificate Balance, the Class A-2 Certificate Balance, the Class A-3 Certificate Balance, the Class A-4 Certificate Balance or the Class B Certificate Balance to zero. (Agreement, Sections 3.03 and 3.04).



     The Reserve Fund Cash Requirement. The Reserve Fund will be created on or prior to the Closing Date with the deposit by the Transferor of the Initial Deposit. On each Distribution Date, the funds in the Reserve Fund will be supplemented by (i) certain Interest Collections, (ii) all income realized on the investment of amounts on deposit in the Reserve Fund in Permitted Investments, net of losses resulting from such investments, and (iii) the deposit of monies in respect of the related Collection Period remaining in the Distribution Account after making all payments required to be made therefrom on such Distribution Date prior to such deposit, including monies that otherwise would be distributed to the Transferor as Transferor Amounts, until the amount on deposit therein equals the Reserve Fund Cash Requirement then in effect. Except as otherwise described below, the "Reserve Fund Cash Requirement" with respect to any Distribution Date will equal the lesser of (i) approximately $11,970,788 (i.e., 1.0% of 99.8% of the Aggregate Net Investment Value as of the Initial Cutoff Date) and (ii) the Certificate Balance as of the related Distribution Date (after giving effect to reductions in the Certificate Balance on such Distribution Date).



     So long as all of the Reserve Fund Tests (as described under "Security for the Certificates -- The Accounts -- The Reserve Fund -- Reserve Fund Tests") are satisfied and there is no AISLIC Trigger Event or Downgrade Trigger Event, the Reserve Fund Cash Requirement is expected to be approximately $11,970,788 for each Distribution Date relating to the Revolving Period.



     Other Reserve Fund Requirements. On each Deposit Date on which withdrawals are to be made from the Reserve Fund in order (a) to deposit into the Distribution Account an amount equal to the Required Amount, or (b) to make any other payments to Certificateholders or otherwise from the Reserve Fund, as described under "Description of the Certificates -- Distributions on the Certificates -- Distributions of Interest", to the extent that the amount on deposit in the Reserve Fund is insufficient to make such deposits or payments (a "Reserve Fund Deficiency"), the Transferor shall be required to deposit into the Reserve Fund an additional cash amount which is limited to the lesser of (i) such Reserve Fund Deficiency, and (ii) the sum of (A) approximately $5,985,394 (i.e., 0.5% of 99.8% of the Aggregate Net Investment Value as of the Initial Cutoff Date), plus (B) the aggregate of all sums previously released to the Transferor from the Reserve Fund as a result of a reduction for any reason (other than by reason of the Certificate Balance being less than approximately $11,970,788) of the Reserve Fund Cash Requirement below the amount of the Initial Deposit, less (C) all amounts previously deposited by or on behalf of the Transferor into the Reserve Fund to satisfy a Reserve Fund Deficiency (the "Reserve Fund Supplemental Requirement").



     In the event (i) a conservator, receiver or bankruptcy trustee is appointed by AISLIC, or if certain other events relating to the bankruptcy or insolvency of AISLIC occur, or (ii) the Residual Value Insurance Policy has been declared void or unenforceable by a court of competent jurisdiction in a final judgment as to which the time for noting an appeal has expired and all appeals have been decided, if one or more policies with substantially similar aggregate coverage and provisions have not been issued by an insurer acceptable to each Rating Agency nor has an alternative mechanism been implemented to support the Residual Values of the Leased Vehicles in accordance with the procedures required for amendment of the Agreement (as described in "Additional Document
Provisions -- Additional Agreement Provisions -- Amendment") (each such event, an "AISLIC Trigger Event"), then, within 60 days of notice thereof, the Transferor shall be required to deposit into the Reserve Fund an additional cash amount equal to the difference between (x) the greater of the Initial Deposit and the amount then on deposit in the Reserve Fund, and (y) $41,897,757 (i.e., 3.5% of 99.8% of the Aggregate Net Investment Value as of the Initial Cutoff
Date) (the "AISLIC Reserve Fund

Supplemental Requirement"). From such time until one or more policies are issued with substantially similar aggregate coverage and provisions issued by an insurer acceptable to each Rating Agency, or an alternative mechanism is implemented to support the Residual Values of the Leased Vehicles as described above, the Reserve Fund Cash Requirement shall be $41,897,757 (i.e., 3.5% of 99.8% of the Aggregate Net Investment Value as of the Initial Cutoff Date).



     In the event that AISLIC's claims paying ability is downgraded to "Aa3" or lower by Moody's, or below "AAA" by Standard & Poor's (a "Downgrade Trigger Event"), then within 60 days thereof, the Transferor shall either (i) cause one or more policies to be issued with substantially similar aggregate coverage and provisions by an insurer acceptable to each Rating Agency, or cause an alternative mechanism to be implemented to support the Residual Values of the Leased Vehicles in accordance with the procedures required for amendment of the Agreement (as described in "Additional Document Provisions -- Additional Agreement Provisions -- Amendment"), or (ii) deposit into the Reserve Fund any amount that the Rating Agencies may require in order to maintain their then-current ratings on each Class of Certificates (the "Downgrade Reserve Fund Supplemental Requirement"). For so long as the Transferor elects to comply with the requirements of clause (ii) rather than clause (i), the Reserve Fund Cash Requirement shall be such amount as the Rating Agencies may require in order to maintain their then-current ratings on each Class of Certificates and the Rating Agencies may impose additional conditions to the maintenance of their then-current ratings on each Class of Certificates, including the addition of further triggers for the application of the Alternate Reserve Fund Formula described below (which tests generally would be expected to relate to the Residual Values of the Leased Vehicles). If the Transferor cannot comply with either clause (i) or clause (ii), or determines in good faith that such compliance would not be commercially reasonable, then all Excess Collections in respect of any Distribution Date, after giving effect to all payments required to be made therefrom on such Distribution Date, will be deposited into the Reserve Fund, rather than being paid to the Transferor, regardless of the Reserve Fund Cash Requirement. On the Distribution Date following the date on which the Transferor complies with clause (i) or clause (ii), monies on deposit in the Reserve Fund in excess of the Reserve Fund Cash Requirement shall be distributed to the Transferor (or to the Certificateholders to the extent allocable to the Accelerated Principal Distribution Amount).



     Payment of the Reserve Fund Supplemental Requirement, the AISLIC Reserve Fund Supplemental Requirement and the Downgrade Reserve Fund Supplemental Requirement will be obligations of the Transferor with respect to the Reserve Fund. In the event that there is a Reserve Fund Deficiency, an AISLIC Trigger Event or a Downgrade Trigger Event, the Reserve Fund Supplemental Requirement, the AISLIC Reserve Fund Supplemental Requirement or the Downgrade Reserve Fund Supplemental Requirement, as the case may be, will supplement the cash available in the Reserve Fund to the limited extent described above. There can be no assurance that the Transferor will have sufficient cash to fund all or a part of any Reserve Fund Deficiency or to meet its obligation to pay any Reserve Fund Supplemental Requirement, AISLIC Reserve Fund Supplemental Requirement or Downgrade Reserve Fund Supplemental Requirement. However, pursuant to the Support Agreement, World Omni has agreed under certain circumstances to provide or arrange for financial assistance in order to ensure that the Transferor maintains positive partners' capital. The Support Agreement will not constitute a guarantee by World Omni of any obligations of the Transferor, including payment of any Reserve Fund Supplemental Requirement, AISLIC Reserve Fund Supplemental Requirement or Downgrade Reserve Fund Supplemental Requirement. See "The Transferor" for further information in this regard.



     Reserve Fund Tests. Notwithstanding the foregoing calculations of the Reserve Fund Cash Requirement and the supplemental requirements discussed above, in the event that the Charge-off Rate Test or the Delinquency Test (collectively, the "Reserve Fund Tests") is not satisfied as of any Determination Date, the ERISA Compliance Test is satisfied and no AISLIC Trigger Event or Downgrade Trigger Event has occurred and is continuing, the Reserve Fund Cash Requirement for the related Distribution Date will be an amount calculated pursuant to a formula (the "Alternate Reserve Fund Formula") that will be equal to the lesser of (i) two times the Reserve Fund Cash Requirement and (ii) the Certificate Balance as of such Distribution Date (after giving effect to any reduction in the Certificate Balance on such Distribution Date). The Alternate Reserve Fund Formula will be utilized to determine the Reserve Fund Cash Requirement on all future

Distribution Dates until the Distribution Date as of which the related Reserve Fund Test is satisfied and all other Reserve Fund Tests are satisfied. Notwithstanding the foregoing, as described under "Additional Document Provisions -- The Servicing Agreement -- Compliance with ERISA", in the event that the ERISA Compliance Test is not satisfied on any Determination Date, all Excess Collections (as described under "Description of the Certificates -- Distributions on the Certificates -- Distribution of Interest") in respect of each Distribution Date thereafter will be deposited in the Reserve Fund until the Distribution Date following the Determination Date on which the ERISA Compliance Test has been satisfied. (Agreement, Section 1.01).



     The "Charge-off Rate Test" will not be satisfied if, with respect to any Determination Date the average of the Charge-off Rates for the three immediately preceding calendar months (or the months of March and April 1997 in the case of the May 1997 Determination Date) is greater than 2.75%. The "Delinquency Test" will not be satisfied if, with respect to any Determination Date the average of the Delinquency Rates for the three immediately preceding calendar months (or the months of March and April 1997 in the case of the May 1997 Determination
Date) is greater than 1.75%. The "Charge-off Rate" with respect to any calendar month will be the Discounted Principal Balance of all Contracts that became Charged-off Contracts during such month, less all Net Repossessed Vehicle Proceeds and other Net Liquidation Proceeds collected during such month with respect to Charged-off Contracts, all divided by the average of the Aggregate Net Investment Value as of the last day of such month and the preceding month. Such result will then be multiplied by twelve to produce an annualized rate. The "Delinquency Rate" for any calendar month will be the number of Current Contracts that are 61 days or more delinquent, whether or not the related Leased Vehicles have been repossessed (or repossession proceedings in respect thereof have been initiated), but which have not yet been sold or otherwise disposed of, divided by the aggregate number of Current Contracts, in each case as of the last day of such month. (Agreement, Section 1.01).


     "Current Contracts" will be all Contracts other than Charged-off, Liquidated, Matured and Additional Loss Contracts. A "Liquidated Contract" will be a Contract that has been the subject of a Prepayment in full or otherwise has been paid in full. An "Additional Loss Contract" will be a Contract that has been sold or otherwise disposed of by the Servicer, acting on behalf of the Origination Trust, to pay an Additional Loss Amount.


     The Transferor may, from time to time after the date of this Prospectus, request each Rating Agency to approve (a) a formula for determining the Reserve Fund Cash Requirement, the Reserve Fund Supplemental Requirement, the AISLIC Reserve Fund Supplemental Requirement and/or the Downgrade Reserve Fund Supplemental Requirement that is different from the one described above (including using different Reserve Fund Tests or different cures for failures thereof) that would result in a decrease in the amount of the Reserve Fund Cash Requirement, the Reserve Fund Supplemental Requirement, the AISLIC Reserve Fund Supplemental Requirement and/or the Downgrade Reserve Fund Supplemental Requirement or (b) a change in the manner by which the Reserve Fund is funded, which change could include borrowings by the Transferor to fund all or a portion of the Initial Deposit (which borrowings would be payable from assets or cash flow otherwise payable to the Transferor) or to meet the Reserve Fund Cash Requirement, the Reserve Fund Supplemental Requirement, the AISLIC Reserve Fund Supplemental Requirement and/or the Downgrade Reserve Fund Supplemental Requirement. If each Rating Agency confirms (in writing or orally) to the Trustee to the effect that the use of any such new formula or change will not result in a qualification, reduction or withdrawal of its then-current rating of any Class of Certificates, and (with respect to a reduction of the Reserve Fund Cash Requirement below the amount specified under "Additional Document Provisions -- Additional Agreement Provisions -- Amendment" or a reduction or elimination of the AISLIC Reserve Fund Supplemental Requirement) the Transferor's counsel delivers an opinion to the effect described under "Additional Document Provisions -- Additional Agreement
Provisions -- Amendment", then such new formula or change will be implemented and, to the extent necessary, the Agreement will be amended, without the consent of any Certificateholder or Certificate Owner. (Agreement, Section 9.01).


     Withdrawals from the Reserve Fund. On each Deposit Date the Trustee shall withdraw from the Reserve Fund, to the extent available, and deposit in the Distribution Account an amount equal to the Required Amount. Amounts on deposit in the Reserve Fund will also be available to make certain other payments to Certificateholders and the Transferor as described under "Security for the Certificates -- The Accounts -- The Reserve Fund". Monies on deposit in the Reserve Fund on a Distribution Date in excess of the Reserve Fund Cash Requirement will be released to the Transferor. Any such amounts received by the Transferor shall be free of any claim of the Trust, the Trustee or the Investor Certificateholders and shall not be available to the Trustee or the Trust for the purpose of making deposits to the Reserve Fund or making payments to the Investor Certificateholders, nor shall the Transferor be required to refund any amount properly received by it. (Agreement, Sections 3.03 and 3.04).

THE RESIDUAL VALUE INSURANCE POLICY


     On or prior to the Closing Date, American International Specialty Lines Insurance Company ("AISLIC") will issue an insurance policy to the Transferor (with the Origination Trustee, the Trustee, the Servicer and ALFI L.P. also named as insureds) in respect of Residual Value Loss Amounts (the "Residual Value Insurance Policy"). The Residual Value Insurance Policy will provide coverage for the Insured Residual Value Loss Amount for any Collection Period, and will cover only the Leased Vehicles and not any UTI Asset or Other SUBI Asset. Insured Residual Value Loss Amounts payable under the Residual Value Insurance Policy will only arise in connection with the disposition of Leased Vehicles relating to Matured Contracts and in connection with losses on Contracts terminated prior to their Maturity Dates by agreement between the Servicer and the lessee in connection with the payment of less than 100% of their respective Outstanding Principal Balances. The Residual Value Insurance Policy may not be cancelled by AISLIC. The Residual Value Insurance Policy will not have any deductibles or provide for co-insurance, but the aggregate maximum amount payable under the Residual Value Insurance Policy with respect to any Leased Vehicle will be the lesser of $60,000 and its insured residual value. Additionally, the aggregate maximum amount payable under the Residual Value Insurance Policy will not exceed the aggregate insured residual values of all Leased Vehicles. For these purposes, the residual value of a Leased Vehicle generally will be determined by reference to World Omni's residual value lease policies communicated to its Dealers, as amended or supplemented from time to time (which amount generally will be equal to its Residual Value), as adjusted for extensions of the related Contract.



     On the fifteenth day of each calendar month, the Servicer will determine whether, on the upcoming Distribution Date, there will be any Insured Residual Value Loss Amount for the related Collection Period. If so, the Servicer will make a claim for the Insured Residual Value Loss Amount under the Residual Value Insurance Policy. Pursuant to the Residual Value Insurance Policy, so long as all conditions precedent to liability set forth therein are satisfied and no exclusions apply, AISLIC will pay any such claim within five days. Within one Business Day after receipt, the Servicer will deposit the proceeds of any such claim into the SUBI Collection Account, if the payment relates to the Revolving Period, so that the proceeds will be available for reinvestment in Subsequent Contracts and Subsequent Leased Vehicles, and into the Distribution Account, if the payment relates to the Amortization Period, so that the proceeds will be available to make the payments described under "Description of the Certificates -- Distributions on the Certificates -- Distributions of Interest" by the relevant Distribution Date.



     AISLIC is an insurance company incorporated under the laws of the State of Alaska and is wholly owned by National Union Fire Insurance Company of Pittsburgh, Pa. ("National Union"), The Insurance Company of the State of Pennsylvania, and Birmingham Fire Insurance Company of Pennsylvania all of which are wholly-owned subsidiaries of American International Group, Inc. ("AIG"), a publicly-held holding company incorporated under the laws of the State of Delaware. The Residual Value Insurance Policy is an obligation of AISLIC and not of AIG or any other affiliate of AISLIC. AISLIC is located at American International Specialty Lines Insurance Company, c/o American International Surplus Lines Agency, Inc., Harborside Financial Center, 401 Plaza 3, Jersey City, New Jersey 07311 and its telephone number is (201) 309-1100.



     For the year ended December 31, 1996, AISLIC had Total Assets of approximately $509 million, Total Liabilities of approximately $317 million and a Capital Surplus Account of approximately $192 million, in each case as reported on a statutory accounting basis (which varies from generally accepted accounting principles in certain respects) in accordance with guidelines established by the National Association of

Insurance Commissioners. As of the date of this Prospectus, AISLIC's claims paying ability was rated "Aaa" by Moody's and "AAA" by Standard & Poor's.


     AISLIC files Annual Statements with the insurance departments of the State of Alaska and other states in which it is eligible to write insurance. Copies of the Annual Statement of AISLIC for the year ended December 31, 1996 are available on request from the Trustee. Audited financial statements of AISLIC, prepared in accordance with Alaska insurance regulations, for the two years ended December 31, 1995 and the two years ended December 31, 1994, are included in this Prospectus.



     Under its current overall reinsurance arrangements, AISLIC reinsures approximately 80% of its business with National Union. AISLIC also has ceded additional reinsurance of its obligations under the Residual Value Insurance Policy to National Union. As a result of these reinsurance arrangements, which do not relieve AISLIC from its direct obligations to the insureds under the Residual Value Insurance Policy, 95% of the Insured Residual Value Loss Amounts paid by AISLIC under that policy will be reinsured by National Union. None of the insureds under the Residual Value Insurance Policy (including the Trustee on behalf of the Certificateholders) will have any rights against National Union as a result of these reinsurance arrangements.



     For the year ended December 31, 1996, National Union had Total Assets of approximately $12.7 billion, Total Liabilities of approximately $8.5 billion and a Capital Surplus Account of approximately $4.2 billion, in each case as reported on a statutory accounting basis (which varies from generally accepted accounting principles in certain respects) in accordance with the guidelines established by the National Association of Insurance Commissioners. As of the date of this Prospectus, National Union's claims paying ability was rated "Aaa" by Moody's and "AAA" by Standard & Poor's.



     AIG and AISLIC have entered into a Support Agreement (the "AIG Support Agreement"). Under the AIG Support Agreement, AIG has agreed that AIG will cause AISLIC to maintain a policyholders' surplus of not less than $1 million or such greater amount as shall be sufficient to enable AISLIC to perform its obligations under any policy issued by it. The AIG Support Agreement also provides that if AISLIC needs funds not otherwise available to make timely payment of its obligations under policies issued by it or otherwise, AIG will provide such funds at the request of AISLIC. The AIG Support Agreement is not a direct or indirect guarantee by AIG to any person of any obligation of AISLIC. AIG may terminate the AIG Support Agreement only under circumstances in which AISLIC attains an "AAA" rating of its claims paying ability by Standard & Poor's (or, if Standard & Poor's shall not make such a rating available, an equivalent rating from another nationally recognized statistical rating organization) without the AIG Support Agreement. Policyholders (including the Trustee on behalf of the Certificateholders) may enforce the AIG Support Agreement only if AIG fails to meet its obligations thereunder on demand.



     For the year ended December 31, 1996, AIG had Total Assets of approximately $148.4 billion, Total Capital Funds of approximately $22.0 billion and Net Income of approximately $2.9 billion, in each case as reported in accordance with generally accepted accounting principles.



     The Servicing Agreement will require that World Omni pay the premiums due on the Residual Value Insurance Policy, and will provide that as long as any Certificates are outstanding, no insured party may terminate or cause the termination of any Residual Value Insurance Policy unless one or more policies are issued with substantially similar aggregate coverage and provisions issued by an insurer acceptable to each Rating Agency, or an alternative mechanism is implemented to support the Residual Values of the Leased Vehicles in accordance with the procedures required for amendment of the Agreement (as described in "Additional Document Provisions -- Additional Agreement
Provisions -- Amendment"). The foregoing obligations of World Omni will survive any termination of World Omni as Servicer under the Servicing Agreement. (Servicing Agreement, Section 9.10). World Omni will be obligated to reimburse AISLIC for a specified percentage of claims paid under the Residual Value Insurance Policy, although the failure to make such reimbursement will not affect AISLIC's obligation to pay claims under the Residual Value Insurance Policy.

THE CONTINGENT AND EXCESS LIABILITY INSURANCE POLICIES


     In addition to the physical damage and liability insurance coverage required to be obtained and maintained by the lessees pursuant to the Contracts, and as additional protection in the event that any lessee fails to maintain all such required insurance, World Omni maintains contingent liability insurance with Lexington Insurance Company which provides coverage of up to $2.0 million per occurrence (with no annual or aggregate cap on the number of claims thereunder) for bodily injury and property damage suffered by third persons caused by any vehicle owned by any insured. World Omni also maintains substantial amounts of excess insurance coverage for which the Origination Trustee is an additional named insured (together with the aforementioned primary contingent liability insurance policy, the "Contingent and Excess Liability Insurance Policies"). These insurance policies collectively provide insurance coverage in excess of $10 million per accident, and permit multiple claims in any policy period. To the extent that such coverage were exhausted and damages were assessed against the Origination Trust, claims could be imposed against the assets of the Origination Trust. In such event, investors in the Class A Certificates could incur a loss on their investment. However, the Origination Trustee will be an additional named insured under the Contingent and Excess Liability Insurance Policies and payments made thereunder will constitute SUBI Assets. To the extent that payments under the Contingent and Excess Liability Insurance Policies are made to third party claimants, they will reduce the Additional Loss Amounts that otherwise would be required to be paid out of the SUBI Assets. See "Risk Factors -- Vicarious Tort Liability", "Certain Legal Aspects of the Origination Trust and the SUBI -- The SUBI" and "Certain Legal Aspects of the Contracts and the Leased Vehicles -- Vicarious Tort Liability" for a discussion of related risks.


     With respect to damage to the Leased Vehicles, each lessee is required by the related Contract to maintain comprehensive and collision insurance. As more fully described under "Additional Document Provisions -- The Servicing Agreement -- Insurance on Leased Vehicles", World Omni will be required to police the maintenance of lessee-required insurance and, under certain circumstances, will be required to make payments in respect thereof. In the event that all of the foregoing insurance coverage were exhausted and no third-party reimbursement for such damage to a Leased Vehicle were available, investors in the Class A Certificates could incur a loss on their investment.


     The Servicing Agreement will provide that so long as any Certificates are outstanding, neither the Origination Trustee nor World Omni may terminate or cause the termination of any Contingent and Excess Liability Insurance Policy unless, among other things, a replacement insurance policy providing at least the same amount of coverage and which does not provide for any annual or aggregate cap on payments thereunder is obtained and each Rating Agency has delivered a letter to the Trustee to the effect that the obtaining of any such replacement insurance will not cause its then-current rating of any Class of Certificates to be qualified, reduced or withdrawn. The foregoing obligations of World Omni will survive any termination of World Omni as Servicer under the Servicing Agreement. (Servicing Agreement, Section 9.10).


                         ADDITIONAL DOCUMENT PROVISIONS

ADDITIONAL AGREEMENT PROVISIONS

     Certain provisions of the Agreement are described under "Description of the Certificates". The following summarizes certain additional provisions of the Agreement.

  No Petition

     The Trustee will agree not to institute, or join in, any bankruptcy or similar proceeding against the Transferor, WOLSI, ALFI L.P., ALFI, the Origination Trust or the Origination Trustee until one year and one day after the later of (i) payment of the Certificates in full and (ii) final payment of all other financings involving interests in the Origination Trust (including the transaction described herein and all other transactions involving the UTI and each Other SUBI). (Agreement, Section 6.16).

  Amendment

     The Agreement may be amended by the Transferor and the Trustee, without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to add any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement or to add or amend any provision therein in connection with permitting transfers of the Class B Certificates; provided that any such action will not, in the good faith judgment of the parties, materially and adversely affect the interest of any Certificateholder and the Trustee shall have been furnished with an opinion of counsel to the effect that such amendment will not adversely and materially affect the interest of any Certificateholder. (Agreement, Section 9.01). See "Security for the Certificates -- The
Accounts -- The Reserve Fund -- The Reserve Fund Cash Requirement".


     The Agreement may also be amended from time to time by the Transferor and the Trustee (including with respect to changing the formula for determining the Reserve Fund Cash Requirement, the Reserve Fund Supplemental Requirement, the AISLIC Reserve Fund Supplemental Requirement and/or the Downgrade Reserve Fund Supplemental Requirement, the manner in which the Reserve Fund or Residual Value Surplus Account is funded, the need for the Residual Value Surplus Account, changing the remittance schedule for collection deposits in the Distribution Account, changing the definition of "Permitted Investments", or replacing the Residual Value Insurance Policy with an alternative mechanism) if (a) the Trustee has been furnished with confirmation (written or oral) from each Rating Agency to the effect that such amendment would not cause its then-current rating on any Class of Certificates to be qualified, reduced or withdrawn or (b) the Trustee has received the consent of the holders of Certificates evidencing not less than 51% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of each Class of Certificateholders; provided, however, that: (i) any amendment eliminating the Reserve Fund or the Residual Value Insurance Policy, reducing the Residual Value Cash Requirement to less than the lesser of (A) approximately $11,970,788 and
(B) the Certificate Balance as of the related Distribution Date (after giving effect to reductions in the Certificate Balance on such Distribution Date), or eliminating or reducing the AISLIC Reserve Fund Supplemental Requirement shall also require an opinion of the Transferor's counsel to the effect that, after such amendment, for federal income tax purposes the Trust will not be treated as an association taxable as a corporation, and the Class A Certificates will, and the Class B Certificates should, properly be characterized as indebtedness that is secured by the assets of the Trust; and (ii) (A) no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the SUBI or the SUBI Certificate or distributions that shall be required to be made on any Class of Certificates or the applicable Certificate Rate and (B) no amendment of any type shall reduce the percentage of the aggregate Voting Interests of the Certificates of any Class required to consent to any such amendment, in each case without the consent of all Certificateholders and Certificate Owners.


  List of Certificateholders

     Upon a written request of the Servicer, the Trustee, as Certificate Registrar, will provide to the Servicer within 15 days after receipt of such request a list of the names and addresses of all Certificateholders. In addition, three or more Certificateholders or holders of Certificates evidencing not less than 25% of the Voting Interests of any Class of Certificates, upon compliance by such Certificateholders with certain provisions of the Agreement, may request that the Trustee, as Certificate Registrar, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. (Agreement, Section 4.06). See "Description of the Certificates -- Book-Entry Registration" and "-- Definitive Certificates".

     The Agreement will not provide for the holding of any annual or other meetings of Certificateholders.

  The Trustee


     First Bank will be the Trustee under the Agreement. The Corporate Trust Office of the Trustee is located at One Illinois Center, 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601. First Bank is not affiliated with World Omni, although it does act as a service provider to World Omni.


     The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, becomes legally unable to act or becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by such successor Trustee. (Agreement, Section 6.07).

     The Trustee must be a corporation organized under the laws of a state of the United States, the District of Columbia or the Commonwealth of Puerto Rico, authorized to exercise corporate trust powers under those laws, and subject to supervision or examination by federal or state laws, with a combined capital and surplus of at least $50,000,000 and a long-term deposit rating no lower than Baa3 by Moody's, or must be otherwise acceptable to each Rating Agency. A co-trustee or separate trustee need not meet these eligibility requirements. (Agreement, Sections 6.06 and 6.10).

     Holders of Certificates evidencing not less than 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, generally will have the power to direct any proceeding for any remedy available to the Trustee under the Agreement, and the exercise of any trust or power conferred on the Trustee by the Agreement (including actions by the Trustee in its capacity as a party to, or a third-party beneficiary of, the SUBI Trust Agreement or the Servicing Agreement). However, the Trustee will not be required to follow such a direction if, after being advised by counsel, it concludes that the action is unlawful, or if it in good faith determines that the proceedings directed would be illegal, would subject it to personal liability or would be unduly prejudicial to the rights of other Certificateholders. (Agreement, Section 6.15).


     A Certificateholder may institute proceedings under the Agreement, but only if such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, have made written request upon the Trustee to institute such proceeding in its own name as Trustee and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or refused to institute any such proceeding. (Agreement, Section 9.03). The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. (Agreement, Section 6.02). Certificateholders will have no express right to institute a proceeding directly under the SUBI Trust Agreement or the Servicing Agreement.


  Governing Law

     The Agreement will be governed by the laws of the State of Illinois.

THE SUBI TRUST AGREEMENT

  The SUBI, the Other SUBIs and the UTI

     ALFI L.P. is the grantor and (as holder of the UTI) a beneficiary of the Origination Trust. In its capacity as grantor, ALFI L.P. will from time to time assign, transfer, grant and convey (or cause to be assigned, transferred, granted and conveyed) to the Origination Trustee in trust the Origination Trust Assets. (SUBI Trust Agreement, Section 2.01). ALFI L.P. will hold the UTI, which represents a beneficial interest in all Origination Trust Assets other than the SUBI Assets and the Other SUBI Assets. (SUBI Trust Agreement, Section 4.01). ALFI L.P. has pledged (and may in the future pledge) the UTI as security for obligations to third-party lenders, and has created and sold (and may in the future create and sell or pledge) Other SUBIs in connection with financings similar to the transaction described herein. Each holder or pledgee of the UTI and any Other SUBI will be required to expressly disclaim any interest in the Origination Trust Assets other than the UTI Assets or the Other SUBI Assets, respectively, and to fully subordinate any claims to such other Origination Trust Assets in the event that this disclaimer is not given effect. Except under the limited circumstances described under "Certain Legal Aspects of the Origination Trust and The SUBI -- The SUBI" and "Additional Document Provisions -- The SUBI Trust Agreement -- The SUBI, The Other SUBIs and the UTI", the SUBI Assets will not be available to make payments in respect of, or pay expenses relating to, the UTI or any Other SUBIs, and the Other SUBI Assets evidenced by any Other SUBIs will not be available to make payments on, or pay expenses relating to, the SUBI, the UTI or any other Other SUBI.


     Each Other SUBI will be created pursuant to a supplement to the Origination Trust Agreement (each, an "Other SUBI Supplement") which will amend the Origination Trust Agreement only with respect to the Other SUBI to which it relates. The SUBI Supplement will amend the Origination Trust Agreement only as it relates to the SUBI and no Other SUBI Supplement will amend the Origination Trust Agreement as it relates to the SUBI. (SUBI Trust Agreement, Section 4.02).

     All Origination Trust Assets, including the SUBI Assets, will be owned by the Origination Trustee on behalf of the beneficiaries of the Origination Trust. The SUBI Assets will be segregated from the rest of the Origination Trust Assets on the books and records of the Origination Trustee and the Servicer and the holders of other beneficial interests in the Origination Trust (including the UTI and any Other SUBIs) will have no rights to the SUBI Assets. Liabilities of the Origination Trust shall be allocated to the SUBI Assets, the UTI Assets or Other SUBI Assets, respectively, if incurred with respect thereto, or will be allocated pro rata among all Origination Trust Assets if incurred with respect to the Trust Assets generally. (SUBI Trust Agreement, Section 7.01; Servicing Agreement, Section 2.02).


     Additional Loss Amounts will be incurred in the event of any uninsured liability to third parties (i.e., litigation risk) on the part of the Origination Trust as ultimately is borne by the SUBI Assets, whether such liability is incurred (i) with respect to the SUBI Assets and is therefore allocated to the SUBI Assets pursuant to the SUBI Trust Agreement, (ii) with respect to the Origination Trust Assets generally and therefore a pro rata portion of such liability is allocated to the SUBI Assets pursuant to the SUBI Trust Agreement or (iii) with respect to UTI Assets or Other SUBI Assets if such UTI Assets or Other SUBI Assets are insufficient to pay such liability. See "Certain Legal Aspects of the Origination Trust and The SUBI -- The SUBI" for a discussion of related risks. For purposes of making calculations with respect to distributions on the Certificates, "Additional Loss Amounts" will include both losses incurred with respect to the foregoing uninsured liabilities and monies reserved within the SUBI Collection Account against future losses in respect of such liabilities by the Servicer on behalf of the Trustee. (SUBI Trust Agreement, Sections 7.01 and 10.01).


  Special Obligations of ALFI L.P. as Beneficiary and Grantor


     ALFI L.P., as grantor, will be liable for all debts and obligations arising with respect to the Origination Trust Assets or the operation of the Origination Trust; provided, however, that its liability with respect to any pledge of the UTI and any assignee or pledgee of a SUBI or SUBI Certificate or Other SUBI or Other SUBI Certificate shall be as set forth in the financing documents relating thereto. ALFI, as the general partner of ALFI L.P., the grantor, is required at all times to maintain a minimum net worth of $10 million. To the extent that ALFI L.P. shall have paid or suffered any liability or expense with respect to the Origination Trust Assets or the operation of the Origination Trust, ALFI L.P. shall be indemnified, defended and held harmless out of the assets of the Origination Trust against any such liability or expense (including reasonable attorneys' fees and expenses). (SUBI Trust Agreement, Sections 4.03 and 11.10).


  Origination Trustee Duties and Powers; Fees and Expenses

     Pursuant to the SUBI Trust Agreement, the Origination Trustee will be required to, among other things, (i) apply for and maintain (or cause to be applied for and maintained) all licenses, permits and authorizations necessary and appropriate to accept assignments of the Contracts and the Leased Vehicles and to carry out its

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

duties as Origination Trustee, including motor vehicle dealer licenses, and (ii) file (or cause to be filed) applications for certificates of title as are necessary and appropriate so as to cause the Origination Trustee to be recorded as the holder of legal title of record to the Leased Vehicles. (SUBI Trust Agreement, Section 5.01). In carrying out the foregoing duties, the Origination Trustee will be required to exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. (SUBI Trust Agreement, Section 5.02).

     The Origination Trustee may be replaced by ALFI L.P. only if it ceases to be qualified in accordance with the terms of the SUBI Trust Agreement and shall be removed if certain representations and warranties made by the Origination Trustee therein prove to have been materially incorrect when made, or in certain events of bankruptcy or insolvency. (SUBI Trust Agreement, Section 6.03). The Securitization Trustee, as holder of the SUBI Certificate, on behalf of the Certificateholders may, or at the direction of holders of Certificates evidencing not less than 51% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, will, exercise its powers under the Origination Trust Agreement to cause the Trust Agent to be removed or replaced for a material breach of its obligations. (SUBI Trust Agreement, Sections 5.03 and 10.02).

     The Origination Trustee will make no representations as to the validity or sufficiency of the SUBI, the SUBI Certificate or the Retained SUBI Interest (other than the execution and authentication of the SUBI Certificate and the certificate evidencing the Retained SUBI Interest), or of any Contract, Leased Vehicle or related document, will not be responsible for performing any of the duties of ALFI L.P. or the Servicer and will not be accountable for the use or application by any owners of beneficial interests in the Origination Trust Assets of any funds paid in respect of the Origination Trust Assets, or the investment of any of such monies before such monies are deposited into the accounts relating to the SUBI, the Other SUBIs and the UTI. The Origination Trustee will not independently verify the Contracts or the Leased Vehicles. (SUBI Trust Agreement, Section 5.04). The duties of the Origination Trustee will generally be limited to the acceptance of assignments of lease contracts, the titling of the related leased vehicles in the name of the Origination Trustee, the creation of the SUBI, the Other SUBIs and the UTI, the maintenance of the SUBI Collection Account, the Residual Value Surplus Account and accounts relating to the Other SUBIs and the UTI and the receipt of the various certificates, reports or other instruments required to be furnished to the Origination Trustee under the SUBI Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the SUBI Trust Agreement. (SUBI Trust Agreement, Section 5.01).

     The Origination Trustee will be under no obligation to exercise any of the rights or powers vested in it by the SUBI Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of ALFI L.P., the Servicer or by the holders of a majority in interest in the SUBI, unless such party or parties have offered to the Origination Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. The reasonable expenses of every such exercise of rights or powers or examination shall be paid by the party or parties requesting such exercise or examination or, if paid by the Origination Trustee, shall be a reimbursable expense of the Origination Trustee. (SUBI Trust Agreement, Sections 5.03 and 6.08).

     The Origination Trustee may enter from time to time into one or more agency agreements (each, an "Agency Agreement") with such person or persons, including without limitation any affiliate of the Origination Trustee (each, a "Trust Agent"), as are by experience and expertise qualified to act in a trustee capacity and otherwise acceptable to ALFI. The Origination Trustee has engaged First Bank as the Trust Agent. Pursuant to the Agency Agreement (which currently is a part of the SUBI Trust Agreement), the Trust Agent shall perform each and every obligation of the Origination Trustee under the SUBI Trust Agreement. (SUBI Trust Agreement, Section 5.03).

     The Origination Trustee shall be paid out of Origination Trust Assets reasonable compensation and reimbursement of all reasonable expenses (including reasonable attorneys' fees). (SUBI Trust Agreement, Section 6.08). However, with regard to the SUBI Assets allocable to the SUBI Interest, this requirement is

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

subject to the provisions regarding Capped Origination Trust Administrative Expenses described under "Description of the Certificates -- Distributions on the Certificates -- Distributions of Interest".

  Indemnity of Trustee and Trust Agents

     The Origination Trustee and each Trust Agent will be indemnified and held harmless out of and to the extent of the Origination Trust Assets with respect to any loss, liability or expense, including reasonable attorneys' fees and expenses (collectively "Claims"), arising out of or incurred in connection with
(i) any of the Origination Trust Assets (including without limitation any Claims relating to lease contracts or leased vehicles of the Origination Trust, any personal injury or property damage claims arising with respect to any such leased vehicle or any claim with respect to any tax arising with respect to any Origination Trust Asset) or (ii) the Origination Trustee's or the Trust Agent's acceptance or performance of the trusts and duties contained in the Agreement or any Agency Agreement. Notwithstanding the foregoing, neither the Origination Trustee nor any Trust Agent will be indemnified or held harmless out of the Origination Trust Assets as to any Claim (i) for which World Omni shall be liable pursuant to the Servicing Agreement, (ii) incurred by reason of the Origination Trustee's or such Trust Agent's willful misfeasance, bad faith or negligence or (iii) incurred by reason of the Origination Trustee's or Trust Agent's breach of its respective representations and warranties pursuant to the SUBI Trust Agreement or the Servicing Agreement. Such indemnities may result in Additional Loss Amounts to the extent payable in respect of the SUBI Assets or allocated to the SUBI. (SUBI Trust Agreement, Section 5.05).

  Termination

     The Origination Trust and the respective obligations and responsibilities of ALFI L.P. and the Origination Trustee shall terminate upon the last to occur of (i) the payment to ALFI L.P. and each permitted purchaser, assignee and pledgee of any of ALFI L.P.'s interests in the Origination Trust (including the Trustee, with respect to the SUBI Interest) of all amounts and obligations required to be paid to them, and the expiration or termination of all financings secured by the Origination Trust Assets by their respective terms and (ii) the maturity or liquidation and the disposition of all Origination Trust Assets and the disposition to or upon the order of ALFI L.P. or any permitted purchaser, assignee or pledgee of all net proceeds thereof. (SUBI Trust Agreement, Section 8.01).

  No Petition

     The Origination Trustee and the Trust Agent will agree not to institute, or join in, any bankruptcy or similar proceeding against the Transferor, WOLSI, ALFI L.P. or ALFI until one year and one day after final payment of all financings involving interests in the Origination Trust. (SUBI Trust Agreement, Section 6.09). Each pledgee or assignee of any UTI or other SUBI must give a similar non-petition covenant. (SUBI Trust Agreement, Sections 4.01 and 4.02).

  Amendment

     The SUBI Trust Agreement may be amended by written agreement between ALFI L.P. and the Origination Trustee, with the approval of the Trustee (which may be given in the circumstances described under "Additional Document
Provisions -- Additional Agreement Provisions -- Amendment"). To the extent that any such amendment relates to or affects the UTI or any Other SUBI in addition to the SUBI, the SUBI Certificate or the SUBI Assets, such amendment may require certain other approvals. (SUBI Trust Agreement, Sections 9.01 and 13.01).

  Governing Law

     The SUBI Trust Agreement will be governed by the laws of the State of Alabama. (SUBI Trust Agreement, Sections 9.02 and 13.02).

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

  Trustee as Third-Party Beneficiary

     As the holder of the SUBI Interest, the Trustee will be a third-party beneficiary of the SUBI Trust Agreement. Therefore, the Trustee may, and, upon the direction of Certificateholders representing at least 51% of the Voting Interests of the Class A Certificates and the Class B Certificates (voting together as a single class) will, exercise any right conferred by the SUBI Trust Agreement upon a holder of any interest in the SUBI. (SUBI Trust Agreement, Section 10.02).

THE SERVICING AGREEMENT

  General

     Pursuant to the Servicing Agreement, the Servicer will perform on behalf of the Origination Trustee all of the obligations of the lessor under the Contracts, including, but not limited to, collecting and posting payments, responding to inquiries of the lessees, investigating delinquencies, sending payment statements and reporting tax information to the lessees, paying costs of disposition of Leased Vehicles related to Charged-off Contracts, Matured Contracts and Additional Loss Contracts and policing the Contracts, commencing legal proceedings to enforce a Contract on behalf of the Origination Trust, administering the Contracts, including accounting for collections and furnishing monthly and annual statements to the Origination Trustee with respect to distributions and generating federal income tax information. The Origination Trustee will furnish the Servicer with all powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out such servicing and administrative duties under the Servicing Agreement. The Trustee will be a third-party beneficiary of the Servicing Agreement. (Servicing Agreement, Sections 2.01 and 12.12).

  Custody of Contract Documents and Certificates of Title


     To assure uniform quality in servicing the Contracts and World Omni's own portfolio of automobile and light duty truck lease contracts and to reduce administrative costs, the Origination Trustee will appoint World Omni, as Servicer, to be its agent, bailee and custodian of the Contracts, the certificates of title relating to the Leased Vehicles and insurance policies and other documents relating to the Contracts, the related lessees and the Leased Vehicles. Such documents will not be physically segregated from other automobile and light duty truck lease contracts, certificates of title and insurance policies and other documents relating to such lease contracts and leased vehicles of World Omni, or those which World Omni services for others, including those leased vehicles constituting Origination Trust Assets that are not evidenced by the SUBI. The accounting records and computer systems of World Omni will reflect the interests of the holders of interest in the SUBI in the Initial Contracts, the Subsequent Contracts, the Initial Leased Vehicles, the Subsequent Leased Vehicles and all related Contract Rights, and "protective" UCC financing statements reflecting certain interests in the Contracts and the Contract Rights will be filed, as more fully described under "Certain Legal Aspects of the Contracts and Leased Vehicles -- Back-up Security Interests". The Servicer will be responsible for filing all periodic sales and use tax or property (real or personal) tax reports, periodic renewals of licenses and permits, periodic renewals of qualification to act as a trust and a business trust and other periodic governmental filings, registration or approvals arising with respect to or required of the Origination Trustee or the Origination Trust. (Servicing Agreement, Sections 2.01 and 2.07).


  Collections

     The Servicer will service, administer and collect all amounts due on or in respect of the Contracts. The Servicer will make reasonable efforts to collect all such amounts and, in a manner consistent with the Servicing Agreement, will be obligated to service the Contracts generally in accordance with customary and usual procedures of institutions which service closed-end automobile and light duty truck lease contracts and, to the extent more exacting, the procedures used by the Servicer in respect of lease contracts serviced by it for its own account. (Servicing Agreement, Sections 2.01 and 2.02).

     Consistent with its usual procedures, the Servicer may, in its discretion, extend the Maturity Date of any Contract by up to five months in the aggregate, provided that no Contract may be extended more than five times and that the new Maturity Date of any Contract so extended must not be later than the last day of the

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

month immediately preceding the month in which the Final Scheduled Distribution Date occurs. The amount of any Extension Fee received by the Servicer in connection with the extension of a Contract will be deposited into the SUBI Collection Account. In the event that the Servicer extends a Contract in contravention of the foregoing, the Servicing Agreement will require the Servicer to deposit into the SUBI Collection Account an amount equal to the Reallocation Payment in respect of such Contract on the Deposit Date relating to the Collection Period in which such extension was granted, at which time such Contracts and the related Leased Vehicles will no longer constitute SUBI Assets as they will be reallocated as UTI Assets. (Servicing Agreement, Sections 2.02 and 9.02). See "World Omni -- Collection, Repossession and Disposition Procedures" for further details regarding collection procedures.

     As more fully described under "Security for the Certificates -- The Accounts -- The SUBI Collection Account", unless the Servicer obtains a Servicer Letter of Credit, the Servicer will deposit or cause to be deposited all payments received on or in respect of the Contracts and the Leased Vehicles (other than Security Deposits) into the SUBI Collection Account within two Business Days after receipt.

  Notification of Liens and Claims


     The Servicer will be required to notify the Transferor (in the event that World Omni is not acting as the Servicer), the Trustee and the Origination Trustee as soon as practicable of all liens or claims of whatever kind made by a third party that would materially adversely affect the interests of, among others, the Transferor, the Origination Trust or any SUBI Asset (with respect to, among other things, any Contract or Leased Vehicle). Following its learning of any such lien or claim with respect to any Leased Vehicle, the Servicer will take whatever actions it deems reasonably necessary to cause such lien or claim to be removed. (Servicing Agreement, Sections 2.08 and 9.09). See "Certain Legal Aspects of the Origination Trust and the SUBI -- The SUBI" and "Certain Legal Aspects of the Contracts and the Leased Vehicles -- Back-up Security Interests" for a discussion of the risk of liens on SUBI Assets and other Origination Trust Assets.


  Advances

     On each Deposit Date, the Servicer will be obligated to make, by deposit into the SUBI Collection Account, an advance in an amount equal to the aggregate Monthly Payments due but not received during the related Collection Period with respect to Contracts that are 31 days or more past due as of the end of the related Collection Period, and the Servicer may (but shall not be required to) make such an advance with respect to Contracts that are one or more days, but less than 31 days, past due as of the end of the related Collection Period (collectively, an "Advance"). (Servicing Agreement, Section 9.04).

     Notwithstanding the foregoing, the Servicer will not be required to make an Advance to the extent that such Advance would constitute a Nonrecoverable Advance. (Servicing Agreement, Section 9.04). A "Nonrecoverable Advance" will be any Advance that, in the reasonable judgment of the Servicer, may not be ultimately recoverable by the Servicer from Net Liquidation Proceeds or otherwise. (Servicing Agreement, Section 6.01). In making Advances, the Servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the Contracts, rather than to guarantee or insure against losses. Accordingly, all Advances shall be reimbursable to the Servicer, without interest, if and when a payment relating to a Contract with respect to which an Advance has previously been made is subsequently received. In addition, the Servicer will be reimbursed for all Nonrecoverable Advances from collections on or in respect of the Contracts and Leased Vehicles in general. (Servicing Agreement, Section 9.02).

  Security Deposits


     The Origination Trustee's rights related to the Contracts will include all rights under the Contracts to the security deposits paid by the lessees at the time of origination of the Contracts (the "Security Deposits"). As part of its general servicing obligations, the Servicer will retain possession of each Security Deposit remitted by the lessees as an agent for the Origination Trust and will apply the proceeds of such Security Deposits in accordance with the terms of the Contracts, its customary and usual servicing procedures and applicable law. However, in the event that any Contract becomes a Charged-off Contract or the related Leased Vehicle is


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

repossessed, the related Security Deposit will, to the extent provided by applicable law and such Contract, constitute Liquidation Proceeds. (Servicing Agreement, Section 2.04). The Origination Trustee may not have an interest in the Security Deposits that is enforceable against third parties until such time as they are deposited into the SUBI Collection Account. The Servicer will not be required to segregate Security Deposits from its own funds, and any income earned from any investment thereof by the Servicer shall be for the account of the Servicer as additional servicing compensation.

  Insurance on Leased Vehicles

     Each lessee is required to maintain in full force and effect during the term of a Contract a comprehensive collision and physical damage insurance policy covering the actual cash value of the related Leased Vehicle and naming the Origination Trustee, on behalf of the Origination Trust, as loss payee. Each lessee also is required to maintain bodily injury and property damage liability insurance in amounts equal to the greater of the amount prescribed by applicable state law or industry standards as set forth in the Contract and naming the Origination Trustee, on behalf of the Origination Trust, as an additional insured. (Servicing Agreement, Section 2.11). Since lessees may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. If a lessee fails to obtain or maintain the required insurance, the related Contract will be in default. It is the practice of World Omni not to obtain insurance on behalf of and at the expense of the related lessee but rather to repossess the related Leased Vehicle. In the event that a required insurance policy has lapsed, has not been maintained in full force and effect or the Servicer has failed to maintain the right to receive the proceeds thereof for damage to or destruction of the related Leased Vehicle, the Servicing Agreement will require World Omni to pay promptly into the SUBI Collection Account all such amounts as would otherwise have been recoverable as Insurance Proceeds. This obligation will survive any termination of World Omni as Servicer under the Servicing Agreement. (Servicing Agreement, Section 2.11).

     World Omni does not require lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage which provides for payments to be made on the Contracts on behalf of such lessees in the event of disability or death. To the extent that such insurance coverage is obtained on behalf of a lessee, payments received in respect of such coverage may be applied to payments on the related Contract to the extent that the lessee's beneficiary chooses to do so.

  Realization Upon Charged-off Contracts

     The Servicer will use commercially reasonable efforts to repossess and liquidate the Leased Vehicle relating to a Contract that comes into and continues in default and for which no satisfactory arrangements can be made for collection of delinquent payments. Such liquidation may be through repossession of such Leased Vehicle and disposition at a public or private sale, or the Servicer may take any other action permitted by applicable law. The Servicer may enforce all rights under any such Contract, sell the Leased Vehicle in accordance with the Contract and commence and prosecute any proceedings in connection with the Contract. In connection with any such repossession, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual for responsible holders of closed-end automobile and light duty truck lease contracts and, to the extent more exacting, the practices and procedures used by the Servicer in respect of any such lease contracts serviced by it for its own account, and in any event in compliance with all applicable laws. The Servicer will be required to repair the Leased Vehicle if it reasonably determines that such repairs will increase the related Net Repossessed Vehicle Proceeds. The Servicer will be responsible for all costs and expenses incurred in connection with the sale or other disposition of Leased Vehicles related to Charged-off Contracts and other Contracts as to which a lessee has defaulted and the related Leased Vehicles, but will be entitled to reimbursement to the extent that such costs constitute Repossessed Vehicle Expenses or other Liquidation Expenses or expenses recoverable under an applicable insurance policy. Proceeds from the sale or other disposition of repossessed Leased Vehicles will constitute Repossessed Vehicle Proceeds and will be deposited into the SUBI Collection Account. The Servicer will be entitled to reimbursement of all related Repossessed Vehicle Expenses from amounts on deposit in the SUBI Collection Account upon presentation to the Trustee of an officer's certificate of the Servicer and Principal Collections in respect of a Collection Period

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

will include all Net Repossessed Vehicle Proceeds collected during such Collection Period. (Servicing Agreement, Sections 2.06 and 9.02).

  Matured Leased Vehicle Inventory


     Upon the scheduled maturity of a Contract, the related lessee has the option to acquire the related Leased Vehicle for an amount equal to its Residual Value plus any applicable taxes and all other incidental charges which may be due under such Contract. If the lessee chooses not to exercise this option but instead returns the Leased Vehicle to the Servicer, such Leased Vehicle will be placed in Matured Leased Vehicle Inventory, and the Servicer, acting on behalf of the Origination Trust, will sell or otherwise dispose of the Leased Vehicle in a manner similar to that for other off-lease Leased Vehicles. (Servicing Agreement, Section 2.06).


     Principal Collections in respect of a Collection Period will include all Net Matured Leased Vehicle Proceeds collected during such Collection Period. All related Matured Leased Vehicle Proceeds will be deposited into the SUBI Collection Account. Related Matured Leased Vehicle Expenses may be released from amounts on deposit in the SUBI Collection Account or the Residual Value Surplus Account upon presentation of an officer's certificate by the Servicer. Any Residual Value Surplus for a Collection Period will be deposited into the Residual Value Surplus Account. (SUBI Trust Agreement, Section 10.01; Servicing Agreement, Section 9.02).

  Records, Servicer Determinations and Reports

     The Servicer will retain or cause to be retained all data (including, without limitation, computerized records, operating software and related documentation) relating directly to or maintained in connection with the servicing of the Contracts. Upon the occurrence and continuance of an Event of Servicing Termination and termination of the Servicer's obligations under the Servicing Agreement, the Servicer will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Contracts to a successor servicer. (Servicing Agreement, Sections 2.03 and 9.03).

     The Servicer will perform certain monitoring and reporting functions on behalf of the Transferor, the Trustee, the Origination Trustee and Certificateholders, including the preparation and delivery to the Trustee, the Origination Trustee and each Rating Agency of a monthly certificate, on or before each Determination Date, setting forth all information necessary to make all distributions required in respect of the related Collection Period (the "Servicer's Certificate"), and the preparation and delivery of monthly statements setting forth information described under "Description of the Certificates -- Statements to Certificateholders", and an annual officer's certificate specifying the occurrence and status of any Event of Servicing Termination. (Servicing Agreement, Section 10.01).

  Evidence as to Compliance

     The Servicing Agreement will provide that a firm of nationally recognized independent accountants will furnish to the Trustee on or before April 30 of each year, beginning April 30, 1998, a statement as to compliance by the Servicer during the preceding twelve months ended December 31 (or since the Closing Date in the case of the first such statement) with certain standards relating to the servicing of the Contracts, the Servicer's accounting records and computer files with respect thereto and certain other matters. (Servicing Agreement, Sections 3.02 and 10.02).

     The Servicing Agreement will also provide for delivery to the Trustee, on or before April 30 of such year, beginning April 30, 1998, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Agreement throughout the preceding twelve months ended December 31 (or since the Closing Date in the case of the first such certificate) or, if there has been a default in the fulfillment of any such obligation, describing each such default. (Servicing Agreement, Sections 3.03 and 10.03).

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

     Copies of such statements and certificates may be obtained by Certificate Owners or Class A Certificateholders by a request in writing addressed to the Trustee at its Corporate Trust Office. (Agreement, Section 3.06).

  Compliance with ERISA


     On or before each Determination Date, the Servicer shall provide the Trustee and each Rating Agency with an officer's certificate stating that none of SET, JMFE, World Omni nor any of their respective affiliates for purposes of ERISA (i) maintains an ERISA plan which, as of its last valuation date, had unfunded current liability, (ii) anticipates that the value of the assets of any ERISA plan it maintains would not be sufficient to cover any current liability and (iii) is contemplating benefit improvements with respect to any plans then maintained or the establishment of any new ERISA plans, either of which would cause it to maintain an ERISA plan with unfunded current liability (the "ERISA Compliance Test"). In the event that the Servicer does not timely make the foregoing certifications, or any such certification is incorrect, all Excess Collections in respect of any Distribution Date, after giving effect to all payments required to be made therefrom on such Distribution Date, will be deposited into the Reserve Fund, regardless of the Reserve Fund Cash Requirement. On the Distribution Date following the date on which the ERISA Compliance Test is satisfied, monies on deposit in the Reserve Fund in excess of the Reserve Fund Cash Requirement shall be distributed to the Transferor (or to the Certificateholders to the extent allocable to the Accelerated Principal Distribution Amount). See "Security for the Certificates -- The Accounts -- The Reserve Fund -- The Reserve Fund Cash Requirement" for a more complete description of the Reserve Fund Cash Requirement. (Servicing Agreement, Section 10.03; Agreement, Sections 1.01, 3.03 and 3.04).


  Servicing Compensation

     The Servicer will be entitled to compensation for the performance of its servicing obligations under the Servicing Agreement. The Servicer will be entitled to receive on each Distribution Date, the Servicing Fee in respect of the related Collection Period equal to one-twelfth of the product of 1.00% and the Aggregate Net Investment Value as of the first day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, as of the Initial Cutoff Date); the portion of the Servicing Fee allocable to the SUBI Interest will be 99.8% thereof. The Servicing Fee will be calculated and paid based upon a 360-day year consisting of twelve 30-day months. So long as World Omni is the Servicer, it may, by notice to the Trustee and the Origination Trustee, on or before a Determination Date, elect to waive the Servicing Fee with respect to the related Collection Period, so long as World Omni believes that sufficient collections will be available from Interest Collections on one or more future Distribution Dates to pay such waived Servicing Fee, without interest. In such event, the Servicing Fee for such Collection Period shall be deemed to equal zero for all purposes of the Agreement and the Servicing Agreement.

     The Servicer will also be entitled to additional servicing compensation in the form of late fees and other administrative fees or similar charges paid with respect to the Contracts, and earnings from the investment of Security Deposits as described above under "Additional Document Provisions -- The Servicing Agreement -- Security Deposits". The Servicer will not be entitled to retain any Extension Fee paid in connection with an extended Contract, as such amounts will be required to be deposited into the SUBI Collection Account. The Servicer will pay all expenses incurred by it in connection with its servicing activities under the Servicing Agreement, including the payment of Uncapped Administrative Expenses allocable to the SUBI Interest, and will not be entitled to reimbursement of such expenses except to the extent any such expenses constitute Liquidation Expenses in respect of a Contract or Leased Vehicle or reasonable issuance expenses under an applicable insurance policy, or to the extent that Uncapped Administrative Expenses are reimbursed out of Interest Collections. (Servicing Agreement, Sections 2.05 and 9.06).

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of the Contracts as an agent for the Trustee under the Servicing Agreement, including collecting and posting payments, responding to inquiries of lessees on the Contracts, investigating delinquencies, sending payment statements and reporting tax information to lessees, paying costs of sale or other disposition of Leased Vehicles relating to defaulted Contracts and Leased Vehicles included in Matured Leased Vehicle Inventory, policing the SUBI Assets, administering the Contracts, including making Advances, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions and generating federal income tax information. (Servicing Agreement, Section 2.05).

  Servicer Resignation and Termination

     The Servicer may not resign from its obligations and duties under the Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law or regulations. No such resignation will become effective until a successor servicer has assumed the Servicer's obligations under the Servicing Agreement. The Servicer may not assign the Servicing Agreement or any of its rights, powers, duties or obligations thereunder except as otherwise provided therein or except in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with the Servicing Agreement. (Servicing Agreement, Sections 2.10 and 9.11).

     The rights and obligations of the Servicer under the Servicing Agreement may be terminated following the occurrence and continuance of an Event of Servicing Termination, as described under "Additional Document Provisions -- The Servicing Agreement -- Rights Upon Event of Servicing Termination". (Servicing Agreement, Sections 4.01 and 11.01).

  Indemnification by the Servicer

     The Servicer will indemnify the Trustee and its agents for any and all liabilities, losses, damages and expenses that may be incurred by them as a result of any act or omission by the Servicer in connection with the performance of its duties under the Servicing Agreement. (Servicing Agreement, Section 9.08).

  Events of Servicing Termination


     "Events of Servicing Termination" under the Servicing Agreement with respect to the SUBI Assets will consist of, among other things: (i) any failure by the Servicer to deliver to the Origination Trustee for distribution to holders of interests in the SUBI or to the Trustee for distribution to the Certificateholders any required payment, which failure continues unremedied for five Business Days after discovery of such failure by an officer of the Servicer or receipt by the Servicer of notice thereof from the Trustee, the Origination Trustee or holders of Certificates evidencing not less than 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement which failure materially and adversely affects the rights of holders of interests in the SUBI or the Certificateholders and which continues unremedied for 60 days after written notice of such failure is given as described in clause (i) above; (iii) failure by the Servicer to deliver to the Origination Trustee or the Trustee any report required to be delivered to the Origination Trustee or the Trustee pursuant to the Servicing Agreement within ten Business Days after the date such report is due; (iv) any representation, warranty or statement of the Servicer made in the Servicing Agreement or any other document relating to the Origination Trust to which the Servicer is a party or by which it is bound or any certificate, report or other writing delivered pursuant to the Servicing Agreement shall prove to be incorrect in any material respect as of the time when the same shall be made which continues unremedied for 30 days after written notice of such failure is given as described in clause (i) above; (v) failure by the Servicer to maintain or pay when due the premium in respect of any Contingent and Excess Liability Insurance Policy or the Residual Value Insurance Policy; (vi) any failure by the Transferor to timely deposit into the Reserve Fund an amount equal to the AISLIC Reserve Fund Supplemental Requirement after an AISLIC Trigger Event; and (vii) the occurrence of certain Insolvency Events relating to the Servicer. Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) for a period of ten Business Days, under clause (ii) for a period of 90 days, under clause (iii) for a period of 20 Business Days or under clause (iv) for a period of 60 days, shall not constitute an Event of Servicing Termination if such failure or delay was caused by act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement and the Servicer shall provide to the Trustee, the Origination Trustee, the Transferor and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. (Servicing Agreement, Sections 4.01 and 11.01).

  Rights Upon Event of Servicing Termination

     As long as an Event of Servicing Termination remains unremedied, the Origination Trustee, upon the direction of the Trustee or holders of Certificates evidencing not less than 51% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, may terminate all of the rights and obligations of the Servicer under the Servicing Agreement with respect to the SUBI Assets. In the event of such a termination affecting the SUBI Assets, the Trust Agent generally will succeed to the rights, powers, responsibilities, duties and liabilities of the Servicer under the Servicing Agreement with respect to the SUBI Assets (excluding certain specific obligations listed in the Servicing Agreement) or provide for a new Servicer to be approved by each Rating Agency. The Trust Agent or other new Servicer, will receive substantially the same servicing compensation to which the Servicer otherwise would have been entitled. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Servicing Termination other than such appointment has occurred, such trustee or official may have the power to prevent the Origination Trustee, the Trustee or such Certificateholders from effecting a transfer of servicing. Notwithstanding the termination of the Servicer's rights and powers in such event, the Servicer will remain obligated to perform certain specific obligations listed in the Servicing Agreement and to reimburse the Trust Agent for any losses incurred in performing certain such obligations, and will be entitled to payment of certain amounts payable to it for services rendered prior to such termination. (Servicing Agreement, Sections 4.01 and 11.01).

     The holders of Certificates evidencing not less than 51% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, with the consent of the Origination Trustee and the Trustee (which consents shall not be unreasonably withheld) may waive any default by the Servicer in the performance of its obligations under the Servicing Agreement and its consequences with respect to the SUBI Assets, other than a default in making any required deposits to or payments from an Account in accordance with the Servicing Agreement or in respect of a covenant or provision of the Servicing Agreement that cannot be modified or amended without the consent of each Certificateholder (in which event the related waiver will require the approval of holders of all of the Certificates). No such waiver will impair the rights of the Certificateholders with respect to subsequent defaults. (Servicing Agreement, Section 4.01; Agreement, Sections 8.02 and 9.03).

  No Petition

     The Servicer will agree not to institute, or join in, any bankruptcy or similar proceeding against the Transferor, WOLSI, ALFI L.P., ALFI, the Origination Trustee or the Origination Trust until one year and one day after final payment of all financings involving interests in the Origination Trust. (Servicing Agreement, Section 5.14).

  Amendment

     The Servicing Agreement may be amended from time to time in a writing signed by the Origination Trustee and the Servicer, with the approval of the Trustee (which approval may be given in the circumstances described under "Additional Document Provisions -- Additional Agreement
Provisions -- Amendment"). Any such amendment relating to the UTI or any Other SUBI may require certain other approvals. (Servicing Agreement, Sections 5.02 and 12.02).

  Termination

     The Servicing Agreement shall terminate upon the earlier to occur of (i) the termination of the Origination Trust, (ii) the discharge of the Servicer in accordance with its terms or (iii) the termination of the Agreement. (Servicing Agreement, Section 5.01).

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

  Governing Law

     The Servicing Agreement will be governed by the laws of the State of Alabama.

  Trustee as Third-Party Beneficiary

     As the holder of the SUBI Interest, the Trustee will be a third-party beneficiary of the Servicing Agreement. (Servicing Agreement, Section 12.12).

          CERTAIN LEGAL ASPECTS OF THE ORIGINATION TRUST AND THE SUBI

THE ORIGINATION TRUST

     The Origination Trust may be deemed to be a business trust under Alabama law. In an Alabama business trust, the trust property is managed for the profit of the beneficiaries, as opposed to a common "asset preservation" trust, in which the trustee is charged with the mere maintenance of trust property. The principal requirement for the formation of a business trust in Alabama is the filing of the trust instrument with the appropriate state authority. The Origination Trust Agreement has been, and the SUBI Trust Agreement will be, so filed. The Origination Trust also has been qualified as a business trust authorized to transact business in certain other states where it is required to be qualified.

     Because the Origination Trust has been registered as a business trust for Alabama and other state law purposes, like a corporation, it may be eligible to be a debtor in its own right under the United States Bankruptcy Code, as further described under "Risk Factors -- Insolvency of World Omni; Substantive Consolidation with World Omni".

THE SUBI


     The SUBI will be issued pursuant to the SUBI Trust Agreement and will evidence a beneficial interest in the SUBI Assets. The SUBI will not represent a direct interest in the SUBI Assets, nor will it represent an interest in any Origination Trust Assets other than the SUBI Assets. Under the allocation of Origination Trust liabilities described under "Additional Document
Provisions -- The SUBI Trust Agreement -- The SUBI, the Other SUBIs and the UTI", payments made on or in respect of such other Origination Trust Assets will not be available to make payments on the Certificates or to cover expenses of the Origination Trust allocable to the SUBI Assets. Any liability to third parties arising from or in respect of a Contract or Leased Vehicle will be borne by the holders of interests in the SUBI (including the Trust). If any such liability arises from a contract or leased vehicle that is an Other SUBI Asset or a UTI Asset, the Origination Trust Assets (including the SUBI Assets) will not be subject to such liability unless such Other SUBI Assets or UTI Assets are insufficient to pay the liability. In such event, because there will be no other assets from which to satisfy any such liability, to the extent that it is owed to entities other than the Origination Trustee and the beneficiaries of the Origination Trust, the other Origination Trust Assets, including the SUBI Assets, will be available to satisfy such liabilities. Under such circumstances, investors in the Class A Certificates could incur a loss on their investment.



     Similarly, to the extent that a third-party claim that otherwise would be allocable to an Other SUBI or UTI is satisfied out of the SUBI Assets rather than Other SUBI Assets or UTI Assets, and the claim exceeds the value of the portfolio to which it should be allocated, the Origination Trustee will not be able to reallocate the remaining Origination Trust Assets so that each portfolio will bear the expense of the claim as nearly as possible if the claim has been properly allocated. In such circumstances, investors in the Class A Certificates could incur a loss on their investment.



     Because the Trustee will not own directly the SUBI Assets, and since its interest therein generally will be an indirect beneficial ownership interest, perfected liens of third-party creditors of the Origination Trust in one or more SUBI Assets will take priority over the interest of the Trustee in such SUBI Assets. Therefore, a general creditor of the Origination Trust may obtain a lien on one or more SUBI Assets regardless of whether its claim would be allocated to such SUBI Assets under the terms of the Origination Trust Agreement.

Potentially material examples of such liens could include tax liens arising against the Transferor or the Trust, liens arising under various federal and state criminal statutes, certain liens in favor of the Pension Benefit Guaranty Corporation (the "PBGC"), judgment liens arising from successful claims under federal and state consumer protection laws and Lemon Laws with respect to leases and leased vehicles included in the Origination Trust Assets and judgment liens arising from successful claims against the Origination Trust arising from the operation of the leased vehicles constituting Origination Trust Assets. See "Risk Factors -- Consumer Protection Laws", "-- ERISA Liabilities" and
"-- Vicarious Tort Liability" and "Certain Legal Aspects of the Contracts and the Leased Vehicles -- Vicarious Tort Liability" and "-- Consumer Protection Laws" for a further discussion of these risks.



     The Origination Trust Agreement provides that, to the extent that such a third-party claim is satisfied out of one or more SUBI Assets rather than Other SUBI Assets or UTI Assets, as the case may be, the Origination Trustee will reallocate the remaining Origination Trust Assets (i.e., the Other SUBI Assets and the UTI Assets) so that each portfolio will bear the expense of the claim as nearly as possible as if the claim had been allocated as provided in the Origination Trust Agreement as set forth under "Additional Document
Provisions -- The SUBI Trust Agreement -- The SUBI, the Other SUBIs and the
UTI".


INSOLVENCY RELATED MATTERS


     As described under "The Origination Trust -- Allocation of SUBI Assets" and "Certain Legal Aspects of the Origination Trust and the SUBI -- The SUBI," each holder or pledgee of the UTI and any Other SUBI will be required to expressly disclaim any interest in the SUBI Assets, and to fully subordinate any claims to the SUBI Assets in the event that this disclaimer is not given effect. Although no assurance can be given, in the unlikely event of a bankruptcy of ALFI L.P., the Transferor believes that the SUBI Assets would not be treated as part of ALFI L.P.'s bankruptcy estate and that, even if they were so treated, the subordination by holders and pledgees of the UTI and Other SUBIs should be enforceable. In addition, as described under "Risk Factors -- Insolvency of World Omni; Substantive Consolidation with World Omni", the Transferor has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by World Omni under any Insolvency Laws will result in consolidation of the assets and liabilities of ALFI, ALFI L.P., WOLSI, the Transferor, the Origination Trust or the Trust with those of World Omni. If, however, (i) a court concluded that the assets and liabilities of ALFI, ALFI L.P., the Transferor, WOLSI, the Origination Trust or the Trust should be consolidated with those of World Omni in the event of the application of applicable Insolvency Laws to World Omni,
(ii) a filing were made under any Insolvency Law by or against ALFI, ALFI L.P., the Transferor, WOLSI, the Origination Trust or the Trust or (iii) an attempt were made to litigate any of the foregoing issues, delays in payments on the Certificates and possible reductions in the amount of such payments could occur.



LEGAL PROCEEDINGS



     None of ALFI, ALFI L.P., the Transferor or WOLSI is a party to any legal proceeding. World Omni is a party to, and is vigorously defending, numerous legal proceedings, all of which it believes constitute ordinary routine litigation incidental to the business and activities conducted by World Omni. The Origination Trustee, on behalf of the Origination Trust, has been named as a defendant in various cases which it believes constitute ordinary routine litigation incidental to the business and activities conducted by the Origination Trustee as an assignee of lease contracts and leased vehicles.


                          CERTAIN LEGAL ASPECTS OF THE
                       CONTRACTS AND THE LEASED VEHICLES

BACK-UP SECURITY INTERESTS


     As described under "Risk Factors -- Insolvency of World Omni; Substantive Consolidation with World Omni", the transfer of the SUBI Certificate by the Transferor to the Trust is intended to constitute a sale of the SUBI Certificate and of the beneficial interest in the SUBI Assets evidenced thereby, subject in each case to the rights of the Transferor as the holder of the Transferor Interest and the Retained SUBI Interest.

Although deemed highly unlikely by the Transferor, theoretically it is possible that a court could recharacterize (for accounting and general state law purposes) the transactions contemplated by the SUBI Trust Agreement as a financing secured by a pledge of the SUBI Certificate, or even the underlying SUBI Assets, to the Trustee on behalf of the Certificateholders, rather than as a sale. In such an event, absent prior perfection of the Trustee's security interest in the SUBI Assets, the holder of a perfected lien in one or more SUBI Assets would have priority over the interest of the Trustee in such SUBI Assets. Therefore, certain actions have been taken to ensure that, were the Certificates to be so recharacterized as secured loans, the Trustee would be deemed to have a perfected security interest in the SUBI Certificate (and the SUBI Interest evidenced thereby) and in the Contracts and the rights thereunder susceptible of perfection under the Uniform Commercial Code (the "UCC") in effect in the States of Alabama, Illinois and Florida. In particular, on or prior to the Closing Date, "protective" UCC-1 financing statements will be filed in the States of Alabama, Florida and Illinois to effect this perfection. By virtue of its possession of the SUBI Certificate, the Trustee also will be deemed to have a perfected security interest therein (and in the SUBI Interest evidenced thereby). However, no action will be taken to perfect the lien that the Trustee would be deemed to have in the Leased Vehicles in the event of such a recharacterization. Therefore, to the extent that a valid lien is imposed by a third party against a Leased Vehicle, the interest of the lienholder will be superior to the unperfected beneficial interest of the Trustee in such Leased Vehicle. Although the Servicing Agreement will require the Servicer to contest all such liens and cause the removal of any liens that may be imposed, if any such liens are imposed against the Leased Vehicles, investors in the Class A Certificates could incur a loss on their investment. For further information relating to potential liens on the SUBI Assets, see "Additional Document Provisions -- The Servicing Agreement -- Notification of Liens and Claims" and "Certain Legal Aspects of the Origination Trust and the SUBI -- The SUBI".



     The Trustee's back-up security interest in the Contracts could be subordinate to the interest of certain other parties who take possession of the Contracts before the filing described above has been completed. Specifically, the Trustee's security interest in a Contract could be subordinate to the rights of a purchaser of such Contract who takes possession thereof without knowledge or actual notice of the Trustee's security interest. The Contracts will not be stamped to reflect the foregoing back-up security arrangements.



     As noted under "Certain Legal Aspects of the Origination Trust and the SUBI -- The SUBI", various liens could be imposed upon all or part of the SUBI Assets that, by operation of law, would take priority over the Trustee's interest therein. Such liens would include tax liens arising against the Transferor or the Trust, mechanic's, repairmen's, garagemen's and motor vehicle accident liens and certain liens for personal property taxes, in each case arising with respect to a particular Leased Vehicle, liens arising under various state and federal criminal statutes and certain liens, more fully described under "Risk Factors -- ERISA Liabilities", in favor of the PBGC. Additionally, any perfected security interest of the Trustee in all or part of the property of the Trust could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Transferor prior to any perfection of the transfer of the assets transferred by the Transferor to the Trust pursuant to the Agreement, as more fully described under "Risk
Factors -- Insolvency of World Omni; Substantive Consolidation with World Omni".


VICARIOUS TORT LIABILITY

     Although the Origination Trust will own the leased vehicles, they will be operated by the lessees and their respective invitees. State laws, including the laws in the Five State Area, differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership.

     In Alabama and Georgia, a victim of such an accident has no such cause of action against the owner of a leased vehicle arising from the negligent operation of such leased vehicle unless the owner has negligently entrusted or negligently continues to entrust the vehicle to an inappropriate lessee.

     In Florida, under Section 324.021(9)(b), Florida Statutes, the owner of a motor vehicle that is subject to a lease having an initial term of at least one year is exempt from liability arising out of an accident in which the leased vehicle is involved if the lessee is required under the lease to maintain certain specified levels of insurance and such insurance is in effect. In 1991, in a case involving finance leases, the Florida Supreme Court ruled that this statute is constitutional and that a Florida owner/lessor that complies with the statute will not be deemed the owner of the leased vehicle for purposes of financial responsibility for liability or tort claims arising out of the negligent operation of the leased vehicle or the negligent acts of the operator. In 1992, the Florida Supreme Court held that this statute is applicable to true leases as well as finance leases. In March 1996, the Florida Supreme Court strictly interpreted the requirements of Section 324.021(9)(b), ruling that the existence of a lessor's blanket contingent liability insurance policy did not satisfy the statutory requirement that the lessee have insurance in effect at the time of the accident and denying the lessor the liability exemption provided in the statute. However, effective with respect to actions brought on or after June 1, 1996, the statute was amended to provide that a lessor's blanket contingent liability insurance policy with certain required policy limits will be deemed to satisfy the statute's requirements for the liability exemption. The Origination Trust's insurance coverage meets these requirements.

     In North Carolina, a lessor of a motor vehicle generally is not responsible to injured parties for a lessee's negligent use of the leased vehicle when all control has been relinquished to the lessee, unless the lessor knew or in the exercise of reasonable care should have known that the leased vehicle was defective or unsafe at the time of delivery to the lessee and the defect or unsafe condition caused injury, or if the lessor negligently entrusted the vehicle to an incompetent lessee.


     As more fully described under "Risk Factors -- Vicarious Tort Liability", following an accident involving a Leased Vehicle, under certain circumstances the Origination Trust may be the subject of an action for damages as a result of its ownership of such Leased Vehicle. To the extent that applicable state law permits such an action, the Origination Trust and the Origination Trust Assets may be subject to liability. However, the laws of many States, including each of the States in the Five State Area, either do not permit such suits, or the lessor's liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain. Although the Origination Trust's insurance coverage is substantial, in the event that all applicable insurance coverage were exhausted and damages were assessed against the Origination Trust, claims could be imposed against the assets of the Origination Trust, including the Leased Vehicles. However, such claims would not take priority over any SUBI Assets to the extent that the Trustee has a prior perfected security interest therein (such as would be the case, in certain limited circumstances, with respect to the Contracts) as further described under "Certain Legal Aspects of the Contracts and the Leased Vehicles -- Back-up Security Interests". If any such claims were imposed against the assets of the Origination Trust, investors in the Class A Certificates could incur a loss on their investment.


REPOSSESSION OF LEASED VEHICLES

     In the event that a default by a lessee has not been cured within a certain period of time after notice, the Servicer will ordinarily retake possession of the related leased vehicle. Some jurisdictions require that the lessee be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions in any one-year period. In these jurisdictions, if the lessee objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice (although in Florida, Georgia and North Carolina a course of conduct in which the lessor has accepted late payments has been held to create a right of the lessee to receive prior notice), but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action is required.

     In Georgia, a leased vehicle may be repossessed without notice, but only if the repossession can be accomplished without a breach of the peace. If a breach of the peace cannot be avoided, the lessor must seek a writ of possession in a state court action or pursue other judicial action to repossess such leased vehicle.

     After the Servicer has repossessed a Leased Vehicle, it may provide the lessee with a period of time within which to cure the default under the related Contract. If by the end of such period the default has not been cured, the Servicer will attempt to sell the Leased Vehicle. The Net Repossessed Vehicle Proceeds therefrom may be less than the remaining amounts due under the Contract at the time of default by the lessee.

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

DEFICIENCY JUDGMENTS

     The proceeds of sale of a leased vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related lease contract. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale of a leased vehicle do not cover the full amounts due under the related lease contract, a deficiency judgment can be sought in those states (including each of the States in the Five State Area) that do not prohibit directly or limit such judgments. However, in some states (including Florida), a lessee may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee would be expected to have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Even if a deficiency judgment is obtained, it may be settled at a significant discount.

     In Georgia, amounts recoverable by the lessor of a leased vehicle from a lessee upon default or early termination are not considered to be "deficiency judgments", but damages for breach or early termination of the related lease contract. In the case of liquidated damages provided for in the Contracts, the only limitation or prohibition on such damages is that they are reasonable in light of the anticipated harm caused by the default. Georgia law does not require that any excess proceeds from disposition of a leased vehicle be paid to a lessee. Under the Georgia Motor Vehicle Warranty Rights Act, however, where a lessor or lessee has exercised its rights against the manufacturer and obtained a replacement vehicle and the lessor realizes a gain from disposition of the replacement vehicle, the lessor must refund to the lessee the lesser of any offset for use paid by the lessee to the manufacturer or the gain realized by the lessor.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including the amount of any down payment, a description of the lessee's liability at the end of the lease term, the amount of any periodic payments and the circumstances under which the lessee may terminate the lease prior to the end of the lease term, and (beginning in October 1997) the capitalized cost of the vehicle and a warning regarding possible charges for early termination. The various consumer protection laws would apply to the Origination Trustee as a "co-lessor" of the Contracts and may also apply to the Trust as holder of a beneficial interest in the Contracts. The failure to comply with such consumer protection laws may give rise to liabilities on the part of the Servicer, the Origination Trust and the Origination Trustee, including liabilities for statutory damages and attorneys' fees. In addition, claims by the Servicer, the Origination Trust and the Origination Trustee may be subject to set-off as a result of such noncompliance.

     Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

     Many states, including each State in the Five State Area, have adopted laws (each, a "Lemon Law") providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer's warranty after a specified number of attempts to correct a problem or after a specific time period. Should any Leased Vehicle become subject to a Lemon Law, a lessee could compel the Origination Trust to terminate the related Contract and refund all or a portion of payments that previously have been paid. Although the Origination Trust may be able to assert a claim against the manufacturer of any such defective Leased Vehicle, there can be no assurance any such claim would be successful.

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

     Historically, less than one-half of one percent of all automobiles and light duty trucks leased by World Omni (including lease contracts owned by the Origination Trustee on behalf of the Origination Trust or by certain special purpose subsidiaries of World Omni) have become the subject of an action under any of the Lemon Laws of any jurisdiction. As noted below, World Omni will represent and warrant to the Trustee as of the Initial Cutoff Date and as of each Subsequent Cutoff Date that none of the Initial Leased Vehicles or the related Subsequent Leased Vehicles, as the case may be, is out of compliance with any law, including a Lemon Law. Nevertheless, there can be no assurance that one or more Leased Vehicles will not become subject to return (and the related Contract terminated) in the future under a Lemon Law.

     Representations and warranties will be made in the SUBI Trust Agreement that each Contract complies with all requirements of law in all material respects. If any such representation and warranty proves to be incorrect with respect to any Contract, and is not timely cured, World Omni will be required under the Servicing Agreement to deposit an amount equal to the Reallocation Payment (together with, in certain circumstances during the Amortization Period, an amount equal to the Reallocation Deposit Amount) in respect of such Contract into the SUBI Collection Account unless the breach is cured. See "Additional Document Provisions -- The SUBI Trust Agreement -- The SUBI, the Other SUBIs and the UTI" and "The Contracts -- Representations, Warranties and Covenants" for further information regarding the foregoing representations and warranties.

OTHER LIMITATIONS

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable Insolvency Laws, may interfere with or affect the ability of a lessor to enforce its rights under an automobile or light duty truck lease contract. For example, if a lessee commences bankruptcy proceedings, the lessor's receipt of rental payments due under the lease contract is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease contract to another party even though the lease prohibits assignment.

                       MATERIAL INCOME TAX CONSIDERATIONS

FEDERAL TAXATION

  General


     Set forth below is a discussion representing the opinion of Brown & Wood LLP, special federal income tax counsel to the Transferor and counsel for the Underwriters, as to material federal income tax consequences to holders of the Class A Certificates who are original owners and who hold the Class A Certificates as capital assets under the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not purport to be complete or to deal with all aspects of federal income taxation or any aspects of state or local taxation that may be relevant to Class A Certificateholders or Certificate Owners in light of their particular circumstances, nor to certain types of Class A Certificateholders or Certificate Owners subject to special treatment under the federal income tax laws (for example, banks and life insurance companies). This discussion is based upon present provisions of the Code, the regulations promulgated thereunder and judicial and ruling authorities, all of which are subject to change, which change may be retroactive. The parties do not intend to seek a ruling from the Internal Revenue Service ("IRS") on any of the issues discussed below. Moreover, there can be no assurance that if such a ruling were sought, the IRS would rule favorably. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their respective tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. Prospective investors should consult their own tax advisors with regard to the federal income tax consequences of the purchase, ownership or disposition of the Class A Certificates, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

  Characterization of the Class A Certificates as Indebtedness

     The Transferor, the Trustee, each Certificateholder, and each Certificate Owner (by acquiring a beneficial interest in a Class A Certificate) will express in the Agreement their intent that, for federal, state and local income and franchise tax purposes, the Class A Certificates will be indebtedness, secured by the assets of the Trust. The Transferor and the Trustee, by entering into the Agreement, and each Certificateholder and each Certificate Owner, by acquiring a beneficial interest in a Class A Certificate, will agree to treat the Class A Certificates as indebtedness for federal, state and local income and franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor will treat the transaction, for financial accounting purposes, as a sale of an ownership interest in the Origination Trust Assets and not as the issuance of a debt obligation.

     In general, the characterization of a transaction for federal income tax purposes is based upon economic substance, and the substance of the transaction in which the Class A Certificates are issued is consistent with the treatment of the Class A Certificates as debt for federal income tax purposes. Although there are certain judicial precedents holding that under appropriate circumstances a taxpayer should be required to treat a transaction in accordance with the form chosen by the taxpayer regardless of the transaction's substance, the operative provisions of the transaction and the Agreement will not be inconsistent with treating the Class A Certificates as debt and, accordingly, these authorities should not be applied to require sale characterization for federal income tax purposes. The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property depends upon numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. The primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of such factors, Brown & Wood LLP is of the opinion that, for federal income tax purposes the characterization of the Class A Certificates should be governed by the substance of the transaction and accordingly, (i) the Trust will not be treated as an association taxable as a corporation and (ii) the Class A Certificates will properly be characterized as indebtedness that is secured by the Trust assets.

  Taxation of Interest and Discount Income

     Assuming that the Certificate Owners are owners of debt obligations for federal income tax purposes, interest generally will be taxable as ordinary income for federal income tax purposes when received by the Certificate Owners utilizing the cash method of accounting and when accrued by Certificate Owners utilizing the accrual method of accounting. Interest received on the Class A Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.


     Original Issue Discount. Under regulations issued with respect to the original issue discount ("OID") provisions of the Code, the Class A Certificates will be deemed to have been issued with OID in an amount equal to the excess of the "stated redemption price at maturity" of the Class A-1, Class A-2, Class A-3 or Class A-4 Certificates, as the case may be (generally equal to their principal amount as of the date of original issuance plus all interest other than "qualified stated interest" payable prior to or at maturity), over their original issue price (in this case, the initial offering price at which a substantial amount of the related Class of Class A Certificates is sold to the public). Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Class A-1, Class A-2, Class A-3 or Class A-4 Certificates, as the case may be. Under the OID provisions of the Code, interest will only be treated as qualified stated interest if it is "unconditionally payable". Interest will be treated as "unconditionally payable" only if Certificateholders have reasonable remedies to compel payment of interest deficiencies (e.g., default and acceleration rights). Because Class A Certificateholders will not be entitled to penalty payments of interest on interest deficiencies, and Class A Certificateholders will have no default and acceleration rights in the event of interest shortfalls, interest paid on the Class A Certificates may not be treated by the IRS as qualified stated interest, and, in such event, would be treated as OID. A Class A Certificateholder must include OID income over the term of the related Class A Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income, regardless of the Certificateholder's method of accounting.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Class A Certificate and its issue price. A holder of a Class A Certificate must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Class A Certificate will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Class A Certificate is the first price at which a substantial amount of Class A Certificates are sold to the public (excluding bond, bonuses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular Class of Class A Certificates is sold for cash on or prior to the Closing Date, the issue price of such Class will be treated as the fair market value of such Class on the Closing Date. The issue price of a Class A Certificate also includes the amount paid by a Class A Certificateholder for accrued interest that relates to a period prior to the issue date of the Class A Certificate. The stated redemption price at maturity of a Class A Certificate includes the original principal amount of the Class A Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the de minimis rule, OID on a Class A Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Class A Certificate multiplied by the weighted average maturity of the Class A Certificate. Certificateholders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Class A Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The holder of a Class A Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Class A Certificate, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a Certificateholder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period.

     If a Certificateholder purchases a Class A Certificate issued with OID at an "acquisition premium" (i.e., at a price in excess of the adjusted issue price of the Class A Certificate, but less than or equal to the "stated redemption price at maturity"), the amount includible by such Certificateholder in income in each taxable year as OID will be reduced by that portion of the premium properly allocable to such year.

     Although the matter is not entirely clear, the Transferor currently intends to report all stated interest on the Class A Certificates as qualified stated interest and not as OID.

     Market Discount. Certificate Owners should be aware that the resale of a Class A Certificate may be affected by the market discount rules of the Code. These rules generally provide that, subject to a de minimis exception, if a holder acquires a Class A Certificate at a market discount (i.e., at a price below its "adjusted issue price") and thereafter recognizes gain upon a disposition of the Class A Certificate, the lesser of such gain or the portion of the market discount that accrued while the Class A Certificate was held by such holder will be treated as ordinary interest income realized at the time of the disposition. A taxpayer may elect to include market discount currently in gross income in taxable years to which it is attributable, computed using either a ratable accrual or a yield to maturity method.

     Premium. A Certificate Owner who purchases a Class A Certificate for more than its stated redemption price at maturity will be subject to the premium amortization rules of the Code. Under those rules, the Certificate Owner may elect to amortize such premium on a constant yield method. Amortizable premium reduces interest income on the related Class A Certificate. If the Certificate Owner does not make such an election, the premium paid for the Class A Certificate generally will be included in the tax basis of the Class A Certificate in determining the gain or loss on its disposition.

     Each Certificate Owner should consult his own tax advisor regarding the impact of the original issue discount, market discount, and premium amortization rules.

  Sales of Class A Certificates

     In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a Class A Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued stated interest) and (ii) the Certificate Owner's tax basis in the Class A Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments, other than qualified stated interest payments, received with respect to such Class A Certificate). Subject to the market discount rules discussed above and to the more than one-year holding period requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain or loss, provided that the Class A Certificate was held as a capital asset. The federal income tax rates applicable to capital gains for taxpayers other than individuals, estates and trusts are currently the same as those applicable to ordinary income; however, the maximum ordinary income rate for individuals, estates and trusts is generally 39.6%, whereas the maximum long-term capital gains rate for such taxpayers is 28%. Moreover, capital losses generally may be used only to offset capital gains.

  Federal Income Tax Consequences to Foreign Investors


     The following information describes the United States federal income tax treatment of investors that are not United States persons ("Foreign Investors") if the Class A Certificates are treated as debt. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof, (iii) an estate or trust the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or (iv) for trusts whose taxable years begin after December 31, 1996, a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have authority to control all substantial decisions of the trust.


     The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain "portfolio debt investments" issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Class A Certificates will be issued in registered form; therefore, if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Class A Certificates.

     For the Class A Certificates to constitute portfolio debt investments exempt from United States withholding tax, the withholding agent must receive from the Certificate Owner an executed IRS Form W-8 signed under penalty of perjury by the Certificate Owner stating that the Certificate Owner is a Foreign Investor and providing such Certificate Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

     A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Class A Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the Certificate Owner in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

  Backup Withholding

     A Certificate Owner may be subject to a backup withholding at the rate of 31% with respect to interest paid on the Class A Certificates if the Certificate Owner, upon issuance, fails to supply the Trustee or his broker with such Certificate Owner's taxpayer identification number, fails to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or under certain circumstances, fails to provide the Trustee or his broker with a certified statement, under penalty of perjury, that such Certificate Owner is not subject to backup withholding. Information returns will be sent annually to the IRS and to each Certificate Owner setting forth the amount of interest paid on the Class A Certificates and the amount of tax withheld thereon.


  Possible Alternative Treatment of the Class A Certificates



     Although, as described above, it is the opinion of Brown & Wood LLP that the Class A Certificates will properly be characterized as debt for federal income tax purposes, such opinion will not be binding on the IRS and thus no assurance can be given that such a characterization shall prevail. If the IRS were to contend successfully that the Class A Certificates did not represent debt for federal income tax purposes, certain adverse tax consequences to the Class A Certificateholders could result. For example, the Trust generally should be required to pay corporate income tax on its taxable income (thus reducing the cash available to make payments on the Class A Certificates). In addition, income to certain tax-exempt entities (including pension funds) generally should be "unrelated business taxable income", and income to foreign holders generally should be subject to U.S. withholding tax and reporting requirements. As part of its regular examination process, the IRS currently is reviewing transactions consummated in prior years that are similar to the transaction described in this Prospectus. While World Omni strongly believes that any challenge by the IRS, if made, would be unsuccessful, there can be no assurance of this result. Prospective investors are advised to consult with their own tax advisors regarding the federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates.


FLORIDA INCOME TAXATION

     The Florida Administrative Code includes a rule (the "Loan Rule"), promulgated under the Florida Income Tax Code, which provides that a financial organization earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax irrespective of the place of receipt of such interest. A "financial organization" is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. If the Loan Rule were to apply to an investment in the Class A Certificates, then a financial organization investing in the Class A Certificates would be subject to Florida corporate income tax on a portion of its income at a maximum rate of 5.5%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. English, McCaughan & O'Bryan, P.A., special Florida counsel to the Transferor, is of the opinion that if the matter were properly presented to a court having jurisdiction, and assuming interpretation of relevant law on a basis consistent with existing authority, such court would hold that the Loan Rule would not apply to an investment in the Class A Certificates or the receipt of interest thereon by a financial organization with no other Florida contacts. Consequently, prospective investors are urged to consult their own tax advisers as to the applicability of Florida taxation to their investments in the Certificates and to their ability to offset any such Florida tax against any other state tax liabilities that such investors might have.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit pension, profit sharing or other employee benefit plans ("Benefit Plans") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plans. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may result in liability under ERISA and the Code for such persons.

     Neither ERISA nor the Code defines the terms "plan assets". Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. The Transferor believes that the Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation. Under the Regulation, when a Plan acquires an equity interest that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity will be considered "plan assets" unless the entity is an "operating company" or equity participation in the entity by benefit plan investors is not "significant". For this purpose, such participation is significant if immediately after the most recent acquisition of any equity interest in the entity, whether or not from an issuer or an underwriter, 25% or more of the value of any class of equity interest is held by "benefit plan investors", which are defined as Benefit Plans and employee benefit plans not subject to ERISA (e.g., governmental plans).


     The Trust will not be an "operating company" as defined in the Regulation, and it will not be an investment company registered under the Investment Company Act of 1940. A "publicly-offered security" is defined under the Regulation as a security that is "freely transferable" (which is presumed if the face amount of each Certificate is $10,000 or less), "widely held" (with at least 100 holders of each of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates independent of the Trust and of one another as of the initial offering) and part of a class of securities registered under Sections 12(b) or 12(g) of the Exchange Act or sold to the public pursuant to an effective registration statement under the Securities Act, and the class of which the Class A Certificates are a part is required to be registered under the Exchange Act within 120 days after the end of the Trust's fiscal year. The Transferor anticipates that the Class A Certificates will be freely transferable, but does not expect that the registration requirements under the Exchange Act will be met. The Underwriters can give no assurances that there will be at least 100 holders of each of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates (independent of the Trustee and each other) who will purchase the Class A Certificates as of the initial offering in order to satisfy the "widely held" requirement.


     If at any time immediately after the most recent acquisition of any Class A Certificates, 25% or more of the value of any Class of Certificates is held by benefit plan investors, then all or some portion of the assets of the Trust would constitute plan assets. There can be no assurance that less than 25% of the value of any Class of Certificates will be held by benefit plan investors. Accordingly, the assets of the Trust may be deemed to include the assets of Benefit Plans that are Class A Certificateholders, and transactions between the Trust and "parties in interest" or "disqualified persons" with respect to such Benefit Plans might be prohibited transactions under Section 406 of ERISA and
Section 4975 of the Code. Thus, for example, if a participant in a Benefit Plan that is a Class A Certificateholder is a lessee in respect of a Contract, a prohibited transaction could occur.

     The DOL has granted to World Omni and its affiliates, including the Transferor, an administrative exemption (Prohibited Transaction Exemption 96-12; Exemption Application No. D-09840, et al., 61 Fed. Reg. 10025-31 (March 12,
1996)) (the "Exemption") from certain of the prohibited transaction rules of ERISA. The Exemption applies to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates similar to the Class A Certificates, provided that certain specified conditions (certain of which are specified below) are met. The Transferor believes all conditions of the Exemption other than those within the control of the investors have been or will be met.

     For the Exemption to apply to the acquisition by a Benefit Plan of Class A Certificates, the Class A Certificates would be required to be offered and sold initially to the public (including Benefit Plans) pursuant to an underwriting arrangement with one or more underwriters which have received one of a group of administrative exemptions from certain of the prohibited transaction rules of ERISA. Such exemptions apply with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of such exemption. The DOL has granted such an administrative exemption to the managing Underwriter (Prohibited Transaction Exemption 90-29; Exemption Application No. D-8012, 55 Fed. Reg. 21,459 (1990), as amended.

     Among the other conditions that are required to be satisfied for the Exemption to apply to the acquisition by a Benefit Plan of the Class A Certificates are the following (each of which the Transferor believes has been or will be met in connection with the Class A Certificates):

          (i) The acquisition of the Class A Certificates by a Benefit Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party.

          (ii) The rights and interests evidenced by the Class A Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by any other Class of Certificates, and the rights and interests evidenced by the SUBI Interest are not subordinated to the rights and interests evidenced by Other SUBI Certificates or UTI Certificates.

          (iii) The Class A Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. ("Duff & Phelps") or Fitch Investors Service, Inc. ("Fitch").

          (iv) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Transferor pursuant to the sale of the SUBI Interest to the Trust represents not more than the fair market value of the interest in the Contracts and Leased Vehicles represented thereby. The sum of all payments made to and retained by the Servicer with regard to the SUBI Assets represents not more than reasonable compensation for the Servicer's services under the Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith.

          (v) The Revolving Period ends no more than 15 consecutive months from the Closing Date and (A) all Subsequent Contracts meet the same terms and conditions for eligibility as the Initial Contracts, and (B) the addition of Subsequent Contracts does not result in the reduction of the ratings on the Class A Certificates received from any of Moody's, Standard & Poor's, Duff & Phelps or Fitch.

          (vi) After the Revolving Period ends, the average Lease Rate for the Contracts included in the SUBI Assets shall not be more than 200 basis points greater than the average Lease Rate for the Initial Contracts.

          (vii) Principal Collections that are reinvested in Subsequent Contracts during the Revolving Period are first invested in an eligible lease contract with the earliest origination date, then in an eligible lease contract with the next earliest origination date and so forth, beginning with the lease contracts that have been reserved specifically for such purpose at the time of the initial allocation of lease contracts to the SUBI, but excluding those specific lease contracts reserved for allocation to or allocated to Other SUBIs.

     In addition, it is a condition that the Benefit Plan investing in the Class A Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     The Exemption does not apply to Benefit Plans sponsored by the Transferor, the Underwriters, the Trustee, the Servicer, any lessee with respect to Contracts allocated to the SUBI Assets constituting more than 5% of the aggregate unamortized principal balance of the SUBI Assets, or any affiliate of such parties (the "Restricted Group"). As of the date hereof, no lessee with respect to the Contracts allocated to the SUBI Assets constitutes more than 5% of the aggregate unamortized principal balance of the Trust (i.e., more than 5% of 99.8% of the Aggregate Net Investment Value as of the Initial Cutoff Date). Moreover, the Exemption provides relief for sales, exchanges or transfers between a Benefit Plan and the underwriter or sponsor with discretionary investment authority over such Benefit Plan's assets, from certain self-dealing/conflict of interest prohibited transactions, only if, among other requirements, (i) a Benefit Plan's investment in the Class A Certificates does not exceed 25% of all of the Class A Certificates outstanding at the time of the acquisition, and (ii) immediately after the acquisition, no more than 25% of the assets of a Benefit Plan with respect to which the person who has discretionary authority or renders investment advice are invested in Class A Certificates representing an interest in a trust containing assets sold or serviced by the same entity.

     Due to the complexities of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of a Benefit Plan considering the purchase of Class A Certificates consult with its counsel regarding the applicability of Exemption and the prohibited transaction provisions of ERISA and the Code to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                  UNDERWRITING


     Under the terms and subject to the conditions contained in an Underwriting
Agreement dated April   , 1997 (the "Underwriting Agreement"), the Underwriters
named below (the "Underwriters"), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative (the "Representative"), have severally but not jointly agreed to purchase from the Transferor the following respective principal amounts of Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates:



                                           PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL
                                           AMOUNT OF      AMOUNT OF      AMOUNT OF      AMOUNT OF
                                           CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4
              UNDERWRITER                 CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
              -----------                 ------------   ------------   ------------   ------------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...............  $              $              $              $
CS First Boston Corporation.............
BA Securities, Inc......................
Salomon Brothers Inc....................
                                          ------------   ------------   ------------   ------------
             Total......................  $              $              $              $
                                          ============   ============   ============   ============


     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent that the Underwriters will be obligated to purchase all the Class A Certificates if any are purchased. The Underwriting Agreement provides that, in the event of a default by an Underwriter, in certain circumstances the purchase commitments of the non-defaulting Underwriter may be increased or the Underwriter Agreement may be terminated.


     The Transferor has been advised by the Representative that the Underwriters propose to offer the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus and to
certain dealers at such prices less a concession of      %,      %,      % and
     % of the principal amount per Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate and Class A-4 Certificate, respectively, and the Underwriters and such dealers may allow a discount of %, %, % and
     % of such principal amount per Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate and Class A-4 Certificate, respectively, on sales to certain other dealers. After the initial public offering, the public offering price and concessions and discounts to dealers may be changed by the Underwriters.

     The Transferor and World Omni have jointly and severally agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

     It is expected that delivery of the Class A Certificates will be made against payment therefor on or about the date specified in the last paragraph of
the cover page of this Prospectus, which is the      business day following the
date hereof. Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Class A Certificates on the date hereof will be required, by virtue of the fact that the Class A Certificates initially will
settle      business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Class A Certificates who wish to trade Class A Certificates on the date hereof should consult their own advisor.

     Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Transferor or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.


     Until the distribution of the Class A Certificates is complete, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Class A Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Class A Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Certificates.


     Neither the Transferor nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Class A Certificates. In addition, neither the Transferor nor any Underwriter makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of the Class A Certificates in Canada is being made only on a private placement basis exempt from the requirement that the Transferor prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Class A Certificates are effected. Accordingly, any resale of the Class A Certificates in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Class A Certificates.

REPRESENTATIONS OF PURCHASERS


     Each purchaser of Class A Certificates in Canada who receives a purchase confirmation will be deemed to represent to the Transferor and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Class A Certificates without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Notice to Canadian Residents -- Resale Restrictions".

RIGHTS OF ACTION AND ENFORCEMENT


     The securities being offered are those of foreign issuers and Ontario purchasers will not receive the contractual right of action prescribed by
Section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liabilities provisions of the U.S. federal securities laws.


     All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada. Following a recent decision of the U.S. Supreme Court, it is possible that Ontario purchasers will not be able to rely upon the remedies set out in Section 12(2) of the Securities Act if the securities are being offered under a U.S. private placement memorandum.

NOTICE TO BRITISH COLUMBIA RESIDENTS

     A purchaser of Class A Certificates to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Class A Certificates acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from the Transferor. Only one such report must be filed in respect of Class A Certificates acquired on the same date and under the same prospectus exemption.

                      RATINGS OF THE CLASS A CERTIFICATES

     It is a condition of issuance that each of Moody's and Standard & Poor's rates each Class of Class A Certificates in its highest rating category. The ratings of the Class A Certificates will be based primarily upon the value of the Initial Contracts, the Residual Value Insurance Policy, the Reserve Fund and the terms of the Transferor Interest and the Class B Certificates. There is no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that a rating with respect to any Class of Class A Certificates is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to such Class of Class A Certificates.

     The ratings of the Class A Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the related Class A Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of each Class of Class A Certificates addresses the likelihood of the payment of principal of and interest on such Certificates pursuant to their terms.

     There can be no assurance as to whether any rating agency other than Moody's and Standard & Poor's will rate the Class A Certificates, or, if one does, what rating will be assigned by such other rating agency. A rating on any Class of Class A Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to such Class A Certificates by each of Moody's and Standard & Poor's.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Class A Certificates will be passed upon for the Transferor by Williams & Connolly, Washington, D.C. Certain other legal matters will be passed upon for the Transferor with respect to New York and Illinois law, by McDermott, Will & Emery, New York, New York and Chicago, Illinois, with respect to Alabama law, by Hand Arendall, L.L.C., Birmingham, Alabama, and with respect to Florida law, by English, McCaughan & O'Bryan, P.A., Fort Lauderdale, Florida. Brown & Wood LLP, San Francisco, California will act as special federal income tax counsel to the Transferor and as counsel for the Underwriters.


                                    EXPERTS



     The Statement of Admitted Assets, Liabilities, Capital and Surplus (Statutory Basis) as of December 31, 1995 and 1994, the Statement of Income and Capital Surplus Account (Statutory Basis) for the Years Ended December 31, 1995 and 1994, the Statement of Cash Flows (Statutory Basis) for the Years Ended December 31, 1995 and 1994, the Statement of Admitted Assets, Liabilities, Capital and Surplus (Statutory Basis) as of December 31, 1994 and 1993, the Statement of Income and Capital and Surplus Account (Statutory Basis) for the Years Ended December 31, 1994 and 1993, the Statement of Cash Flows (Statutory Basis) for the Years Ended December 31, 1994 and 1993, all of AISLIC, have been included herein in reliance on the reports of Coopers & Lybrand L.L.P., independent certified public accountants (which reports express an adverse opinion under generally accepted accounting principles and an unqualified opinion as to the statutory basis of accounting), given on the authority of that firm as experts in accounting and auditing.

                           INDEX OF CAPITALIZED TERMS

     Set forth below is a list of the capitalized terms used in this Prospectus and the pages on which the definitions of such terms may be found.


                      TERM                        PAGE
                      ----                        ----
ABS.............................................     47
Accelerated Principal Distribution Amount.......     14
Accounts........................................     68
Additional Loss Amounts.........................     78
Additional Loss Contract........................     72
Advance.........................................  21,82
Administrative Lien.............................     33
Administrative Lienholders......................     33
Agency Agreement................................     79
Aggregate Net Investment Value..................     16
Agreement.......................................      5
AIG.............................................  19,73
AISLIC..........................................  19,73
AISLIC Reserve Fund Supplemental Requirement....     70
AISLIC Trigger Event............................     70
ALFI............................................      5
ALFI L.P........................................      5
Alternate Reserve Fund Formula..................     71
Amortization Date...............................     13
Amortization Period.............................     13
Benefit Plans...................................     98
Business Day....................................     10
Capped Contingent and Excess Liability
  Premiums......................................     56
Capped Origination Trust Administrative
  Expenses......................................     56
Capped Trust Administrative Expenses............     56
Cede............................................      9
Cedel...........................................      9
Cedel Participants..............................     63
Certificate Balance.............................      9
Certificate Distribution Amount.................     61
Certificateholders..............................     13
Certificate Owner...............................      9
Certificate Principal Loss Amount...............     56
Certificate Rates...............................     54
Certificates....................................    1,7
Charge-off Rate.................................     72
Charge-off Rate Test............................     72
Charged-off Amount..............................     52
Charged-off Contract............................     52
Claims..........................................     80
Class...........................................     50
Class A Certificate Balance.....................      9
Class A Certificateholders......................     10
Class A Certificates............................    2,7
Class A Interest................................      8
Class A Percentage..............................     13
Class A-1 Allocation Percentage.................     23
Class A-1 Certificate Balance...................      8
Class A-1 Certificate Factor....................     50
Class A-1 Certificate Principal Loss Amount.....     54
Class A-1 Certificate Rate......................     10
Class A-1 Certificateholders....................     10
Class A-1 Certificates..........................    2,7
Class A-1 Interest..............................      8
Class A-1 Interest Carryover Shortfall..........     56
Class A-2 Allocation Percentage.................     23
Class A-2 Certificate Balance...................      8
Class A-2 Certificate Factor....................     50
Class A-2 Certificate Principal Loss Amount.....     54
Class A-2 Certificate Rate......................     10
Class A-2 Certificateholders....................     10
Class A-2 Certificates..........................    2,7
Class A-2 Interest..............................      8
Class A-2 Interest Carryover Shortfall..........     56
Class A-3 Allocation Percentage.................     23
Class A-3 Certificate Balance...................      8
Class A-3 Certificate Factor....................     50



                      TERM                        PAGE
                      ----                        ----
Class A-3 Certificate Principal Loss Amount.....     54
Class A-3 Certificate Rate......................     10
Class A-3 Certificateholders....................     10
Class A-3 Certificates..........................    2,7
Class A-3 Interest..............................      8
Class A-3 Interest Carryover Shortfall..........     56
Class A-4 Allocation Percentage.................     23
Class A-4 Certificate Balance...................      8
Class A-4 Certificate Factor....................     50
Class A-4 Certificate Principal Loss Amount.....     54
Class A-4 Certificate Rate......................     10
Class A-4 Certificateholders....................     10
Class A-4 Certificates..........................    2,7
Class A-4 Interest..............................      8
Class A-4 Interest Carryover Shortfall..........     57
Class B Allocation Percentage...................     57
Class B Certificate Balance.....................      8
Class B Certificate Principal Carryover
  Shortfall.....................................     57
Class B Certificate Principal Loss Amount.......     54
Class B Certificate Rate........................     54
Class B Certificateholders......................     13
Class B Certificates............................    2,7
Class B Interest................................      8
Class B Interest Carryover Shortfall............     56
Class B Percentage..............................     13
Class Certificate Balance.......................      9
Closing Date....................................      8
Code............................................     93
Collection Period...............................     12
Collections.....................................  12,58
Commission......................................      2
Contingent and Excess Liability Insurance
  Policies......................................     75
Contracts.......................................      6
Cooperative.....................................     65
Current Contracts...............................     72
Cutoff Dates....................................     57
Deerfield Office................................     34
Dealers.........................................      5
Definitive Certificates.........................     50
Delinquency Rate................................     72
Delinquency Test................................     72
Deposit Date....................................     17
Depositaries....................................      9
Determination Date..............................     53
Discounted Contract.............................     12
Discounted Principal Balance....................     16
Distribution Account............................     67
Distribution Date...............................   2,10
DOL.............................................     98
Downgrade Reserve Fund Supplemental
  Requirement...................................     71
Downgrade Trigger Event.........................     71
DTC.............................................      9
DTC Participants................................     63
Duff & Phelps...................................     99
Early Amortization Event........................     59
Early Termination Charge........................     41
ERISA...........................................  21,98
ERISA Compliance Test...........................     85
Euroclear.......................................      9
Euroclear Operator..............................     65
Euroclear Participants..........................     63
Events of Servicing Termination.................     86
Excess Collections..............................     55
Exchange Act....................................      2
Exemption.......................................     98
Extension Fee...................................     37
Fair, Isaac.....................................     35

                      TERM                        PAGE
                      ----                        ----
Final Scheduled Distribution Date...............     10
First Bank......................................      5
Fitch...........................................     99
Five State Area.................................      7
Foreign Investors...............................     96
Full Termination Ratio..........................     38
Global Securities...............................    A-1
Indirect DTC Participants.......................     63
Initial Certificate Balance.....................      9
Initial Class A Certificate Balance.............      9
Initial Class A-1 Certificate Balance...........      8
Initial Class A-2 Certificate Balance...........      8
Initial Class A-3 Certificate Balance...........      8
Initial Class A-4 Certificate Balance...........      8
Initial Class B Certificate Balance.............      9
Initial Contracts...............................      6
Initial Cutoff Date.............................      6
Initial Deposit.................................     20
Initial Leased Vehicles.........................      6
Insolvency Event................................     28
Insolvency Laws.................................     28
Insurance Proceeds..............................     67
Insured Residual Value Loss Amount..............     19
Interest Collections............................  12,56
Interest Period.................................     10
Investor Interest...............................      8
Investor Percentage.............................     14
IRS.............................................     93
JMFE............................................   7,34
Lease Rate......................................     15
Leased Vehicles.................................      6
Lemon Law.......................................     92
Liquidated Contract.............................     72
Liquidation Expenses............................     17
Liquidation Proceeds............................     17
Loan Rule.......................................     97
Loss Amounts....................................     23
Matured Contract................................     16
Matured Leased Vehicle Expenses.................     17
Matured Leased Vehicle Inventory................     16
Matured Leased Vehicle Proceeds.................     17
Maturity Date...................................     41
Mobile Center...................................     34
Monthly Payments................................     15
Moody's.........................................     21
National Union..................................     73
Net Liquidation Proceeds........................     13
Net Matured Leased Vehicle Proceeds.............     18
Net Repossessed Vehicle Proceeds................     13
Nonrecoverable Advance..........................     82
OID.............................................     94
Omnibus Proxy...................................     64
Origination Trust...............................    1,5
Origination Trust Agreement.....................     15
Origination Trust Assets........................   1,32
Origination Trustee.............................      5
Other SUBI Assets...............................     31
Other SUBI Certificates.........................     31
Other SUBI Supplement...........................     78
Other SUBIs.....................................      5
Outstanding Principal Balance...................     15
Participants....................................     63
Payment Ahead...................................     17
PBGC............................................     89
Permitted Investments...........................     69
Prepayment......................................     67
Prepayment Assumption...........................     47
Principal Allocation............................     14
Principal Collections...........................  12,58
Rating Agencies.................................     21



                      TERM                        PAGE
                      ----                        ----
Realized Value..................................     41
Reallocation Deposit Amount.....................     52
Reallocation Payment............................     45
Record Date.....................................     10
Registration Statement..........................      2
Regulation......................................     98
Repossessed Vehicle Expenses....................     17
Repossessed Vehicle Proceeds....................     17
Representative..................................    100
Required Amount.................................     57
Required Deposit Ratings........................     69
Reserve Fund....................................     69
Reserve Fund Cash Requirement...................     70
Reserve Fund Deficiency.........................     70
Reserve Fund Supplemental Requirement...........     70
Reserve Fund Tests..............................     71
Residual Value..................................     15
Residual Value Insurance Policy.................  19,73
Residual Value Loss Amount......................     23
Residual Value Surplus..........................     18
Residual Value Surplus Account..................     68
Restricted Group................................    100
Retained SUBI Interest..........................      7
Revolving Period................................     11
Schedule of Contracts and Leased Vehicles.......     44
Securities Act..................................      2
Security Deposits...............................     82
Servicer........................................      7
Servicer Letter of Credit.......................     68
Servicer's Certificate..........................     84
Servicing Agreement.............................      7
Servicing Fee...................................     21
SET.............................................   7,34
St. Louis Center................................     34
Standard & Poor's...............................     21
SUBI............................................    1,5
SUBI Assets.....................................    2,6
SUBI Certificate................................     15
SUBI Collection Account.........................     67
SUBI Interest...................................      5
SUBI Supplement.................................     15
SUBI Trust Agreement............................     15
Subsequent Contracts............................      6
Subsequent Cutoff Date..........................     57
Subsequent Leased Vehicles......................      6
Support Agreement...............................     33
Terms and Conditions............................     65
TMS.............................................     34
Transfer Date...................................     11
Transferor......................................    1,5
Transferor Amounts..............................     53
Transferor Interest.............................    2,8
Transferor Percentage...........................     52
Trust...........................................    1,5
Trust Agent.....................................  15,79
Trustee.........................................    1,5
UCC.............................................     90
Unallocated Principal Collections...............     53
Uncapped Administrative Expenses................     55
Underwriters....................................    100
Underwriting Agreement..........................    100
Undistributed Transferor Excess Collections.....     55
U.S. Person.....................................    A-3
UTI.............................................      5
UTI Assets......................................     31
UTI Certificates................................     31
Voting Interests................................     60
WOLSI...........................................      7
World Omni......................................    1,5

                         INDEX TO FINANCIAL STATEMENTS
                                       OF

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY



Report of Coopers & Lybrand L.L.P...........................   F-1
Statement of Admitted Assets, Liabilities, Capital and
  Surplus (Statutory Basis) of American International
  Specialty Lines Insurance Company as of December 31, 1995
  and 1994..................................................   F-2
Statement of Income and Capital Surplus Account (Statutory
  Basis) of American International Specialty Lines Insurance
  Company for the Years Ended December 31, 1995 and 1994....   F-3
Statement of Cash Flows (Statutory Basis) of American
  International Specialty Lines Insurance Company for the
  Years Ended December 31, 1995 and 1994....................   F-4
Notes to Financial Statements of American International
  Specialty Lines Insurance Company for the Two Years Ended
  December 31, 1995.........................................   F-5
Report of Coopers & Lybrand L.L.P...........................  F-11
Statement of Admitted Assets, Liabilities, Capital and
  Surplus (Statutory Basis) of American International
  Specialty Lines Insurance Company as of December 31, 1994
  and 1993..................................................  F-12
Statement of Income and Capital Surplus Account (Statutory
  Basis) of American International Specialty Lines Insurance
  Company for the Years Ended December 31, 1994 and 1993....  F-13
Statement of Cash Flows (Statutory Basis) of American
  International Specialty Lines Insurance Company for the
  Years Ended December 31, 1994 and 1993....................  F-14
Notes to Financial Statements of American International
  Specialty Lines Insurance Company for the Two Years Ended
  December 31, 1994.........................................  F-15

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of


American International Specialty Lines Insurance Company:



     We have audited the accompanying statements of admitted assets, liabilities, capital and surplus (statutory basis) of American International Specialty Lines Insurance Company (the "Company") as of December 31, 1995 and 1994, and related statements of income and changes in capital and surplus account and cash flows (statutory basis) for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     As described more fully in Note 1 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the State of Alaska Department of Commerce and Economic Development Division of Insurance, which practices differ from generally accepted accounting principles. The effects on the financial statements of the variances between the statutory basis of accounting and generally accepted accounting principles, although not reasonably determinable, are presumed to be material.



     In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with generally accepted accounting principles, the financial position of American International Specialty Lines Insurance Company as of December 31, 1995 and 1994 or the results of its operations or its cash flows for the years then ended.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of American International Specialty Lines Insurance Company as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, on the basis of accounting described in Note 1.



                                          COOPERS & LYBRAND L.L.P.



New York, New York


May 17, 1996

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY



         STATEMENT OF ADMITTED ASSETS, LIABILITIES, CAPITAL AND SURPLUS


                               (STATUTORY BASIS)



                                                                   AS OF DECEMBER 31,
                                                              -----------------------------
                                                                  1995            1994
                                                              -------------   -------------
                                      ADMITTED ASSETS
Bonds, at amortized cost (market value:
  1995 -- $364,071,111; 1994 -- $337,898,167)...............  $ 342,660,008   $ 346,191,559
Short-term investments at amortized cost (approximates
  market)...................................................      1,816,577       4,265,432
Cash........................................................      7,093,727         638,666
Other invested assets, at cost (approximates market)........     13,536,699         212,499
                                                              -------------   -------------
          Total invested assets and cash....................    365,107,011     351,308,156
Agents' balances or uncollected premiums:
  Premiums in course of collection (net of ceded reinsurance balances payable: 1995 -- $51,082,419;
     1994 -- $59,792,510)...................................    (7,984,299)    (11,277,890)
Premiums and installments booked but deferred and not yet
  due (net of ceded reinsurance balances payable:
  1995 -- $15,045,483; 1994 -- $21,564,427).................     73,458,478      15,638,632
Reinsurance recoverable on loss and loss adjustment expense
  payments..................................................     11,231,396         785,390
Interest and dividends due and accrued......................      7,031,860       6,874,819
Receivable from parent and affiliates.......................             --       1,707,614
Other assets................................................      1,258,000         119,207
                                                              -------------   -------------
          Total admitted assets.............................  $ 450,102,446   $ 365,155,928
                                                              =============   =============

                                        LIABILITIES
Unpaid losses...............................................  $ 137,464,053   $ 117,873,934
Reinsurance payable on paid loss and loss adjustment
  expenses..................................................      9,247,912       7,408,248
Unpaid loss adjustment expenses.............................     34,805,997      24,421,583
Unearned premiums...........................................     64,227,729      45,273,152
Funds held under reinsurance treaties.......................          7,315       4,063,394
Provision for reinsurance...................................      7,738,123       5,322,193
Federal income tax payable..................................      1,981,087         263,786
Drafts outstanding..........................................     19,581,459       9,766,673
Payable to parent and affiliates............................      1,955,319              --
Other liabilities...........................................      2,655,650       1,218,443
                                                              -------------   -------------
          Total liabilities.................................  $ 279,664,644   $ 215,611,406
                                                              =============   =============
CAPITAL AND SURPLUS:
Capital stock, $33.35 par value, 150,000 shares authorized,
  issued and outstanding....................................  $   5,002,500   $   5,002,500
Capital in excess of par value..............................     98,377,500      98,377,500
Unassigned surplus..........................................     67,057,802      46,164,522
                                                              -------------   -------------
          Total capital and surplus.........................    170,437,802     149,544,522
                                                              =============   =============
          Total liabilities, capital and surplus............  $ 450,102,446   $ 365,155,928
                                                              =============   =============



                       See Notes to Financial Statements

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY



                STATEMENT OF INCOME AND CAPITAL SURPLUS ACCOUNT


                               (STATUTORY BASIS)



                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                   1995              1994
                                                              ---------------   ---------------
Underwriting income:
  Premiums earned...........................................    $  81,810,517     $  68,811,681
  Deductions:
     Losses incurred........................................       48,588,886        52,678,015
     Loss adjustment expenses incurred......................       17,797,396         5,529,561
     Other underwriting expenses incurred...................        8,604,097         7,754,832
                                                                -------------     -------------
          Total underwriting deductions.....................       74,990,379        65,962,408
                                                                -------------     -------------
Net underwriting gains......................................        6,820,138         2,849,273
                                                                -------------     -------------
Investment income:
  Net investment income earned..............................       22,771,754        18,601,805
Net realized capital gains (losses).........................          301,028          (79,435)
                                                                -------------     -------------
Net investment gain.........................................       23,072,782        18,522,370
                                                                -------------     -------------
Net income before Federal income taxes......................       29,892,920        21,371,643
Federal income taxes........................................        6,900,296         5,364,568
                                                                -------------     -------------
          Net income........................................    $  22,992,624     $  16,007,075
                                                                -------------     -------------
CAPITAL and SURPLUS ACCOUNT:
Total capital and surplus, December 31, previous year.......    $ 149,544,522     $ 132,405,702
Gains and (losses) in surplus:
Net income..................................................       22,992,624        16,007,075
Change in non-admitted assets...............................          316,586         2,182,688
Change in provision for reinsurance.........................      (2,415,930)       (1,050,943)
                                                                -------------     -------------
Change in surplus as regards policyholders for the year.....       20,893,280        17,138,820
                                                                -------------     -------------
          Total capital and surplus, December 31, current
            year............................................    $ 170,437,802     $ 149,544,522
                                                                =============     =============



                       See Notes to Financial Statements

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY



                            STATEMENT OF CASH FLOWS


                               (STATUTORY BASIS)



                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                   1995              1994
                                                              --------------    --------------
Premiums collected (net of reinsurance).....................    $ 39,968,249      $ 86,830,498
Loss and loss adjustment expenses paid (net of salvage,
  subrogation and reinsurance)..............................      35,203,305        14,255,116
Underwriting expenses paid..................................       8,866,433         7,498,564
                                                                ------------      ------------
Net cash flow from underwriting.............................      (4,101,489)       65,076,818
Investment income collected (net of investment expenses
  paid).....................................................      22,659,696        17,352,918
Federal income taxes paid...................................      (5,182,995)       (3,842,441)
                                                                ------------      ------------
          Net cash flow from operations.....................      13,375,212        78,587,295
Proceeds from investments sold, matured or repaid:
  Bonds.....................................................      95,416,214        37,259,908
  Other invested assets.....................................      89,750,000                --
                                                                ------------      ------------
          Total investment proceeds.........................     185,166,214        37,259,908
                                                                ------------      ------------
Other cash provided:
  Net transfers to affiliates...............................       3,662,933                --
  Other sources.............................................              --         2,276,874
                                                                ------------      ------------
          Total other cash provided.........................       3,662,933         2,276,874
                                                                ------------      ------------
          Total.............................................     202,204,359       118,124,077
                                                                ------------      ------------
Cost of investments acquired (long-term only):
  Bonds.....................................................      91,338,032       110,886,243
  Other invested assets.....................................     103,364,787             7,183
                                                                ------------      ------------
          Total investments acquired........................     194,702,819       110,893,426
                                                                ------------      ------------
Other cash applied:
  Net transfers to affiliates...............................              --           119,959
  Other applications........................................       3,495,334         9,686,196
                                                                ------------      ------------
          Total other cash applied..........................       3,495,334         9,806,155
                                                                ------------      ------------
          Total.............................................     198,198,153       120,699,581
                                                                ------------      ------------
Net change in cash and short-term investments...............       4,006,206        (2,575,504)
RECONCILIATION:
  Cash and short-term investments:
     Beginning of year......................................       4,904,098         7,479,602
                                                                ------------      ------------
     End of year............................................    $  8,910,304      $  4,904,098
                                                                ------------      ------------



                       See Notes to Financial Statements

                         NOTES TO FINANCIAL STATEMENTS



1.  SUMMARY OF SIGNIFICANT POLICIES:



(A) ORGANIZATION



     American International Specialty Lines Insurance Company ("the Company") is owned by the following wholly owned subsidiaries of American International Group, Inc. ("the Parent"): National Union Fire Insurance Company of Pittsburgh, PA (National Union) (70%); The Insurance Company of the State of Pennsylvania (20%); and Birmingham Fire Insurance Company of Pennsylvania (10%). The Company has significant transactions with the Parent and affiliates (see Notes 3 and 4). The Company is predominantly a writer of property and casualty excess and surplus lines.



(B) BASIS OF PRESENTATION



     The accompanying financial statements were prepared in conformity with the statutory accounting practices (SAP) of the National Association of Insurance Commissioners (NAIC) and prescribed or permitted by the State of Alaska Department of Commerce and Economic Development Division of Insurance, which is a comprehensive basis of accounting other than generally accepted accounting principles (GAAP). SAP varies in certain respects from GAAP. Under GAAP: (1) costs incidental to acquiring business related to premiums written and costs allowed by assuming reinsurers related to premiums ceded are deferred and amortized over the periods covered by the underlying policies or reinsurance agreements; (2) provision is made for deferred income taxes relating to temporary differences between financial reporting and taxable income; (3) non-admitted assets and statutory basis reserves are restored to surplus; (4) the reserve for losses and loss expenses and reserve for unearned premiums are presented gross of ceded reinsurance by establishing a reinsurance asset; (5) debt securities deemed to be available for sale and trading are reported at fair value.



     Other significant accounting practices are as follows:



          A. The preparation of the financial statements in conformity with the accounting practices prescribed or permitted by the State of Alaska Department of Commerce and Economic Development, Division of Insurance, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the period. Actual results could differ from those estimates.



          B. Investments are carried at values designated by the NAIC. Bonds are carried at amortized cost, except those bonds not in good standing, which are carried at NAIC-designated values. Investment income is recorded as earned. Realized gains or losses on the disposition of investments are determined on the basis of specific identification.



          C. Premiums written are primarily earned on a daily pro-rata basis over the terms of the policies to which they relate. Accordingly, unearned premiums represent the portion of premiums written which is applicable to the unexpired terms of policies in force. Premium estimates for retrospectively rated policies are recognized within the periods in which the related losses are incurred.



          D. Certain assets, principally furniture, equipment, and leasehold improvements and certain overdue agents' balances, are designated "non-admitted assets" and are directly charged to unassigned surplus.



          E. The liabilities for unpaid losses and loss adjustment expenses, including incurred but not reported losses, are determined on the basis of claims adjusters' evaluations and other estimates, including historical loss experience. The methods of making such estimates and for establishing the resulting reserves are continually reviewed and updated, and any resulting adjustments are recorded in the current period. Accordingly, losses and loss adjustment expenses are charged to income as incurred.



          F. Certain required statutory basis reserves, principally the provision for reinsurance, are charged to surplus and reflected as a liability of the Company.



          G. Commissions, premium taxes, and certain other underwriting expenses related to premiums written are charged to income at the time the premiums are written and are included in "Other underwriting expenses incurred."



          H. Unpaid losses and loss adjustment expenses have been reduced by anticipated salvage and subrogation in the amount of approximately $686,000 and $485,000 at December 31, 1995 and December 31, 1994, respectively.



          I. The Company considers all highly liquid debt securities with maturities of twelve months or less to be short-term investments. Such investments are deemed to be cash equivalents for purposes of the statement of cash flows.



          J. Other invested assets consist primarily of shares of an intermediate bond mutual fund. The intermediate bond mutual fund is carried principally at cost which approximates market.



          K. Federal income taxes are provided on the basis of amounts currently payable. Adjustments relating to the difference between the amount recorded for financial statement purposes and the amount subsequently filed on the tax return are charged or credited directly to federal income taxes on the statement of income.



     Certain amounts have been reclassified in order to conform with the current year presentation.



2.  FEDERAL INCOME TAXES:



     The Company files a consolidated U.S. federal income tax return with the Parent pursuant to a consolidated tax sharing agreement. The agreement provides that the Parent will not charge the Company a greater portion of the consolidated tax liability than would have been paid by the Company if it had filed a separate federal income tax return. In addition, the agreement provides that the Company will be reimbursed by the Parent for tax benefits relating to any net losses of the Company utilized in filing the consolidated return. The "Federal income tax payable" in the accompanying statement of admitted assets, liabilities, capital and surplus are due to/due from the Parent.



     The U.S. federal income tax rate applicable to ordinary income is 35% for 1995 and 1994. Actual tax expense on income from operations differs from the "expected" amount principally as a result of tax-exempt investment income, unearned premiums and the discounting of unpaid losses and loss adjustment expenses.



3.  MANAGEMENT AGREEMENT:



     The Company is managed and operated by American International Surplus Lines Agency, Inc. (Agency), a wholly owned subsidiary of the Parent. The management agreement provides the Agency with the authority to conduct all business affairs of the Company. As compensation for these services, the management agreement provides that the Company pay the Agency an annual management fee of $100,000 plus actual expenses incurred on behalf of managing the Company. The management fee and expense reimbursement paid to the Agency was $2,257,932 and $1,574,912 in 1995 and 1994, respectively.



4.  RELATED PARTY TRANSACTIONS:



     The Company cedes all agency business written in the State of Alaska to the New Hampshire Insurance Company (a wholly owned subsidiary of the Parent). The Company cedes 80% of its surplus lines insurance to National Union Fire Insurance Company of Pittsburgh, PA (a wholly owned subsidiary of the Parent) through a reinsurance quota share agreement. The Company also assumes reinsurance from Lexington Insurance Company, an affiliate.



5.  INVESTMENTS:



     The amortized cost and NAIC market values of investments in fixed maturities carried at December 31, 1995 and December 31, 1994, are as follows:



                                                         GROSS         GROSS         NAIC
                                          AMORTIZED    UNREALIZED    UNREALIZED     MARKET
                                            COST         GAINS         LOSSES       VALUE
                                          ---------    ----------    ----------    --------
                                                           (IN THOUSANDS)
1995
Fixed maturities:
  States, municipalities and political
     subdivisions.......................  $342,660      $21,765       $   354      $364,071
                                          --------      -------       -------      --------
          Total bonds...................  $342,660      $21,765       $   354      $364,071
                                          ========      =======       =======      ========
1994
Fixed maturities:
  States, municipalities and political
     subdivisions.......................  $346,192      $ 4,038       $12,332      $337,898
                                          --------      -------       -------      --------
          Total bonds...................  $346,192      $ 4,038       $12,332      $337,898
                                          ========      =======       =======      ========



     The amortized cost and NAIC market values of fixed maturities at December 31, 1995, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay certain obligations with or without call or prepayment penalties.



                                                              AMORTIZED    NAIC MARKET
                                                                COST          VALUE
                                                              ---------    -----------
                                                                   (IN THOUSANDS)
Due after one year through five years.......................  $ 29,305      $ 31,136
Due after five years through ten years......................    60,958        64,767
Due after ten years.........................................   252,397       268,168
                                                              --------      --------
          Total.............................................  $342,660      $364,071
                                                              ========      ========



     Proceeds from sales of investments in fixed maturities during 1995 and 1994 were $91,960,014 and $11,785,392, respectively. Gross gains of $1,822,167 and $0 and gross losses of $1,155,012 and $239,200 were realized on those sales in 1995 and 1994, respectively.



     Securities carried at amortized cost, of $10,020,220 and $9,935,076 were deposited with regulatory authorities, as required by law, at December 31, 1995 and December 31, 1994, respectively.



     Included in "Net investment income earned" are investment expenses of $200,564 and $184,557 for 1995 and 1994, respectively.



6.  REINSURANCE:



     In the ordinary course of business, the Company reinsures certain risks with affiliated and non-affiliated companies. Such arrangements serve to limit the Company's maximum loss on catastrophes, large risks and unusually hazardous risks. To the extent that any reinsuring company might be unable to meet its obligations, the Company would be liable for its respective participation in such defaulted amounts.

     Reserves for unearned premiums and reinsurance recoverables on paid and unpaid losses and loss adjustment expenses, including those incurred but not reported to the Company, have been reduced for reinsurance ceded as follows:



                                                    UNEARNED PREMIUM      LOSSES AND LOSS
                                                        RESERVES        ADJUSTMENT EXPENSES
                                                    ----------------    -------------------
                                                                (IN THOUSANDS)
1995
  Affiliates......................................     $ 330,190            $1,126,806
  Non-affiliates..................................        52,364               161,213
                                                       ---------            ----------
          Total...................................     $ 382,554            $1,288,019
                                                       =========            ==========
1994
  Affiliated......................................     $ 251,556            $  820,440
  Non-affiliates..................................        31,323                58,993
                                                       ---------            ----------
          Total...................................     $ 282,879            $  879,433
                                                       =========            ==========



     Net premiums written and earned comprise the following:



                                                        WRITTEN               EARNED
                                                    ----------------    -------------------
                                                                (IN THOUSANDS)
1995
Direct business...................................     $ 793,131            $  672,857
Reinsurance assumed
  Affiliates......................................        18,966                20,634
  Non-affiliates..................................            45                    22
Reinsurance ceded
  Affiliates......................................      (621,827)             (543,193)
  Non-affiliates..................................       (89,550)              (68,509)
                                                       ---------            ----------
          Net premiums............................     $ 100,765            $   81,811
                                                       ---------            ----------
1994
Direct business...................................     $ 606,103            $  497,818
Reinsurance assumed
  Affiliates......................................        18,111                17,327
  Non-affiliates..................................             0                     0
Reinsurance ceded
  Affiliates......................................      (485,279)             (399,575)
  Non-affiliates..................................       (59,016)              (46,758)
                                                       ---------            ----------
          Net premiums............................     $  79,919            $   68,812
                                                       ---------            ----------



     For the years ended December 31, 1995 and 1994, reinsurance recoveries, which reduced loss and loss expenses incurred, amounted to $588,295,952 and $430,310,953, respectively.

     The following unsecured reinsurance recoverables exceeded 3% of the capital and surplus of the Company at December 31, 1995:



REINSURER                                                       AMOUNT
---------                                                     ----------
                                                                 (IN
                                                              THOUSANDS)
Affiliates..................................................  $1,390,188
General Reinsurance Company.................................      58,375
Lloyd's Underwriters........................................      12,989
Transatlantic Reinsurance Company...........................      32,275
American Re-Insurance Company...............................       9,368
Skandian America Reinsurance Corporation....................       8,335
St Paul Fire & Marine Insurance Company.....................       5,661
TIG.........................................................       5,518
Overseas Partners, Ltd......................................      14,787
                                                              ----------
          Total.............................................  $1,537,496
                                                              ==========



7.  DIVIDEND RESTRICTION:



     Under Alaska law, the Company may pay cash dividends only from earned surplus determined on a statutory basis. Further, the Company is restricted (on the basis of the lower of 10% of the Company's statutory surplus at the end of the preceding twelve-month period or 100% of the Company's adjusted net investment income for the preceding twelve-month period) as to the amount of dividends it may declare or pay in any twelve-month period without the prior approval of the State of Alaska Department of Commerce and Economic Development Division of Insurance. The maximum dividend payable without prior approval at December 31, 1995, amounted to approximately $17,044,000.



8.  PENSION PLANS AND DEFERRED COMPENSATION:



     The Company's employees participate in benefit plans sponsored by the Parent, including a noncontributory defined benefit pension plan, and a voluntary savings plan (a 401(k) plan) which provides certain matching contributions. These plans cover substantially all of the Company's employees. The Parent's plans do not separately identify plan benefits and plan assets attributable to employees of participating companies.



     Some of the Company's officers and key employees are participants in the Parent's Stock Option Plan.



9.  CONTINGENCY:



     The Company, in common with the insurance industry in general, is subject to litigation, including claims for punitive damages, in the normal course of its business. The Company does not believe that such litigation will have a material adverse affect on its financial condition.

10.  LIABILITY FOR UNPAID CLAIMS AND CLAIM ADJUSTMENT EXPENSES:



     Activity in the liability for unpaid claims and claim adjustment expenses is summarized as follows:



                                                                1995        1994
                                                              --------    --------
                                                                 (IN THOUSANDS)
Net Balance at January 1....................................  $142,296    $110,314
Incurred related to:
  Current year..............................................    71,109      58,215
  Prior years...............................................    (4,723)         (7)
                                                              --------    --------
          Total incurred....................................    66,386      58,208
                                                              --------    --------
Paid related to:
  Current year..............................................     3,277       5,163
  Prior years...............................................    33,135      21,063
                                                              --------    --------
          Total paid........................................    36,412      26,226
                                                              --------    --------
Net Balance at December 31..................................  $172,270    $142,296
                                                              --------    --------

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of


American International Specialty Lines Insurance Company:



     We have audited the accompanying statements of admitted assets, liabilities, capital and surplus (statutory basis) of American International Specialty Lines Insurance Company (the "Company") as of December 31, 1994 and 1993, and related statements of income and changes in capital and surplus account and cash flows (statutory basis) for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     As described more fully in Note 1 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the State of Alaska Department of Commerce and Economic Development Division of Insurance, which practices differ from generally accepted accounting principles. The effects on the financial statements of the variances between the statutory basis of accounting and generally accepted accounting principles, although not reasonably determinable, are presumed to be material.



     In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with generally accepted accounting principles, the financial position of American International Specialty Lines Insurance Company as of December 31, 1994 and 1993 or the results of its operations or its cash flows for the years then ended.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of American International Specialty Lines Insurance Company as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended, on the basis of accounting described in Note 1.



                                          COOPERS & LYBRAND L.L.P.



New York, New York


May 22, 1995

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY



         STATEMENT OF ADMITTED ASSETS, LIABILITIES, CAPITAL AND SURPLUS


                               (STATUTORY BASIS)



                                                                  AS OF DECEMBER 31,
                                                              ---------------------------
                                                                  1994           1993
                                                              ------------   ------------
                                    ADMITTED ASSETS:
Bonds, at amortized cost (market value:
  1994 -- $337,898,167; 1993 -- $289,545,115)...............  $346,191,559   $272,781,270
Short-term investments, at amortized cost (approximates
  market)...................................................     4,265,432      3,715,436
Cash........................................................       638,666      3,764,166
Other invested assets, at cost (approximates market)........       212,499        205,316
                                                              ------------   ------------
          Total invested assets and cash....................   351,308,156    280,466,188
Agents' balances or uncollected premiums:
  Premiums in course of collection (net of ceded reinsurance balances payable: 1994 -- $59,792,510;
     1993 -- $17,507,295)...................................   (11,277,890)     5,410,876
  Premiums and installments booked but deferred and not yet
     due (net of ceded reinsurance balances payable:
     1994 -- $21,564,427; 1993 -- $0).......................    15,638,632      3,678,562
Reinsurance recoverable on loss and loss adjustment expense
  payments..................................................       785,390      1,869,731
Federal income tax recoverable..............................             0      1,258,341
Interest and dividends due and accrued......................     6,874,819      5,489,320
Receivable from parent and affiliates.......................     1,707,614      1,587,655
Other assets................................................       119,207          2,058
                                                              ------------   ------------
          Total admitted assets.............................  $365,155,928   $299,762,731
                                                              ============   ============

                                      LIABILITIES:
Unpaid losses...............................................  $117,873,934   $ 87,101,311
Reinsurance payable on paid loss and loss adjustment
  expenses..................................................     7,408,248      4,420,404
Unpaid loss adjustment expenses.............................    24,421,583     23,212,238
Payable to parent and affiliates............................       774,078        517,805
Unearned premiums...........................................    45,273,152     34,165,723
Funds held under reinsurance treaties.......................     4,063,394      1,795,761
Provision for reinsurance...................................     5,322,193      4,271,250
Federal income tax payable..................................       263,786              0
Drafts outstanding..........................................     9,766,673      1,868,366
Brokers balance on investments..............................             0      8,083,547
Other liabilities...........................................       444,365      1,920,624
                                                              ------------   ------------
          Total liabilities.................................   215,611,406    167,357,029
                                                              ------------   ------------

                                  CAPITAL AND SURPLUS:
  Capital stock, $33.35 par value, 150,000 shares
     authorized, issued and outstanding.....................     5,002,500      5,002,500
  Capital in excess of par value............................    98,377,500     98,377,500
  Unassigned surplus........................................    46,164,522     29,025,702
                                                              ------------   ------------
          Total capital and surplus.........................   149,544,522    132,405,702
                                                              ------------   ------------
          Total liabilities, capital and surplus............  $365,155,928   $299,762,731
                                                              ============   ============



                       See Notes to Financial Statements

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY



              STATEMENT OF INCOME AND CAPITAL AND SURPLUS ACCOUNT


                               (STATUTORY BASIS)


                       FOR THE YEARS ENDED, DECEMBER 31,



                                                                  1994           1993
                                                              ------------   ------------
Underwriting income:
  Premiums earned...........................................  $ 68,811,681   $ 63,528,607
                                                              ------------   ------------
Deductions:
  Losses incurred...........................................    52,678,015     42,738,686
  Loss adjustment expenses incurred.........................     5,529,561     11,955,107
  Other underwriting expenses incurred......................     7,754,832      6,425,284
                                                              ------------   ------------
          Total underwriting deductions.....................    65,962,408     61,119,077
                                                              ------------   ------------
Net underwriting gain.......................................     2,849,273      2,409,530
                                                              ------------   ------------
Investment income:
  Net investment income earned..............................    18,601,805     15,238,282
  Net realized capital losses...............................       (79,435)      (103,896)
                                                              ------------   ------------
Net investment gain.........................................    18,522,370     15,134,386
                                                              ------------   ------------
Net income before federal income taxes......................    21,371,643     17,543,916
Federal income taxes........................................     5,364,568      6,197,273
                                                              ------------   ------------
          Net income........................................  $ 16,007,075   $ 11,346,643
                                                              ============   ============
CAPITAL and SURPLUS ACCOUNT:
  Total capital and surplus, December 31, previous year.....  $132,405,702   $127,658,819
Gains and (losses) in surplus:
  Net income................................................    16,007,075     11,346,643
  Change in non-admitted assets.............................     2,182,688     (4,332,648)
  Change in provision for reinsurance.......................    (1,050,943)    (2,267,112)
                                                              ------------   ------------
  Change in surplus as regards policyholders for the year...    17,138,820      4,746,883
                                                              ------------   ------------
          Total capital and surplus, December 31, current
             year...........................................  $149,544,522   $132,405,702
                                                              ============   ============



                       See Notes to Financial Statements

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY



                            STATEMENT OF CASH FLOWS


                               (STATUTORY BASIS)


                       FOR THE YEARS ENDED, DECEMBER 31,



                                                                  1994           1993
                                                              ------------   ------------
Premiums collected (net of reinsurance).....................  $ 86,830,498   $ 68,317,237
Loss and loss adjustment expenses paid (net of salvage,
  subrogation and reinsurance)..............................    14,255,116      5,766,917
Underwriting expenses paid..................................     7,498,564      6,484,100
Other underwriting income received..........................             0      1,795,761
                                                              ------------   ------------
          Net cash flows from underwriting..................    65,076,818     57,861,981
Investment income collected (net of investment expense
  paid).....................................................    17,352,918     14,431,261
Federal income taxes paid...................................    (3,842,441)    (7,801,097)
                                                              ------------   ------------
          Net cash flows from operations....................    78,587,295     64,492,145
Proceeds from investments sold, matured or repaid:
  Bonds.....................................................    37,259,908      2,695,000
  Other invested assets.....................................             0      1,117,824
                                                              ------------   ------------
          Total investment proceeds.........................    37,259,908      3,812,824
                                                              ------------   ------------
Other cash provided:
  Other sources.............................................     2,276,874              0
                                                              ------------   ------------
          Total other cash provided.........................     2,276,874              0
                                                              ------------   ------------
          Total.............................................   118,124,077     68,304,969
                                                              ------------   ------------
Cost of investments acquired (long term only):
  Bonds.....................................................   110,886,243     62,124,749
  Other invested assets.....................................         7,183         87,434
                                                              ------------   ------------
          Total investments acquired........................   110,893,426     62,212,183
                                                              ------------   ------------
Other cash applied:
  Net transfers to affiliates...............................       119,959     15,179,218
  Other applications........................................     9,686,196      1,395,700
                                                              ------------   ------------
          Total other cash applied..........................     9,806,155     16,574,918
                                                              ------------   ------------
          Total.............................................   120,699,581     78,787,101
                                                              ------------   ------------
Net change in cash and short-term investments...............    (2,575,504)   (10,482,132)
RECONCILIATION:
  Cash and short-term investments:
     Beginning of year......................................     7,479,602     17,961,734
                                                              ------------   ------------
     End of year............................................  $  4,904,098   $  7,479,602
                                                              ============   ============



                       See Notes to Financial Statements

                         NOTES TO FINANCIAL STATEMENTS



1.  ACCOUNTING PRACTICES:



     American International Specialty Lines Insurance Company (Company) is owned by the following wholly owned subsidiaries of American International Group, Inc. (Parent): National Union Fire Insurance Company of Pittsburgh, PA (National Union) (70%); The Insurance Company of the State of Pennsylvania (20%); and Birmingham Fire Insurance Company of Pennsylvania (10%). The Company has significant transactions with the Parent and affiliates (see Notes 3 and 4).



     The accompanying financial statements were prepared in conformity with the accounting practices prescribed or permitted by the National Association of Insurance Commissioners (NAIC) and the State of Alaska Department of Commerce and Economic Development Division of Insurance, which is a comprehensive basis of accounting other than generally accepted accounting principles. Certain accounts have been reclassified in the 1993 financial statements to conform to the 1994 presentation.



     The following is a description of the significant accounting practices employed by the Company:



          A. Investments are carried at values designated by the NAIC. Bonds are carried at amortized cost. Investment income is recorded as earned. Realized gains or losses on the disposition of investments are determined on the basis of specific identification.



          B. Premiums written are primarily earned on a daily pro-rata basis over the terms of the policies to which they relate. Accordingly, unearned premiums represent the portion of premiums written which is applicable to the unexpired terms of policies in force. Premium estimates for retrospectively rated policies are recognized within the periods in which the related losses are incurred.



          C. Certain assets, principally furniture, equipment, and leasehold improvements and certain overdue agents' balances, are designated "non-admitted assets" and are charged directly to unassigned surplus.



          D. The liabilities for unpaid losses and loss adjustment expenses are determined on the basis of claims adjusters' evaluations and various actuarial procedures. An amount is included for losses and loss expenses incurred but not reported on the basis of past experience of the Company. The methods of making such estimates and for establishing the resulting reserves are continually reviewed and updated, and any resulting adjustments are recorded in the current period. Accordingly, losses and loss adjustment expenses are charged to income as incurred.



          E. Certain required statutory basis reserves, principally the provision for reinsurance, are charged to surplus and reflected as a liability of the Company.



          F. Federal income taxes are provided on the basis of amounts currently payable. Adjustments relating to the difference between the amount recorded for financial statement purposes and the amount subsequently filed on the tax return are charged or credited directly to federal income taxes on the statement of income.



          G. Acquisition costs related to premiums written are charged to income at the time the premiums are written and are included in "Other underwriting expenses incurred."



          H. Unpaid losses and loss adjustment expenses have been reduced by anticipated salvage and subrogation in the amount of approximately $485,000 and $244,000 at December 31, 1994 and December 31, 1993, respectively.



          I. The Company considers all highly liquid debt securities with maturities of twelve months or less to be short-term investments. Such investments are deemed to be cash equivalents for purposes of the statement of cash flows.

     Statutory accounting practices vary in certain respects from generally accepted accounting principles. Under generally accepted accounting principles:
(1) costs incidental to acquiring business related to premiums written and costs allowed by assuming reinsurers related to premiums ceded are deferred and amortized over the periods covered by the underlying policies or reinsurance agreements; (2) provision is made for deferred income taxes relating to temporary differences between financial reporting and taxable income; (3) non-admitted assets and statutory basis reserves are restored to surplus; (4) the reserve for losses and loss expenses and reserve for unearned premiums are presented gross of ceded reinsurance by establishing a reinsurance asset; and
(5) debt securities deemed to be available for sale or trading are reported at fair value.



2.  FEDERAL INCOME TAXES:



     The Company files a consolidated U.S. federal income tax return with the Parent pursuant to a consolidated tax sharing agreement. The agreement provides that the Parent will not charge the Company a greater portion of the consolidated tax liability than would have been paid by the Company if it had filed a separate federal income tax return. In addition, the agreement provides that the Company will be reimbursed by the Parent for tax benefits relating to any net losses of the Company utilized in filing the consolidated return. The "Federal income tax payable" and "Federal income tax recoverable" in the accompanying statement of admitted assets, liabilities, capital and surplus are due to/due from the Parent.



     The U.S. federal income tax rate applicable to ordinary income is 35% for 1994 and 1993. Actual tax expense on income from operations differs from the "expected" amount principally as a result of tax-exempt investment income, unearned premiums and the discounting of unpaid losses and loss adjustment expenses.



3.  MANAGEMENT AGREEMENT:



     The Company is managed and operated by American International Surplus Lines Agency, Inc. (Agency), a wholly owned subsidiary of the Parent. The management agreement provides the Agency with the authority to conduct all business affairs of the Company. As compensation for these services, the management agreement provides that the Company pay the Agency an annual management fee of $100,000 plus actual expenses incurred on behalf of managing the Company. The management fee and expense reimbursement paid to the Agency was $1,574,912 and $1,602,069 in 1994 and 1993, respectively.



4.  RELATED PARTY TRANSACTIONS:



     The Company cedes all agency business written in the State of Alaska to the New Hampshire Insurance Company (a wholly owned subsidiary of the Parent). The Company cedes 80% of its surplus lines insurance to National Union Fire Insurance Company of Pittsburgh, PA (a wholly owned subsidiary of the Parent) through a reinsurance quota share agreement. The Company also assumes reinsurance from Lexington Insurance Company, an affiliate.

5.  INVESTMENTS:



     The amortized cost and NAIC market values of investments in fixed maturities carried at December 31, 1994 and December 31, 1993, are as follows:



                                                              GROSS        GROSS        NAIC
                                                AMORTIZED   UNREALIZED   UNREALIZED    MARKET
                                                  COST        GAINS        LOSSES      VALUE
                                                ---------   ----------   ----------   --------
                                                                (IN THOUSANDS)
  1994
  Fixed maturities:
    States, municipalities and political
       subdivisions...........................  $346,192     $ 4,038      $12,332     $337,898
                                                --------     -------      -------     --------
            Total bonds.......................  $346,192     $ 4,038      $12,332     $337,898
                                                --------     -------      -------     --------
  1993
  Fixed maturities:
    States, municipalities and political
       subdivisions...........................  $272,781     $16,985      $   221     $289,545
                                                --------     -------      -------     --------
            Total bonds.......................  $272,781     $16,985      $   221     $289,545
                                                ========     =======      =======     ========



     The amortized cost and NAIC market values of fixed maturities at December 31, 1994, by contractual maturity, are shown below. Actual maturities could differ from contractual maturities because borrowers may have the right to call or prepay certain obligations with or without call or prepayment penalties.



                                                                AMORTIZED   NAIC MARKET
                                                                  COST         VALUE
                                                                ---------   -----------
                                                                    (IN THOUSANDS)
  Due after one year through five years.......................  $ 18,959     $ 19,537
  Due after five years through ten years......................    60,960       63,010
  Due after ten years.........................................   266,273      255,352
                                                                --------     --------
            Total.............................................  $346,192     $337,899
                                                                ========     ========



     Proceeds from sales of investments in fixed maturities during 1994 and 1993 were $11,785,392 and $0, respectively. Gross gains of $0 and gross losses of $239,200 were realized on those sales in 1994.



     Securities carried at $9,935,076 and $6,669,965 were deposited with regulatory authorities, as required by law, at December 31, 1994 and December 31, 1993, respectively. Included in "Net investment income earned" are investment expenses of $184,557 and $168,922 for 1994 and 1993, respectively.



6.  REINSURANCE:



     In the ordinary course of business, the Company reinsures certain risks with affiliated and non-affiliated companies. Such arrangements serve to limit the Company's maximum loss on catastrophes, large risks and unusually hazardous risks. To the extent that any reinsuring company might be unable to meet its obligations, the Company would be liable for its respective participation in such defaulted amounts.

     Reserves for unearned premiums and reinsurance recoverables on paid and unpaid losses and loss adjustment expenses, including those incurred but not reported to the Company, have been reduced for reinsurance ceded as follows:



                                                          UNEARNED PREMIUM    REINSURANCE
                                                              RESERVES        RECOVERABLES
                                                          ----------------    ------------
                                                                   (IN THOUSANDS)
1994
  Affiliates............................................      $251,556          $820,440
  Non-affiliates........................................        31,323            58,993
                                                              --------          --------
          Total.........................................      $282,879          $879,433
                                                              ========          ========
1993
  Affiliated............................................      $165,851          $558,452
  Non-affiliates........................................        19,066            37,746
                                                              --------          --------
          Total.........................................      $184,917          $596,198
                                                              ========          ========



     Net premiums written and earned comprise the following:



                                                               WRITTEN      EARNED
                                                              ---------    --------
                                                                 (IN THOUSANDS)
1994
Direct business.............................................  $ 606,103    $497,818
Reinsurance assumed
  Affiliates................................................     18,111      17,327
  Non-affiliates............................................         --          --
Reinsurance ceded
  Affiliates................................................   (485,279)   (399,575)
  Non-affiliates............................................    (59,016)    (46,758)
                                                              ---------    --------
          Net premiums......................................  $  79,919    $ 68,812
                                                              =========    ========
1993
Direct business.............................................  $ 453,706    $388,162
Reinsurance assumed
  Affiliates................................................     15,876      17,245
  Non-affiliates............................................         --          --
Reinsurance ceded
  Affiliates................................................   (359,640)   (310,605)
  Non-affiliates............................................    (40,776)    (31,273)
                                                              ---------    --------
          Net premiums......................................  $  69,166    $ 63,529
                                                              =========    ========



     For the years ended December 31, 1994 and 1993, reinsurance recoveries, which reduced loss and loss expenses incurred, amounted to $430,310,953 and $303,963,684, respectively.

     The following unsecured reinsurance recoverables exceeded 3% of the capital and surplus of the Company at December 31, 1994:



REINSURER                                                         AMOUNT
---------                                                     --------------
                                                              (IN THOUSANDS)
Affiliates..................................................    $1,002,260
General Reinsurance Company.................................        15,107
Lloyd's Underwriters........................................         6,372
Transatlantic Reinsurance Company...........................        20,014
                                                                ----------
          Total.............................................    $1,043,753
                                                                ==========



7.  DIVIDEND RESTRICTION:



     Under Alaska law, the Company may pay cash dividends only from earned surplus determined on a statutory basis. Further, the Company is restricted (on the basis of the lower of 10% of the Company's statutory surplus at the end of the preceding twelve-month period or 100% of the Company's adjusted net investment income for the preceding twelve-month period) as to the amount of dividends it may declare or pay in any twelve-month period without the prior approval of the State of Alaska Department of Commerce and Economic Development Division of Insurance. The maximum dividend payable without prior approval at December 31, 1994, amounted to approximately $14,954,000.



8.  PENSION PLANS AND DEFERRED COMPENSATION:



     The Company's employees participate in benefit plans sponsored by the Parent, including a noncontributory defined benefit pension plan, and a voluntary savings plan (a 401(k) plan) which provides certain matching contributions. These plans cover substantially all of the Company's employees. The Parent's plans do not separately identify plan benefits and plan assets attributable to employees of participating companies.



     Some of the Company's officers and key employees are participants in the Parent's Stock Option Plan.



9.  CONTINGENCY:



     The Company, in common with the insurance industry in general, is subject to litigation, including claims for punitive damages, in the normal course of its business. The Company does not believe that such litigation will have a material adverse effect on its financial condition.



10.  LIABILITY FOR UNPAID CLAIMS AND CLAIM ADJUSTMENT EXPENSES:



     Activity in the liability for unpaid claims and claim adjustment expenses is summarized as follows:



                                                                1994       1993
                                                              --------   --------
                                                                (IN THOUSANDS)
Net Balance at January 1....................................  $110,314   $ 61,187
Incurred related to:
  Current year..............................................    58,215     54,769
  Prior years...............................................        (7)       (75)
                                                              --------   --------
          Total incurred....................................    58,208     54,694
                                                              --------   --------
Paid related to:
  Current year..............................................     5,163        889
  Prior years...............................................    21,063      4,678
                                                              --------   --------
          Total paid........................................    26,226      5,567
                                                              --------   --------
          Net Balance at December 31........................  $142,296   $110,314
                                                              ========   ========

                                                                         ANNEX 1



         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES



     Except in certain limited circumstances, the globally offered Class A Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.



     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).



     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.



     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.



     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.



Initial Settlement



     All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.



     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.



     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.



Secondary Market Trading



     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.



     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.



     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.



     Trading between DTC seller and Cedel or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the accounts of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or

Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.



     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.



     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.



     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.



     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through the respective Depositaries, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be value as of the actual settlement date.



     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:



          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;



          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or



          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.



CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS



     A beneficial owner of Global Securities holding through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:



     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.



     Exemption for non-U.S. Person with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).



     Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.



     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).



     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.



     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

======================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRANSFEROR SINCE SUCH DATE.
                               ------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Available Information.................    2
Index.................................    3
Overview of Transaction...............    4
Summary...............................    5
Risk Factors..........................   23
The Trust and the SUBI................   29
The Origination Trust.................   31
Use of Proceeds.......................   33
The Transferor........................   33
World Omni............................   34
The Contracts.........................   39
Maturity, Prepayment and Yield
  Considerations......................   45
Class A Certificate Factors and
  Trading Information; Reports to
  Class A Certificateholders..........   50
Description of the Certificates.......   50
Security for the Certificates.........   66
Additional Document Provisions........   75
Certain Legal Aspects of the
  Origination Trust and the SUBI......   88
Certain Legal Aspects of the Contracts
  and the Leased Vehicles.............   89
Material Income Tax Considerations....   93
ERISA Considerations..................   98
Underwriting..........................  100
Notice to Canadian Residents..........  101
Ratings of the Class A Certificates...  102
Legal Matters.........................  102
Experts...............................  103
Index of Capitalized Terms............  104
Index to Financial Statements of
  American International Specialty
  Lines Insurance Company.............  106
Global Clearance, Settlement and Tax
  Documentation Procedures............  A-1


                               ------------------

     UNTIL             , 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. UPON RECEIPT OF A REQUEST BY AN INVESTOR WHO HAS RECEIVED AN ELECTRONIC PROSPECTUS OR A REQUEST BY SUCH INVESTOR'S REPRESENTATIVE WITHIN THE PERIOD DURING WHICH THERE IS A PROSPECTUS DELIVERY OBLIGATION, THE TRANSFEROR OR THE UNDERWRITERS WILL PROMPTLY DELIVER, OR CAUSE TO BE DELIVERED, WITHOUT CHARGE, A PAPER COPY OF THE PROSPECTUS.
======================================================

======================================================

                               [WORLD OMNI LOGO]

                                   WORLD OMNI
                            1997-A AUTOMOBILE LEASE
                              SECURITIZATION TRUST

                          $1,107,297,857 (APPROXIMATE)



                           $250,000,000 (APPROXIMATE)


                                  % AUTOMOBILE LEASE
                           ASSET BACKED CERTIFICATES,
                                   CLASS A-1


                           $290,000,000 (APPROXIMATE)


                                  % AUTOMOBILE LEASE
                           ASSET BACKED CERTIFICATES,
                                   CLASS A-2


                           $290,000,000 (APPROXIMATE)


                                  % AUTOMOBILE LEASE
                           ASSET BACKED CERTIFICATES,

                                   CLASS A-3


                           $277,297,857 (APPROXIMATE)



                                  % AUTOMOBILE LEASE


                           ASSET BACKED CERTIFICATES,

                                   CLASS A-4
                                WORLD OMNI LEASE
                              SECURITIZATION L.P.
                                  (TRANSFEROR)

                           WORLD OMNI FINANCIAL CORP.
                                   (SERVICER)
                              --------------------
                                   PROSPECTUS
                              --------------------
                              MERRILL LYNCH & CO.

                                CS FIRST BOSTON


                              BA SECURITIES, INC.

                              SALOMON BROTHERS INC

                                APRIL  _  , 1997


======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND PAYMENT.

     Expenses in connection with the offering of the Class A Certificates being registered herein are estimated as follows:


SEC registration fee........................................  $335,500
Legal fees and expenses.....................................   250,000
Accounting fees and expenses................................    60,000
Blue sky fees and expenses..................................    25,000
Rating agency fees..........................................   175,000
Trustee fees and expenses...................................    25,000
Printing....................................................    70,000
Miscellaneous...............................................     9,500
                                                              --------
          Total.............................................  $950,000*
                                                              ========


---------------


*Does not include premium (4.0% of total residual values of all Contracts) for Residual Value Insurance Policy, which will be paid by the Servicer.


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

     Pursuant to Section 4.08 of the Agreement of Limited Partnership of World Omni Lease Securitization L.P. (the "Transferor"), the Transferor will, to the fullest extent permitted by law, indemnify World Omni Lease Securitization, Inc., the general partner of the Transferor, and its directors, officers, shareholders, agents, affiliates and employees acting within the scope of their authority against their losses and expenses sustained by reason of their acts on behalf of the Transferor or in furtherance of the interests of the Transferor, if the acts were not fraudulent or in bad faith and did not constitute willful or wanton misconduct or gross negligence.

     Pursuant to Section 4.08 of the Agreement of Limited Partnership of Auto Lease Finance L.P. ("ALFI L.P."), ALFI L.P. will, to the fullest extent permitted by law, indemnify Auto Lease Finance, Inc., the general partner of ALFI L.P., and its directors, officers, shareholders, agents, affiliates and employees acting within the scope of their authority against their losses and expenses sustained by reason of their acts on behalf of ALFI L.P. or in furtherance of the interests of ALFI L.P., if the acts were not fraudulent or in bad faith and did not constitute willful or wanton misconduct or gross negligence.

     Reference is also made to Section 7 of the Underwriting Agreement (see
Exhibit 1.1), which provides for indemnification by the Transferor under certain circumstances.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Not applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     a. Exhibits:


  1.1   --  Form of Underwriting Agreement
  3.1   --  Articles of Incorporation of World Omni Lease
            Securitization, Inc. (incorporated by reference from Exhibit
            3.1 to Registration Statement on Form S-1, File No. 33-85036
            (the "1994-B Registration Statement"))
  3.2   --  Bylaws of World Omni Lease Securitization, Inc.
            (incorporated by reference from Exhibit 3.2 to the 1994-B
            Registration Statement)
  3.3   --  Amended and Restated Agreement of Limited Partnership of
            World Omni Lease Securitization L.P. between World Omni
            Lease Securitization, Inc. and World Omni Financial Corp., dated as of July 1, 1994 (incorporated by reference from Exhibit 3.3 to the 1994-B Registration Statement)
  3.4   --  Articles of Incorporation of Auto Lease Finance Inc.
            (incorporated by reference from Exhibit 10.5 to the 1994-B
            Registration Statement)
  3.5 -- Bylaws of Auto Lease Finance, Inc. (incorporated by reference from Exhibit 10.6 to the 1994-B Registration
            Statement)
  3.6   --  Amended and Restated Agreement of Limited Partnership of
            Auto Lease Finance L.P. between Auto Lease Finance Inc. and
            World Omni Financial Corp., dated as of July 1, 1994
            (incorporated by reference from Exhibit 10.7 to the 1994-B
            Registration Statement)
  4.1   --  Form of Securitization Trust Agreement between World Omni
            Lease Securitization L.P. and First Bank National
            Association, as Trustee (including forms of Class A
            Certificates)*
  5.1   --  Opinion of McDermott, Will & Emery with respect to legality
  8.1 -- Opinion of Brown & Wood LLP with respect to federal income tax matters
  8.2 -- Opinion of English, McCaughan & O'Bryan, P.A. with respect to certain Florida tax matters
 10.1   --  Second Amended and Restated Trust Agreement among Auto Lease
            Finance L.P., VT Inc. and First Bank National Association
            (as successor to Bank of America Illinois), dated as of July
            1, 1994 (incorporated by reference from Exhibit 10.1 to the 1994-B Registration Statement)
 10.2   --  Form of Supplement 1997-A to Trust Agreement among Auto
            Lease Finance L.P., VT Inc. and First Bank National
            Association (as successor to Bank of America Illinois)
            (including form of the SUBI Certificate)
 10.3   --  Second Amended and Restated Servicing Agreement between VT
            Inc. and World Omni Financial Corp., dated as of July 1,
            1994 (incorporated by reference from Exhibit 10.3 to the 1994-B Registration Statement)
 10.4   --  Form of Supplement 1997-A to Servicing Agreement between VT
            Inc. and World Omni Financial Corp.
 10.5   --  Amendment No. 1 to Second Amended and Restated Trust
            Agreement among Auto Lease Finance L.P., VT Inc. and First
            Bank National Association (as successor to Bank of America
            Illinois), dated as of November 1, 1994 (incorporated by reference from Exhibit 10.8 to the 1994-B Registration
            Statement)
 10.6   --  Second Amended and Restated Assignment Agreement among World
            Omni Financial Corp., Auto Lease Finance L.P. and VT Inc., dated as of July 1, 1994 (incorporated by reference from Exhibit 10.9 to Registration Statement on Form S-1, File No.
            33-95404)
 10.7   --  Amendment No. 1 to Second Amended and Restated Assignment
            Agreement among World Omni Financial Corp., Auto Lease
            Finance L.P. and VT Inc., dated as of October 1, 1995
            (incorporated by reference from Exhibit 10.10 to Registration Statement on Form S-1, File No. 333-00794 (the
            "1996-A Registration Statement"))
 10.8   --  Support Agreement, dated as of October 1, 1995 between World
            Omni Financial Corp. and World Omni Lease Securitization
            L.P. (incorporated by reference from Exhibit 10.11 to the 1996-A Registration Statement)

 10.9   --  Amendment No. 1 to Support Agreement between World Omni
            Financial Corp. and World Omni Lease Securitization L.P., dated as of May 1, 1996 (incorporated by reference from
            Exhibit 10.12 to Registration Statement on Form S-1, File No. 333-11449 (the "1996-B Registration Statement"))
10.10   --  Amendment No. 2 to Support Agreement, dated as of October 1,
            1996 between World Omni Financial Corp., and World Omni Lease Securitization L.P., dated as of October 1, 1996
10.11   --  Form of Amendment No. 3 to Support Agreement between World
            Omni Financial Corp. and World Omni Lease Securitization
            L.P.
10.12   --  Form of Residual Value Insurance Policy*
 23.1   --  Consent of McDermott, Will & Emery (included as part of
            Exhibit 5.1)
 23.2   --  Consent of Brown & Wood LLP (included as part of Exhibit
            8.1)
 23.3   --  Consent of English, McCaughan & O'Bryan, P.A. (included as part of Exhibit 8.2)
 23.4   --  Consent of Williams & Connolly
 23.5   --  Consent of Hand Arendall, L.L.C.
 23.6   --  Consent of Coopers & Lybrand L.L.P.
 24.1   --  Power of Attorney*



---------------

* Previously filed.


b. Financial Statement Schedules:

   Not applicable.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrants hereby undertake as follows:

     (a) To provide to the Underwriters at the closing date specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to provide prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by each registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.

     (d) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, EACH REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM S-1 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DEERFIELD BEACH AND STATE OF FLORIDA, ON THE 22ND DAY OF APRIL, 1997.


                                      WORLD OMNI LEASE SECURITIZATION L.P.,
                                      on behalf of itself and as originator of the World Omni
                                      1997-A Automobile Lease Securitization
                                      Trust

                                      By: WORLD OMNI LEASE SECURITIZATION, INC.,
                                         as General Partner

                                      By: /s/ A. TUCKER ALLEN
                                         ---------------------------------------
                                         Name: A. Tucker Allen
                                         Title: Vice President and Corporate
                                                Treasurer
                                             (Principal Financial and Accounting
                                                Officer)

                                      AUTO LEASE FINANCE L.P., on behalf of
                                      itself and as originator of World Omni LT

                                      By: AUTO LEASE FINANCE, INC.,
                                         as General Partner

                                      By: /s/ A. TUCKER ALLEN
                                         ---------------------------------------
                                         Name: A. Tucker Allen
                                         Title: Vice President and Corporate
                                                Treasurer
                                             (Principal Financial and Accounting
                                                Officer)


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM S-1 HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----

                /s/ A. TUCKER ALLEN                  Director and Vice President and      April 22, 1997
---------------------------------------------------    Corporate Treasurer of the
                  A. Tucker Allen                      General Partner of each of World
                                                       Omni Lease Securitization L.P.
                                                       and Auto Lease Finance L.P.
                                                       (Principal Financial and
                                                       Accounting Officer)

                         *                           Director of the General Partner of   April 22, 1997
---------------------------------------------------    each of World Omni Lease
                  Colin W. Brown                       Securitization L.P. and Auto
                                                       Lease Finance L.P.

                         *                           Director of the General Partner of   April 22, 1997
---------------------------------------------------    each of World Omni Lease
                Jeffrey B. Shapiro                     Securitization L.P. and Auto
                                                       Lease Finance L.P.

                         *                           Director of the General Partner of   April 22, 1997
---------------------------------------------------    each of World Omni Lease
              Christopher C. Wheeler                   Securitization L.P. and Auto
                                                       Lease Finance L.P.

                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----

                         *                           Director and President of the        April 22, 1997
---------------------------------------------------    General Partner of each of World
                  Daryl P. Smith                       Omni Lease Securitization L.P.
                                                       and Auto Lease Finance L.P.
                                                       (Principal Executive Officer)


*      /s/ A. TUCKER ALLEN
 ----------------------------------

          A. Tucker Allen
          Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                             SEQUENTIALLY
                                                                               NUMBERED
EXHIBIT                               DESCRIPTION                                PAGE
-------                               -----------                            ------------
    1.1   --  Form of Underwriting Agreement
    3.1   --  Articles of Incorporation of World Omni Lease
              Securitization, Inc. (incorporated by reference from Exhibit
              3.1 to Registration Statement on Form S-1, File No. 33-85036
              (the "1994-B Registration Statement"))
    3.2   --  Bylaws of World Omni Lease Securitization, Inc.
              (incorporated by reference from Exhibit 3.2 to the 1994-B
              Registration Statement)
    3.3   --  Amended and Restated Agreement of Limited Partnership of
              World Omni Lease Securitization L.P. between World Omni
              Lease Securitization, Inc. and World Omni Financial Corp.,
              dated as of July 1, 1994 (incorporated by reference from
              Exhibit 3.3 to the 1994-B Registration Statement)
    3.4   --  Articles of Incorporation of Auto Lease Finance Inc.
              (incorporated by reference from Exhibit 10.5 to the 1994-B
              Registration Statement)
    3.5   --  Bylaws of Auto Lease Finance, Inc. (incorporated by
              reference from Exhibit 10.6 to the 1994-B Registration
              Statement)
    3.6   --  Amended and Restated Agreement of Limited Partnership of
              Auto Lease Finance L.P. between Auto Lease Finance Inc. and
              World Omni Financial Corp., dated as of July 1, 1994
              (incorporated by reference from Exhibit 10.7 to the 1994-B
              Registration Statement)
    4.1   --  Form of Securitization Trust Agreement between World Omni
              Lease Securitization L.P. and First Bank National
              Association, as Trustee (including forms of Class A
              Certificates)
    5.1   --  Opinion of McDermott, Will & Emery with respect to legality
    8.1   --  Opinion of Brown & Wood LLP with respect to federal income tax matters
    8.2   --  Opinion of English, McCaughan & O'Bryan, P.A. with respect to certain Florida tax matters
   10.1   --  Second Amended and Restated Trust Agreement among Auto Lease
              Finance L.P., VT Inc. and First Bank National Association
              (as successor to Bank of America Illinois), dated as of July
              1, 1994 (incorporated by reference from Exhibit 10.1 to the
              1994-B Registration Statement)
   10.2   --  Form of Supplement 1997-A to Trust Agreement among Auto
              Lease Finance L.P., VT Inc. and First Bank National
              Association (as successor to Bank of America Illinois)
              (including form of the SUBI Certificate)
   10.3   --  Second Amended and Restated Servicing Agreement between VT
              Inc. and World Omni Financial Corp., dated as of July 1,
              1994 (incorporated by reference from Exhibit 10.3 to the
              1994-B Registration Statement)
   10.4   --  Form of Supplement 1997-A to Servicing Agreement between VT
              Inc. and World Omni Financial Corp.
   10.5   --  Amendment No. 1 to Second Amended and Restated Trust
              Agreement among Auto Lease Finance L.P., VT Inc. and First
              Bank National Association (as successor to Bank of America
              Illinois), dated as of November 1, 1994 (incorporated by
              reference from Exhibit 10.8 to the 1994-B Registration
              Statement)

                                                                             SEQUENTIALLY
                                                                               NUMBERED
EXHIBIT                               DESCRIPTION                                PAGE
-------                               -----------                            ------------
   10.6   --  Second Amended and Restated Assignment Agreement among World
              Omni Financial Corp., Auto Lease Finance L.P. and VT Inc.,
              dated as of July 1, 1994 (incorporated by reference from
              Exhibit 10.9 to Registration Statement on Form S-1, File No.
              33-95404)
   10.7   --  Amendment No. 1 to Second Amended and Restated Assignment
              Agreement among World Omni Financial Corp., Auto Lease
              Finance L.P. and VT Inc., dated as of October 1, 1995
              (incorporated by reference from Exhibit 10.10 to
              Registration Statement on Form S-1, File No. 333-00794 (the
              "1996-A Registration Statement"))
   10.8   --  Support Agreement, dated as of October 1, 1995 between World
              Omni Financial Corp. and World Omni Lease Securitization
              L.P. (incorporated by reference from Exhibit 10.11 to the
              1996-A Registration Statement)
   10.9   --  Amendment No. 1 to Support Agreement between World Omni
              Financial Corp. and World Omni Lease Securitization L.P.,
              dated as of May 1, 1996 (incorporated by reference from
              Exhibit 10.12 to Registration Statement on Form S-1, File
              No. 333-11449 (the "1996-B Registration Statement"))
  10.10   --  Amendment No. 2 to Support Agreement between World Omni
              Financial Corp. and World Omni Lease Securitization L.P.,
              dated as of October 1, 1996
  10.11   --  Form of Amendment No. 3 to Support Agreement between World
              Omni Financial Corp. and World Omni Lease Securitization
              L.P.
  10.12   --  Form of Residual Value Insurance Policy*
   23.1   --  Consent of McDermott, Will & Emery (included as part of
              Exhibit 5.1)
   23.2   --  Consent of Brown & Wood LLP (included as part of Exhibit
              8.1)
   23.3   --  Consent of English, McCaughan & O'Bryan, P.A. (included as part of Exhibit 8.2)
   23.4   --  Consent of Williams & Connolly
   23.5   --  Consent of Hand Arendall, L.L.C.
   23.6   --  Consent of Coopers & Lybrand L.L.P.
   24.1   --  Power of Attorney*


---------------

* Previously filed.